SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    THIS DOCUMENT IS A COPY OF THE FORM 8-k FILED ON MAY 7, 1998 PURSUANT TO
                     RULE 201 TEMPORARY HARDSHIP EXEMPTION.


       Date of report (Date of Earliest Event Reported): April 21, 1998

                              BE AEROSPACE, INC.
              (Exact name of registrant as specified in charter)

        DELAWARE                        0-18348                 06-1209796
(State or other jurisdiction (Commission File Number) (I.R.S. Employer Identi-
       of incorporation)                                         fication No.)

1400 Corporate Center Way, Wellington, Florida                       33414
(Address of principal executive offices)                           (Zip Code)

      Registrant's telephone number, including area code: (561) 791-5000

        This is page 1 of 135 pages. Exhibit Index Appears on page 6.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On April 21, 1998, BE Aerospace, Inc., a Delaware corporation (the "Company"), consummated the purchase of certain assets and assumption of certain liabilities (the "Acquisition") of Aircraft Modular Products, Inc., a Florida corporation ("AMP"), and its subsidiaries pursuant to an Asset Purchase Agreement dated April 16, 1998 between Stanford Capital Group, Inc. ("SAG") and the Company. A copy of the Agreement is attached to this report as
Exhibit 2.1.

     The assets acquired pursuant to the Acquisition (the "Acquired Assets") include certain real property in Miami, Florida and equipment and facilities formerly used by AMP in its business of designing, engineering, manufacturing, servicing and selling on a worldwide basis corporate and commercial aircraft interior products, including, without limitation, cabinetry, sidewalls, bulkheads, credenzas, closets, galley structures, lavatories, tables and spare parts. The Company currently intends that the Acquired Assets will be used by the Company in operations similar to those described in the previous sentence.

     The purchase price of $117,286,000, all in cash, represents a 6.9 multiple of AMP's approximate expected current year EBITDA (earnings before interest, taxes, depreciation and amortization). For a portion of the purchase price, amounting to approximately $75,000,000, the Company obtained funds using its credit facility at Chase Manhattan Bank. The remainder of the purchase price is constituted by the proceeds of senior subordinated notes issues by the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements of Business Acquired.

        The required financial statements will be filed by amendment within 60 days of the filing of this Current Report on Form 8-K.

(b)     Pro Forma Financial Information.

        The required pro forma financial information will be filed by amendment within 60 days of the filing of this Current Report on Form 8-K.

(c)     Exhibits.

        2.1 Asset Purchase Agreement dated as of April 16, 1998 by and between Stanford Aerospace Group, Inc., a Florida corporation, and BE Aerospace, Inc., a Delaware corporation, including an index of the Disclosure Schedule thereto (a copy of any omitted Disclosure Schedule shall be furnished in supplement to the Securities and Exchange Commission (the "Commission")upon the request of the Commission).

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               BE AEROSPACE, INC.

                               By:
                               Name: Thomas P. McCaffrey
                               Title:Senior Vice President and Chief Financial
                                     Officer

Date: May 8, 1998

                                EXHIBIT INDEX

Exhibit No.              Description of Exhibits                       Page

     2.1                 Asset Purchase Agreement dated                  8
                         as of April 16, 1998 by and between
                         Stanford Aerospace Group, Inc., a
                         Florida corporation,and BE Aerospace, Inc., a Delaware corporation, including an index of the Disclosure Schedule thereto (a copy of any omitted Disclosure Schedule shall be furnished in supplement to the Securities and Exchange Commission (the "Commission") upon the request of the Commission).

                              BE Aerospace Inc.
                                Project Gamma
                                   30510/5
    Asset Purchase Agreement between Stanford Aerospace Group, Inc. and BE
                  Aerospace Inc., dated as of April 16, 1998

Index to Disclosure Schedule

1.  Disclosure Schedule 3.02; Jurisdiction, Florida
2.  Disclosure Schedule 3.03(a); Agreements/Encumbrances as to Capital Stock
3.  Disclosure Schedule 3.04(a); Subsidiaries
4.  Disclosure Schedule 3.04(b); Joint Ventures
5.  Disclosure Schedule 3.04(g); Subsidiary Member of Partnership, etc.
6.  Disclosure Schedule 3.09; Undisclosed Liabilities
7.  Disclosure Schedule 3.11; Exceptions to Inventory Title
8.  Disclosure Schedule 3.12; Acquires Assets
9.  Disclosure Schedule 3.13; Ordinary Course/Changes
10. Disclosure Schedule 3.14; Litigation/Governmental Orders
11. Disclosure Schedule 3.15(a); Cross Interests
12. Disclosure Schedule 3.15(b); Cross Indebtedness
13. Disclosure Schedule 3.15(c); Cross Liabilities
14. Disclosure Schedule 3.16(a); Compliance with Laws
15. Disclosure Schedule 3.16(b); Government Orders
16. Disclosure Schedule 3.17(a)(i); Environmental
17. Disclosure Schedule 3.17(d); Underground Storage Tanks
18. Disclosure Schedule 3.18(a); Material Contracts
19. Disclosure Schedule 3.18(b); Limits on Assignment
20. Disclosure Schedule 3.18(c); Breaches
21. Disclosure Schedule 3.19(a)(i); Patent List
22. Disclosure Schedule 3.19(a)(ii); Licensed Intellectual Properties
23. Disclosure Schedule 3.19(a)(iii); No Conflict
24. Disclosure Schedule 3.19(b); Free and Clear/ No Violation
25. Disclosure Schedule 3.20(a); Real Property
26. Disclosure Schedule 3.20(c); Violation of Law/ Subleases
27. Disclosure Schedule 3.20(e); Certificate of Occupancy
28. Disclosure Schedule 3.20(g); Improvements to Real Property
29. Disclosure Schedule 3.20(i); Mechanics Liens
30. Disclosure Schedule 3.21; Tangible Personal Property
31. Disclosure Schedule 3.22(a); Assets, Exceptions
32. Disclosure Schedule 3.22(c); Assets, Exceptions
33. Disclosure Schedule 3.23; Ten Largest Customers
34. Disclosure Schedule 3.24; Suppliers
35. Disclosure Schedule 3.25(a); Employee Plans
36. Disclosure Schedule 3.25(g); Americans with Disabilities Act
37. Disclosure Schedule 3.26; Labor Matters
38. Disclosure Schedule 3.27(a); Key Employees
39. Disclosure Schedule 3.27(b); Employees with Confidentiality Agreements
40. Disclosure Schedule 3.28; Taxes
41. Disclosure Schedule 3.29(a); Insurance
42. Disclosure Schedule 3.29(b); Self Insured
43. Disclosure Schedule 3.30; Accounts
44. Disclosure Schedule 5.01(a); Conduct Prior to Closing
45. Disclosure Schedule 5.01(b); Negative Covenants
46. Disclosure Schedule 5.08(b); Use of Intellectual Property

------------------------------------------------------------------------------

                           ASSET PURCHASE AGREEMENT

------------------------------------------------------------------------------

                                    between

                        STANFORD AEROSPACE GROUP, INC.

                                     and

                              BE AEROSPACE, INC.



                          Dated as of April 16, 1998

     ASSET PURCHASE AGREEMENT, dated as of April 16,1998, between STANFORD AEROSPACE GROUP, INC., a Florida corporation ("SAG"), and BE AEROSPACE, INC., a Delaware corporation (the "Purchaser").


                             W I T N E S S E T H:

     WHEREAS, RTE ACQUISITION CORPORATION, a Florida corporation (the "Company"), and its Subsidiaries (as defined below) are engaged in the business of designing, engineering, manufacturing, servicing and selling on a worldwide basis corporate and commercial aircraft seating products and custom aircraft interior products, including, without limitation, cabinetry, sidewalls, bulkheads, credenzas, closets, galley structures, lavatories, tables and spare parts, and such other business which prior the date hereof has been conducted by the Company and its subsidiaries (the "Business"); and

     WHEREAS, SAG desires to cause the Company and its Subsidiaries to sell to the Purchaser, and the Purchaser desires to purchase from the Company and its Subsidiaries, the Business, including, without limitation, all right, title and interest of the Company and its Subsidiaries in and to certain property and certain assets of the Business, and in connection therewith the Purchaser is willing to assume certain liabilities of the Company and its Subsidiaries relating thereto, all as more fully described herein and upon the terms and subject to the conditions set forth herein;

     NOW,  THEREFORE,   in  consideration  of  the  premises  and  the  mutual
agreements and covenants hereinafter set forth, the Purchaser and SAG hereby agree as follows:

     ARTICLE I DEFINITIONS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Acquisition Documents" has the meaning specified in Section 8.01.

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Agreement" or "this Agreement" means this Asset Purchase Agreement, dated as of April 16, 1998, between SAG and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 10.09.

     "Ancillary Agreements" means the Bill of Sale, the Lease, the Deeds and the Assumption Agreement. "Assets" has the meaning specified in Section 2.01(a).

     "Assumed Liabilities" has the meaning specified in Section 2.02(a).

     "Assumed Taxes" has the meaning specified in Section 2.02(b)(i).

     "Assumption Agreement" means the Assumption Agreement to be executed by the Purchaser, the Company and its Subsidiaries on the Closing Date in the form of Exhibit 1.01(a).

     "Bill of Sale" means the Bill of Sale and Assignment to be executed by the Company and its Subsidiaries on the Closing Date in the form of Exhibit 1.01(b).

     "Business" has the meaning specified in the recitals to this Agreement.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

     "Closing" has the meaning specified in Section 2.04.

     "Closing Date" has the meaning specified in Section 2.04.

     "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

     "Common Stock" means all the issued and outstanding shares of common stock, $0.001 par value per share, of the Company.

     "Company" has the meaning specified in the recitals to this Agreement.

     "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Deeds" means the deeds to be executed by the Company and its Subsidiaries on the Closing Date in the forms of Exhibit 1.01(c) in order to convey to the Purchaser the parcels of Real Property which are not included in the Excluded Assets.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement, which sets forth the exceptions to the representations and warranties contained in
Article III and certain other information called for by this Agreement.

     "Effective Time" means the time of the consummation of the transactions contemplated by the Stock Purchase Agreement.

     "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, easement, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "Environmental Claims" means any and all actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Materials.

     "Environmental Laws" means any Law, as currently in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.
     "Environmental Study" has the meaning specified in Section 5.06(a).

     "ERISA" has the meaning specified in Section 3.25(a).

     "Excluded Assets" has the meaning specified in Section 2.01(c).

     "Financial Statements" has the meaning specified in Section 3.08(a). "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Hazardous Materials" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls as regulated under any applicable Environmental Law and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indebtedness" means, with respect to any Person, (a) all indebtedness of
such  Person,  whether  or  not  contingent,   for  borrowed  money,  (b)  all
obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Intellectual Property" means (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all improvements to the inventions disclosed in each such registration, patent or application, (c) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, (d) copyrights (registered or otherwise) and registrations and applications for registration thereof, (e) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (f) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice),
(g) technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,
(h) copies and tangible embodiments of all the foregoing, in whatever form or medium, (i) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (j) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

     "Inventories" means all merchandise, products, finished goods, raw materials, work-in-progress, packaging, supplies and other personal property related to the Business maintained, held or stored by or for the Company or any Subsidiary on the Closing Date and any prepaid deposits for any of the same.
     "Knowledge of the Company" or "the Company knowledge" means the actual knowledge of Roger Koch, Anthony Tripodo, George Moussa and Ray Skinner, in each case after reasonable inquiry or investigation.

     "Koch Employment Agreement" means an employment agreement between Roger Koch and the Company substantially in the form of Exhibit 1.01(d).

     "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code or order.

     "Lease" means the lease to be executed by the Purchaser and KP Property Management Corporation on the Closing Date in the form of Exhibit 1.01(e).

     "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

     "Licensed Intellectual Property" means all Intellectual Property licensed or sublicensed to the Company or any Subsidiary from a third party.

     "Loss" has the meaning specified in Section 8.02.

     "Material Adverse Effect" means any circumstance, change in, or effect on the Business, the Company or any Subsidiary that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business, the Company or any Subsidiary: (a) is, or is reasonably likely to be, materially adverse to the business, operations, assets or Liabilities, customer or supplier relationships, results of operations or the condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (b) could materially adversely affect the ability of the Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by the Company and the Subsidiaries; provided that any such circumstance, change or effect caused by a general change in Law or in the industry in which the Company or any Subsidiary engages shall not be considered a Material Adverse Effect.

     "Material Contracts" has the meaning specified in Section 3.18(a).

     "Owned Intellectual Property" means all Intellectual Property owned by the Company or any Subsidiary.

     "Payroll Taxes" means all payroll, employment, social security, workers' compensation, unemployment and other similar Taxes relating to (i) each employee of the Company and its Subsidiaries as of the Closing Date that accepts employment with the Purchaser and (ii) each employee of the Company and its Subsidiaries as of the Closing Date that declines employment with the Purchaser, but, with respect to this clause (ii), only such Taxes that shall have been accrued or shall have arisen through the date that any such employee shall have declined employment with the Purchaser.

     "Permits"  means any  health  and  safety  and other  permits,  licenses,
authorizations,   certificates,   exemptions  and  approvals  of  Governmental
Authorities.

     "Permitted   Debt"  means   Indebtedness  to  finance  the   transactions
contemplated by the Stock Purchase Agreement.

     "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by law, such as material men's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period o more than 60 days and (ii) have been incurred in the ordinary course of the Business, consistent with past practice; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) do not render title to the property encumbered thereby unmarketable and (ii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

     "Permitted Mergers" means (i) the merger of SAG with and into the Company, with the Company as the surviving corporation, (ii) the merger of the Company with and into RTE Holdings, Inc. ("Holdings"), with Holdings as the surviving corporation and (iii) the merger of Holdings with and into Aircraft Modular Products, Inc. ("AMP"), with AMP as the surviving corporation.

     "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "Plans" has the meaning specified in Section 3.25(a).

     "Purchase Price" has the meaning specified in Section 2.03.

     "Purchase Price Bank Account" means a bank account in the United States to be designated by SAG in a written notice to the Purchaser at least five Business Days before the Closing.

     "Purchaser" has the meaning specified in the introduction to this Agreement.

     "Real Property" means the real property owned by the Company or any Subsidiary, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

     "Receivables" means any and all accounts receivable, notes and other amounts receivable by the Company or any Subsidiary from third parties, including, without limitation, customers, arising from the conduct of the Business or otherwise before the Closing Date, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

     "Reference Balance Sheet" means the unaudited consolidated balance sheet (including the related notes and schedules thereto) of the Company and the Subsidiaries, dated as of February 28, 1998, a copy of which is set forth in
Section 3.08(a) of the Disclosure Schedule.

     "Reference Balance Sheet Date" means February 28, 1998.

     "Regulations"  means  the  Treasury   Regulations   (including  Temporary
Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

     "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.

     "Remedial Action" means all action to (i) clean up, remove, treat or handle in any other way Hazardous Materials in the Environment, (ii) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the Environment, or (iii) perform remedial investigations, feasibility studies, corrective actions, closures and postremedial or postclosure studies, investigations, operations, maintenance and monitoring on, about or in any Real Property.

     "Returns" means any report, return or other information filed or required to be supplied to a taxing authority in connection with Taxes.

     "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of April 3, 1998, among SAG and the shareholders of the Company.

     "Subsidiaries" means Aircraft Modular Products, Inc., KP Property Management Corporation, RTE Holdings, Inc., Aircraft Modular Products International, Inc., Prototype Express, Inc., and RTE Aviation Designs Studio, Inc.

     "Tangible Personal Property" has the meaning specified in Section 3.21.

     "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

     "Third Party Claims" has the meaning specified in Section 8.02(c).

     "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

     "USTs" means underground storage tanks, as such term is defined in the Resource Conservation and Recovery Act, as amended, and the regulations promulgated thereunder.

                "Vendors" means any and all vendors who are unaffiliated with the Company and who supply raw materials, components, spare parts, supplies, goods, merchandise or services to the Company or any Subsidiary.

                                  ARTICLE II

                         PURCHASE AND SALE OF ASSETS;
                          ASSUMPTION OF LIABILITIES

     SECTION 2.01. Assets to Be Sold; Excluded Assets. (a) On the terms and subject to the conditions of this Agreement, SAG shall cause the Company and its Subsidiaries to, on the Closing Date, sell, assign, transfer, convey and deliver to the Purchaser or cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, and the Purchaser shall purchase from the Company and its Subsidiaries, on the Closing Date, all the assets, properties, goodwill and business of every kind description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Company and its Subsidiaries or to which any of them is directly or indirectly entitled and, in any case, belonging to or used or intended to be used in the Business, other than the Excluded Assets (the assets to be purchased by the Purchaser being referred to as the "Assets"), including, without limitation, the following:

        (i)     the Business as a going concern;

        (ii) all the Real Property (except as described in Section
2.01(b)(iii));

        (iii) all furniture, fixtures, equipment, machinery and other tangible personal property used or held for use by the Company and its Subsidiaries at the locations at which the Business is conducted, or otherwise owned or held by the Company and its Subsidiaries at the Closing Date for use in the conduct of the Business and not otherwise included in clause (ii) above;

        (iv)    all vehicles and rolling stock;

        (v) all cash, cash equivalents and bank accounts (other than the
Purchase  Price  Bank  Account  and  the  amount   specified  in  Section
2.01(b)(ii)) owned by the Company and its Subsidiaries at the Closing Date;

        (vi)    all Inventories;

        (vii)   all Receivables;

        (viii) except for the Excluded Assets, all books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto owned, associated with or employed by the Company and its Subsidiaries or used in, or relating to, the Business at the Closing Date;

        (ix) the goodwill of the Company and its Subsidiaries relating to the Business;

        (x) all the Company's and its Subsidiaries' right, title and interest in, to and under the Owned Intellectual Property and the Licensed Intellectual Property;

        (xi) except for the Excluded Assets, all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and enuring to the benefit of the Company and its Subsidiaries;

        (xii) all sales and promotional literature, customer lists and other sales-related materials owned, used, associated with or employed by the Company and its Subsidiaries at the Closing Date;

        (xiii) except for the Excluded Assets, all rights of the Company and its Subsidiaries under all contracts, licenses, sulicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable);

        (xiv) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Company and its Subsidiaries in connection with, or required for, the Business, to the extent transferable; and

        (xv)  except for  the Excluded  Assets,   all  the  Company's  and  its
Subsidiaries' right, title and interest on the Closing Date in, to and under all other assets, rights and claims of every kind and nature used or intended to be used in the operation of, or residing with, the Business.

     (b) Purchaser's obligations hereunder shall be subject to SAG, the Company and the Subsidiaries having delivered the Assets, including the Business as a going concern, to the Purchaser without there having been, from the Effective Time to the Closing, any adverse effect on, or events relating to, the Assets or the Business which would, individually or in the aggregate, either (i) result in a decrease in the enterprise value of the Business, taken as a whole, of $20,000,000 or more or (i result in a decrease in the book value of the Assets, taken as a whole, in excess of $7,500,000 after taking into account the proceeds from any insurance policies. For purposes of the foregoing determination, any adverse effect or event which is caused by, is related to or results from the actions or directions of the Purchaser or any of its employees, officers, directors, representatives or Affiliates shall be excluded.

     (c) The Assets shall exclude the following assets owned by the Company or any Subsidiary (the "Excluded Assets"):

     (i)     the Purchase Price Bank Account;

     (ii)    cash in the amount of $1,500,000;

     (iii) the Real Property located at 4000 NW 36th Avenue, Miami, Florida 33142, 4010 NW 36th Avenue, Miami, Florida 33142 and 4001 NW 37th Avenue, Miami, Florida 33142, respectively;

     (iv) all of the outstanding capital stock of the Company and the Subsidiaries;

     (v) the organization documents, minute and stock record books and the corporate seal of the Company and its Subsidiaries;

     (vi) the real property located at 2137 Hibiscus Circle, North Miami, Florida and the 28 Foot Pro-Line boat with twin outboard gasoline engines;

     (vii) all rights of SAG, the Company and the Subsidiaries under this Agreement and the Ancillary Agreements;

     (viii) all warranties and rights to indemnification and similar rights in favor of SAG, the Company and its Subsidiaries under the Stock Purchase Agreement and all rights in favor of SAG under the Escrow Agreement (as defined in the Stock Purchase Agreement), including, without limitation, the right to receive and retain any and all amounts disbursed pursuant thereto;

     (ix) all rights to insurance, whether arising by contract, operation of law or otherwise, in favor of SAG, the Company or any Subsidiary to the extent related to any Loss for which indemnification is provided pursuant to Section 8.02(a); and

     (x) all assets acquired by the Company or any of its Subsidiaries after the Effective Time (A) that are unrelated to, and are not acquired by or with funds of, the Business and (B) the acquisition of which is funded by SAG or any of its Affiliates.

     SECTION 2.02. Assumption and Exclusion of Liabilities. (a) On the terms and subject to the conditions of this Agreement, the Purchaser shall, on the Closing Date, assume and shall pay, perform and discharge when due all Liabilities of the Company and its Subsidiaries, whether accrued or arising before or after the Closing, except for the Excluded Liabilities (the "Assumed Liabilities").

     (b) The Company and its Subsidiaries shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, the following Liabilities (the "Excluded Liabilities"):

     (i) all Taxes (other than (x) all Taxes  contemplated  by Section  2.07,
(y) all Payroll Taxes and (z) all real and personal property and other similar Taxes, whether accrued or arising before or after the Closing, on the Real Property and personal property included in the Assets (the Taxes described in clauses (y) and (z) being the "Assumed Taxes"); for the avoidance of doubt, the parties hereto agree that all Liabilities of the Company and its Subsidiaries with respect to the Taxes described in clauses (x), (y) and (z) shall be Assumed Liabilities) (A) payable in connection with the transactions contemplated by this Agreement, (B) now or hereafter owed by the Company or any Affiliate of the Company, and (C) which (x) are attributable to the Assets or the Business and
(y) relate to any period, or any portion of any period, ending on or prior to the Closing Date;

     (ii) all Liabilities relating primarily to or arising primarily out of the Excluded Assets; and

     (iii) all indebtedness of the Company and its Subsidiaries for borrowed money under (A) the loan in the amount of $996,100.36 from Jetborne International, (B) the loan in the amount of $4,294,906.35 from Banco Exterior, and (C) the loan in the amount of $850,796.97 from Gibraltar Bank (collectively, the "Loans").

                SECTION 2.03. Purchase Price; Allocation of Purchase Price. (a) The purchase price for the Assets shall be 117,286,000 (the "Purchase Price"); provided, however, that (i) in the event the aggregate amount required to pay off the Loans as of the Effective Time shall be higher than the aggregate amounts of the Loans specified in Section 2.02(b)(iii), then the Purchase Price shall be increased by such excess amount and (ii) in the event the aggregate amount required to pay off the Loans as the Effective Time shall be lower than the aggregate amounts of the Loans specified in Section 2.02(b)(iii), then the Purchase price shall be decreased by such lower amount.

     (b) Within 60 days after Closing, the Purchaser and SAG shall agree to an allocation of the sum of the Purchase Price and the Assumed Liabilities among the Assets as of the Closing Date. For all Tax purposes, the Purchaser agrees, and SAG agrees to cause the Company, to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation under this Section 2.03(b), and that the Purchaser will not, and SAG will not and cause the Company not to, take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation, or otherwise.

     SECTION 2.04. Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the later to occur of (i) April 21, 1998 or (ii) the fifth Business Day following the later to occur of the (A) expiration or termination of all applicable waiting periods under the HSR Act and (B) satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VII, or at such other place or at such other time or on such other date as SAG and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

     SECTION 2.05. Closing Deliveries by the Company and its Subsidiaries. At the Closing, SAG shall cause the Company and its Subsidiaries to deliver or cause to be delivered to the Purchaser:

     (a) the Bill of Sale, the Deeds and such other instruments, in form and substance reasonably satisfactory to the Purchaser, as may be reasonably requested by the Purchaser to transfer the Assets to the Purchaser or evidence such transfer on the public records;

     (b) an executed counterpart of the Assumption Agreement and the Lease;

     (c) a receipt for the Purchase Price;

     (d) a certificate of non-foreign status executed in accordance with the provisions of the Foreign Investments in Real Property Tax Act;

     (e) an assignment of the Koch Employment Agreement in the form attached to this Agreement; and

     (f) a certificate executed by a duly authorized officer of SAG certifying to the Purchaser that the representations and warranties of SAG contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such other date, and that the covenants and agreements contained in this Agreement to be complied with by SAG on or before the Closing shall have been complied with in all material respects (in each case, subject to Section 5.05(ii)).

     The Purchaser shall not be required to effect the Closing if the Bill of Sale, the Deeds, the Assumption Agreement, the Lease, the assignment of the Koch Employment Agreement and the certificate contemplated by clause (f) shall not be delivered to the Purchaser.

     SECTION 2.06. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Company:

     (a) the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account;

     (b) an executed  counterpart of the  Assumption  Agreement and the Lease;
and

     (c) a certificate executed by a duly authorized officer of the Purchaser certifying to SAG that the representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such other date, and the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects.

     SAG shall not be required to effect the Closing if the Purchase Price, the Assumption Agreement, the Lease and the certificate contemplated by clause
(c) shall not be delivered to SAG.

     SECTION 2.07. Conveyance Taxes. The Purchaser shall be liable for and shall hold SAG, the Company and the Subsidiaries harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transaction contemplated by this Agreement, and shall file such applications and documents as shall permit any such Tax to be asses and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. SAG shall execute and deliver all instruments and certificates necessary to enable the Purchaser to comply with the foregoing.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SAG

     As an inducement to the Purchaser to enter into this Agreement, SAG hereby represents and warrants to the Purchaser (i) as of the Effective Time and as of the Closing with respect to all of the representations and warranties set forth in this Agreement (other than those contained in Sections 3.01, 3.06, 3.07 and 3.15), (ii) as of the date of this Agreement and as of the Closing with respect to the representations and warranties set forth in Sections 3.01, 3.06 and 3.07 and (iii) as of the immediately preceding the Effective Time with respect to the representations and warranties set forth in
Section 3.15 as follows:

     SECTION 3.01. ORGANIZATION, AUTHORITY AND QUALIFICATION OF SAG AND THE COMPANY. SAG is duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary power and authority to enter into this Agreement to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by SAG, the performance by SAG of its obligations hereunder and the consummation by SAG of the transactions contemplated hereby have been duly authorized by all requisite action on the part of SAG. This Agreement has been, and upon execution each of the Ancillary Agreements shall have been, duly executed and delivered by SAG, the Company and the Subsidiaries, as the case may be, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution each of the Ancillary Agreements will constitute, a legal, valid and binding obligation of SAG, the Company and the Subsidiaries, as the case may be, enforceable against SAG, the Company and the Subsidiaries, as the case may be, in accordance with its terms.

     SECTION 3.02. ORGANIZATION, AUTHORITY AND QUALIFICATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary and all such jurisdictions are set forth in Section
3.02 of the Disclosure Schedule. All corporate actions taken by the Company have been duly authorized, and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-laws.

     SECTION 3.03 CAPITAL STOCK OF THE COMPANY; OWNERSHIP OF THE COMPANY. Except for the Stock Purchase Agreement or as set forth in Section 3.03(a) of the Disclosure Schedule, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating SAG or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Immediately upon consummation of the transactions contemplated by the Stock Purchase Agreement, SAG will own all the issued and outstanding capital stock of the Company.

     Section 3.04 SUBSIDIARIES. Section 3.04(a)of the Disclosure Schedule sets forth a true and complete list of all Subsidiaries, listing for each Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests.

     (b) Other than the Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than the Subsidiaries, the Company is not a member of (nor is any part of the Business conducted through) any partnership. Except as set forth in
Section 3.04(b) of the Disclosure Schedule, the Company is not a participant in any joint venture or similar arrangement.

     (c) Each Subsidiary (i)is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, (ii)has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and
(iii)is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for such qualifications the failure to obtain would not have a Material Adverse Effect.

     (d) All the outstanding shares of capital stock of each Subsidiary are owned by the Company, whether directly or indirectly, free and clear of all Encumbrances.

     (e) There are no options, warrants, convertible securities, or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Subsidiary.

     (f) All corporate actions taken by each Subsidiary have been duly authorized and no Subsidiary has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its charter or by-laws (or similar organizational documents).

     (g) Except as set forth in Section 3.04(g) of the Disclosure Schedule, no Subsidiary is a member of (nor is any part of its business conducted through) any partnership nor is any Subsidiary a participant in any joint venture or similar arrangement.

     (h) There are no agreements or understandings in effect with respect to the transfer of any shares of capital stock of or any other interests in any Subsidiary.

     SECTION 3.05 CORPORATE BOOKS AND RECORDS. The minute books of the Company and the Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, Boards of Directors and all committees of the Boards of Directors of the Company and the Subsidiaries. Complete and accurate copies of all such minute books and of the stock register of the Company and each Subsidiary have been provided by the Company to the Purchaser.

     SECTION  3.06  NO  CONFLICT.   Assuming  that  all  consents,   approvals,
authorizations and other actions described in Section 3.07 have been obtained and all filings and notifications listed in Section 3.07 of the Disclosure Schedule have been made, except as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement by SAG do not and will not violate, conflict with or result in
the  breach  of  any   provision   of  the  charter  or  by-laws  (or  similar
organizational documents) of SAG.

     SECTION 3.07 GOVERMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by SAG do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a)for any such consents, approvals, authorizations or other orders of, actions by, filings with or notification to any Governmental Authority as may be required in order to effect a sale or transfer of the Assets and (b) the notification requirements of the HSR Act.

     SECTION 3.08 FINANCIAL INFORMATION, BOOKS AND RECORDS. (a) True and complete copies of (i) the audited consolidated balance sheet of the Company for each of the three fiscal years ended as of April 30, 1995, April 30, 1996, and April 30, 1997, and the related audited consolidated statements of income, retained earnings and cash flows of the Company, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company's Accountants (collectively referred to herein as the "Financial Statements") and (ii) the unaudited consolidated balance sheet of the Company as of February 28, 1998, and the related consolidated statements of income and retained earnings of the Company (collectively referred to herein as the "Interim Financial Statements") have been delivered by the Company to the Purchaser. The Financial Statements, the Interim Financial Statements and the Reference Balance Sheet (i) were prepared in accordance with the books of account and other financial records of the Company and (ii) present fairly the consolidated financial condition and results of operations of the Company and the Subsidiaries as of the dates thereof or for the periods covered thereby. The Financial Statements have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company and include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Company and the Subsidiaries and the results of the operations of the Company and the Subsidiaries as of the dates thereof or for the periods covered thereby.

     (b) The books of account and other financial records of the Company and the Subsidiaries: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company and the Subsidiaries, respectively and (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies.

     SECTION 3.09 NO UNDISCLOSED LIABILITIES. There are no Liabilities of the Company or any Subsidiary, other than Liabilities (i) reflected or reserved against on the Reference Balance Sheet, (ii) disclosed in Section 3.09 of the Disclosure Schedule or (iii) incurred since the date of this Agreement in the ordinary course of the business, consistent with the past practice, of the Company and the Subsidiaries that do not and are not reasonably likely to have a Material Adverse Effect. Reserves are reflected on the Reference Balance Sheet against all Liabilities of the Company and the Subsidiaries in amounts that have been established on a basis consistent with the past practices of the Company and the Subsidiaries and in accordance with U.S. GAAP.

     SECTION 3.10 RECEIVABLES Except to the extent, if any, reserved for on the Reference Balance Sheet, all Receivables reflected on the Reference Balance Sheet arose from, and the Receivables existing on the Closing Date will have arisen from, the sale of Inventory or services to Persons not affiliated with the Company or any Subsidiary and in the ordinary course of the Business consistent with past practice and, except as reserved against on the Reference Balance Sheet, constitute or will constitute, as the case may be, only valid and, to the best knowledge of the Company, undisputed claims of the Company or a Subsidiary not subject to valid claims of set off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of the Business consistent with past practice.

     SECTION 3.11 INVENTORIES (a) Subject to amounts reserved therefor on the Reference Balance Sheet, the values at which all Inventories are carried on the Reference Balance Sheet reflect the historical inventory valuation policy of the Company and the Subsidiaries of stating such Inventories at the lower of cost (determined on the first-in, first-out method) or market value and all Inventories are valued such that the Company and the Subsidiaries will earn their customary gross margins thereon. Except as set forth in Section 3.11 of the Disclosure Schedule, the Company or a Subsidiary, as the case may be, has
good  and  marketable   title  to  the  Inventories  free  and  clear  of  all
Encumbrances. The Inventories do not consist of, in any material amount, items that are obsolete, damaged or slow-moving. The Inventories do not consist of any items held on consignment. Neither the Company nor any Subsidiary is under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of their customers other than in the ordinary course of business consistent with past practice. No clearance or extraordinary sale of the Inventories has been conducted since the Reference Balance Sheet Date. Neither the Company nor any Subsidiary has acquired or committed to acquire or manufacture Inventory for sale which is not of a quality and quantity usable in the ordinary course of the Business within a reasonable period of time and consistent with past practice, nor has the Company or any Subsidiary changed the price of any Inventory except for
(i) price reductions to reflect any reduction in the cost thereof to the Company or such Subsidiary, (ii)reductions and increases responsive to normal competitive conditions and consistent with the Company's or such Subsidiary's past sales practices, (iii) increases to reflect any increase in the cost thereof to the Company or such Subsidiary and (iv) increases and reductions made with the written consent of the Purchaser.

     (b) The Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of the Business consistent with past practice.

     SECTION 3.12 ACQUIRED ASSETS. Except as disclosed in Section 3.12 of the Disclosure Schedule, each asset of the Company and the Subsidiaries (including, without limitation, the benefit of any licenses, leases or other agreements or arrangements) acquired since the Reference Balance Sheet Date has been acquired for consideration not other than the fair market value of such asset at the date of such acquisition.

     SECTION 3.13 CONDUCT IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES, EVENTS AND CONDITIONS Since the Reference Balance Sheet Date, except as disclosed in Section 3.13 of the Disclosure Schedule, the business of the Company and the Subsidiaries has been conducted only in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 3.13 of the Disclosure Schedule and also except as would not have a Material Adverse Effect, since the Reference Balance Sheet Date, neither the Company nor any Subsidiary has:

     (i) permitted or allowed any of the assets or properties (whether tangible or intangible) of the Company or any Subsidiary to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

     (ii) except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the Reference Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since the Reference Balance Sheet Date;

     (iii) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person other than loans to its employees made in the ordinary course of business, consistent with past practices, which do not exceed $15,000 in the aggregate;

     (iv) failed to pay any creditor any amount owed to such creditor when due, except for amounts being contested in good faith by the Company or any Subsidiary;

     (v) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Company or any Subsidiary or otherwise, other than dividends, distributions and redemptions declared, made or paid by any Subsidiary solely to the Company;

     (vi) made any material changes in the customary methods of operations of the Company or any Subsidiary, including, without limitation, practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing;

     (vii) other than the Permitted Mergers, merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice;

     (viii) made any capital expenditure or commitment for any capital expenditure in excess of $30,000 individually or $300,000 in the aggregate;

     (ix) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than the sale of Inventories in the ordinary course of business consistent with past practice;

     (x) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company or any Subsidiary;

     (xi) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

     (xii) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company or any Subsidiary to any of its employees, including, without limitation, any increase or change pursuant to any Plan other than in the
ordinary  course  of  the  Business,   consistent   with  past  practice,   or
(B) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law or any collective bargaining agreement and involving ordinary increases consistent with the past practices of the Company or such Subsidiary;

     (xiii) written down or written up (or failed to write down or write up in accordance with U.S. GAAP) the value of any Inventories or receivables or revalued any assets of the Company or any Subsidiary other than in the ordinary course of business and in accordance with U.S. GAAP;

     (xiv) made any change in any method of accounting or accounting practice or policy used by the Company or any Subsidiary, other than such changes required by U.S. GAAP or disclosed in Section 3.13 of the Disclosure Schedule;

     (xv) allowed any Permit or Environmental Permit that was issued or relates to the Company or any Subsidiary or otherwise relates to any Asset to lapse or terminate or failed to renew any such Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

     (xvi) incurred any Indebtedness, in excess of $50,000 individually or $250,000 in the aggregate, other than trade payables incurred in the ordinary course of the Business, consistent with past practice;

     (xvii) amended, modified or consented to the termination of any Material Contract or the Company's or any Subsidiar's rights thereunder;

     (xviii)  other  than as a result of the  Permitted  Mergers,  amended  or
restated  the   Certificate  of   Incorporation   or  the  By-laws  (or  other
organizational documents) of the Company or any Subsidiary;

     (xix) terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees (other than layoffs of less than 50 employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

     (xx) disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent) or permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company or any Subsidiary has any right, title, interest or license;

     (xxi) suffered any casualty loss or damage with respect to any of the Assets which in the aggregate have a replacement cost of more than $100,000, whether or not such loss or damage shall have been covered by insurance;

     (xxii) suffered any Material Adverse Effect; or

     (xxiii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.13 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.13, except as expressly contemplated by this Agreement.

     SECTION 3.14 LITIGATION Except as set forth in Section 3.14 of the Disclosure Schedule (which, with respect to each Action disclosed therein, sets forth: the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Company or any Subsidiary (or by or against SAG or any Affiliate thereof and relating to the Business, the Company or any Subsidiary), or affecting any of the Assets, pending before any Governmental Authority (or, to the best knowledge of the Company, threatened to be brought by or before any Governmental Authority). None of the matters disclosed in Section 3.14 of the Disclosure Schedule has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, the Representative Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby or thereby. Except as set forth in Section 3.14 of the Disclosure Schedule, none of the Company, the Subsidiaries nor any of the Assets nor SAG is subject to any Governmental
Order (nor, to the best knowledge of SAG, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect.

     SECTION 3.15 CERTAIN INTERESTS. (a) To the best knowledge of the Company, except as disclosed in Section 3.15(a) of the Disclosure Schedule, no officer or director of the Company or any Subsidiary and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

     (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company or any Subsidiary, provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

     (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company or any Subsidiary uses or has used in the conduct of the Business or otherwise; or

     (iii) has outstanding any Indebtedness to the Company or any Subsidiary.

     (b) To the  best  knowledge  of  the  Company,  except  as  disclosed  in
Section 3.15(b) of the Disclosure Schedule, no officer or director of the Company or any Subsidiary and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director has outstanding any Indebtedness to SAG.

     (c) To the  best  knowledge  of  the  Company,  except  as  disclosed  in
Section 3.15(c) of the Disclosure Schedule, neither the Company nor any Subsidiary has any Liability or any other obligation of any nature whatsoever to any officer, director or shareholder of the Company or any Subsidiary or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder.

     SECTION  3.16   COMPOIANCE   WITH  LAWS.  (a)  Except  as  set  forth  in
Section 3.16(a) of the Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries have each conducted and continue to conduct the Business in accordance with all Laws and Governmental Orders applicable to the Company or any Subsidiary or any of the Assets or the Business, and none of the Company, any Subsidiary or any of the Assets is in violation of any such Law or Governmental Order.

     (b) Section 3.16(b) of the Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Company or any Subsidiary or any of the Assets or the Business, and no such Governmental Order has or has had a Material Adverse Effect.

     SECTION  3.17  ENVIRONMENTAL  AND OTHER  PERMITS  AND  LICENSES;  RELATED
MATTERS  (a)  Except as  disclosed  in  Section 3.17(a)(i)  of the  Disclosure
Schedule: Related Matters

     (i)  The  Company  and  the  Subsidiaries  are  in  compliance  with  all applicable Environmental Laws and all Environmental Permits. All past non-compliance with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability.

     (ii) There are no underground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any of the Real Property or, to the best knowledge of the Company, on any property formerly owned, leased, used or occupied by the Company or the Subsidiaries.

     (iii) The Company and the Subsidiaries have not, and, to the best knowledge of the Company, no other Person has, Released Hazardous Materials on any of the Real Property or during their ownership or occupancy of such property on any property formerly owned, leased, used or occupied by the Company or the Subsidiaries.

     (iv) The Company and the Subsidiaries are not conducting, and have not undertaken or completed, any Remedial Action relating to any Release or threatened Release at the Real Property or at any other site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law or Environmental Permit.

     (v) There is no asbestos or asbestos-containing material on any of the Real Property.

     (vi) None of the Real Property is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any analogous, federal, state or local list.

     (vii) There are no Environmental Claims pending or threatened against the Company, the Subsidiaries, the Business or the Real Property, and, to the best knowledge of the Company, there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including, without limitation, with respect to any off-site disposal location presently or formerly used by the Company or the Subsidiaries or any of their predecessors or with respect to any previously owned or operated facilities.

     (viii) The Company and the Subsidiaries can maintain present production levels in compliance with applicable Environmental Laws without modifying any Environmental Permits or obtaining any additional Environmental Permits.

     (b) The Company and the Subsidiaries have provided Purchaser with copies of any environmental assessment or audit reports or other similar studies or analyses relating to the Business, the Real Property, the Company or the Subsidiaries.

     (c) Except as disclosed in Section 3.17(d) of the Disclosure Schedule, there are not now and never have been any USTs located on any Real Property or, to the best knowledge of the Company, on any property adjoining any Real Property.

     (d) For purposes of SAG's  indemnification  of the Purchaser  pursuant to
Section 8.02(a), the representations and warranties in this Section 3.17 shall be deemed to have been made without giving effect to (i) any limitations or qualifications as to the "knowledge" or "best knowledge" of the Company, or words of similar import, and (ii) any exception for items disclosed in Section
3.17 of the Disclosure Schedule or otherwise.

     SECTION 3.18 MATERIAL CONTRACTS. (a) Section 3.18(a) of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral and informal arrangements) of the Company and the Subsidiaries (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the management or operation of the Real Property (including, without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.20(a) of the Disclosure Schedule to which the Company or any Subsidiary is a party and all agreements relating to Intellectual Property set forth in Section 3.19(a) of the Disclosure Schedule, being "Material Contracts"):

     (i) each contract and agreement for the purchase ofInventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company, any Subsidiary or otherwise related to the Business under the terms of which the Company or any Subsidiary: (A)is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1998, (B)is likely to pay or otherwise give consideration of more than $50,000 in the aggregate over the remaining term of such contract or (Ccannot be canceled by the Company or such Subsidiary without penalty or further payment and without more than 30 days' notice;

     (ii) each contract and agreement for the sale of Inventory or other personal property or for the furnishing of services by the Company or any Subsidiary which: (A) is likely to involve consideration of more than $250,000 in the aggregate during the calendar year ended December 31, 1998 and (B)is likely to involve consideration of more than $250,000 in the aggregate over the remaining term of the contract;

     (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Subsidiary is a party;

     (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company or any Subsidiary is a party and which are not cancellable without penalty or further payment and without more than 30 days' notice;

     (v) all contracts and agreements relating to Indebtedness of the Company or any Subsidiary;

     (vi) all contracts and agreements with any Governmental Authority to which the Company or any Subsidiary is a party;

     (vii) all contracts and agreements that limit or purport to limit the ability of the Company or any Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

     (viii) all contracts and agreements providing for benefits under any Plan; and

     (ix) other than the Stock Purchase Agreement (and the agreements entered into in connection therewith), all other contracts and agreements, whether or not made in the ordinary course of business, which the Company would be required to disclose in a registration statement on form S-1 under the Securities Act of 1933, as amended (and the rules and regulations promulgated thereunder), or if the Company filed reports with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended (and the rules and regulations promulgated thereunder).

     For purposes of this Section 3.18 and Sections 3.19 and 3.20, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

     (b) Except as disclosed in Section3.18(b) of the Disclosure Schedule, each Material Contract is valid and binding on the respective parties thereto and is in full force and effect. Except as disclosed in Section 3.18(b) of the Disclosure Schedule, all Material Contracts are freely assignable without the consent of the other party thereto.

     (c) Neither the Company nor any Subsidiary is in breach of, or default under, any Material Contract. Except as disclosed in Section3.18(c) of the Disclosure Schedule, to the best of the Company's knowledge, no other party to any Material Contract is in breach thereof or default thereunder.

     SECTION 3.19 INTELLECTUAL PROPERTY. (a) Section 3.19(a)(i) of the Disclosure Schedule sets forth a true and complete list and a brief description, including a complete identification of each patent and patent application and each registration or application for registration thereof, of all Owned Intellectual Property and Section 3.19(a)(ii) of the Disclosure Schedule sets forth a true and complete list and a brief description, including a description of any license or sublicense thereof, of all Licensed Intellectual Property. Except as otherwise described in Section 3.19(a)(i) of the Disclosure Schedule, in each case where a registration or patent or application for registration or patent listed in Section 3.19(a)(i) of the Disclosure Schedule is held by assignment, the assignment has been duly recorded with the State or national Trademark Office from which the original registration issued or before which the application for registration is pending. Except as disclosed in Section 3.19(a)(iii) of the Disclosure Schedule, the rights of the Company or any Subsidiary, as the case may be, in or to such Intellectual Property do not conflict with or infringe on the rights of any other Person, and neither SAG or the Company, nor any Subsidiary, has received any written claim or written notice from any Person, to such effect.

     (b) Except as disclosed in  Section 3.19(b)  of the Disclosure  Schedule:
(i) all the Owned Intellectual Property is owned by either the Company or a Subsidiary, as the case may be, free and clear of any Encumbrance and (ii) no Actions have been made or asserted or are pending (nor, to the best knowledge of the Company, has any such Action been threatened) against the Company or any Subsidiary either (A) based upon or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any of the Owned Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by the Company or any Subsidiary are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any Person. To the best knowledge of the Company, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Owned Intellectual Property or that infringe upon the Owned Intellectual Property or upon the rights of the Company or any Subsidiary therein. Except as disclosed in
Section 3.19(b) of the Disclosure Schedule, neither SAG or the Company, nor any Subsidiary, has granted any license or other right to any other Person with respect to the Owned Intellectual Property.

     (c) SAG has, or has caused to be, delivered to the Purchaser correct and complete copies of all the licenses and sublicenses for Licensed Intellectual Property listed in Section 3.19(a)(ii) of the Disclosure Schedule and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

     (i) such license or sublicense, together with all ancillary documents delivered pursuant to the first sentence of this Section 3.19(d), is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

     (ii)  except  as  otherwise  disclosed  in   Section 3.19(a)(ii)  of  the
Disclosure Schedule, neither SAG or the Company, nor any Subsidiary, has granted to any other Person any rights, adverse or otherwise, under such license or sublicense;

     (iii) no Actions have been made or asserted or are pending (nor, to the best knowledge of the Company, has any such Action been threatened) against the Company or any Subsidiary either (A)based upon or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any of the Licensed Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any Person; and

     (iv) to the best knowledge of the Company, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Licensed Intellectual Property or that infringe upon the Licensed Intellectual Property or upon the rights of the Company or any Subsidiary therein.

     (d) The Intellectual Property described in Sections 3.19(a)(i) and (ii) of the Disclosure Schedule constitutes all the Intellectual Property material to the Company and the Subsidiaries, taken as a whole, or necessary in the conduct of the Business.

     SECTION 3.20 REAL PROPERTY. (a) Section3.20(a) of the Disclosure Schedule lists: (i)the street address of each parcel of Real Property, (ii) the date on which each parcel of Real Property was acquired, (iii)the current owner of each such parcel of Real Property, (iv) information relating to the recordation of the deed pursuant to which each such parcel of Real Property was acquired and (v) the current use of each such parcel of Real Property. Each current owner of each parcel of Real Property owns fee simple title to such parcel of Real Property free and clear of all Encumbrances other than Permitted Encumbrances.

     (b) Neither the Company nor any Subsidiary leases any parcel of real property or any office space, warehouse space or other space from any unaffiliated third party.

     (c) Except as described in Section 3.20(c) or 3.15(c) of the Disclosure Schedule, there is no material violation of any Law (including, without limitation, any building, planning or zoning law) relating to any of the Real Property. The Company has made available to the Purchaser true and complete copies of each deed for each parcel of Real Property and all the title insurance policies, title reports, surveys, mortgages, easements, certificates of occupancy, environmental reports and audits, appraisals, Permits, other title documents and other documents relating to or otherwise affecting the Real Property. Either the Company or a Subsidiary, as the case may be, is in peaceful and undisturbed possession of each parcel of Real Property and there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Real Property are adequate for the conduct of the business of the Company and the Subsidiaries as it has been and currently is conducted. There are no material latent defects or material adverse physical conditions affecting the Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real

Property. Each parcel of Real Property has direct access from a public road, and such access is sufficient for the Company and its subsidiaries, as the case may be, to use such Real Property for its current use. Except as set forth in Section 3.20(c) of the Disclosure Schedule, neither the Company nor any Subsidiary has leased or subleased any parcel or any portion of any parcel of Real Property to any other Person.

     (d) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the best knowledge of the Company, threatened against the Real Property.

     (e) Except as set forth in Section 3.20(e) of the Disclosure Schedule, all the Real Property is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy and, to the best knowledge of the Company, there are no facts that would prevent the Real Property from being occupied by the Company or any Subsidiary, as the case may be, after the Closing in the same manner as occupied by the Company or such Subsidiary immediately prior to the Closing.

     (f) All improvements on the Real Property constructed by or on behalf of the Company or any Subsidiary or, to the best knowledge of the Company, constructed by or on behalf of any other Person were constructed in material compliance with all applicable Laws (including, but not limited to, any building, planning or zoning Laws) affecting such Real Property.

     (g) Except as set forth in Section 3.20(g) of the Disclosure Schedule, no improvements on the Real Property and none of the current uses and conditions thereof violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Real Property, other than those which are transferable with the Real Property, are required by any Governmental Authority having jurisdiction over the Real Property.

     (h) All improvements on any Real Property are wholly within the lot limits of such Real Property and do not encroach on any adjoining premises, and there are no encroachments on any Real Property by any improvements located on any adjoining premises.

     (i) Except as otherwise set forth in Section 3.20(i) of the Disclosure Schedule, there have been no improvements of a value in excess of $250,000 in the aggregate made to or construction on any Real Property within the applicable period for the filing of mechanics' liens that have not been fully paid and for which lien waivers have not been obtained.

     SECTION 3.21 TANGIBLE PERSONAL PROPERTY Section 3.21 of the Disclosure Schedule sets forth a list of each distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property (the "Tangible Personal Property") used in the Business or owned or leased by the Company or any Subsidiary the absence of which would, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.22 ASSETS (a) Either the Company or a Subsidiary, as the case may be, has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except (i) as disclosed in Section 3.19, 3.20(a) or 3.22(a) of the Disclosure Schedule and (ii) Permitted Encumbrances.

     (b) The Assets and the Excluded Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business. At all times since the Reference Balance Sheet Date, the Company has caused the Assets to be maintained in accordance with good business practice, and all the Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended, ordinary wear and tear excepted.

     (c) Following the consummation of the transactions contemplated by this Agreement, except as set forth in Section 3.22(c) of the Disclosure Schedule, the Purchaser will own, pursuant to good and marketable title, or lease, under valid and subsisting leases, or otherwise retain an interest in the Assets without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

     SECTION 3.23 CUSTOMERS. Listed in Section 3.23 of the Disclosure Schedule are the names and addresses of the ten most significant customers (by revenue) of the Company for the twelve-month period ended February 28, 1998 and the amount for which each such customer was invoiced during such period. Except as disclosed in Section 3.23 of the Disclosure Schedule, to the best knowledge of the Company, neither SAG or the Company, nor any Subsidiary, has received any notice or has any reason to believe that any significant customer of the Company has ceased, or will cease, to use the products, equipment, goods or services of the Company or any Subsidiary, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

     SECTION 3.24 SUPPLIERS. Except as disclosed in Section 3.24 of the Disclosure Schedule, neither SAG or the Company, nor any Subsidiary, has received any notice or has any reason to believe that any significant supplier to the Company or any Subsidiary will not sell raw materials, supplies, merchandise and other goods to the Company or any Subsidiary at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to the Company and the Subsidiaries, subject only to general and customary price increases.

     SECTION 3.25 EMPLOYEE BENEFIT MATTERS.  (a) Plans and Material Documents.
Section 3.25(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary, (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA and (iv)any contracts, arrangements or understandings between SAG, the Company or any of their Affiliates and any employee of the Company or of any Subsidiary, including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company (collectively, the "Plans"). Each Plan is in writing and the Company has furnished the Purchaser with a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Neither the Company nor any Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

     (b) Absence of Certain Types of Plans. None of the Plans is subject to title IV of ERISA, nor has the Company or any Subsidiary ever maintained or contributed to a plan subject to Title IV of ERISA. None of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Company or any Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

     (c) Compliance with Applicable Law. Each Plan is now and always has been operated in all respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in accordance with the provisions of all applicable Law, including, without limitation, ERISA and the Code. The Company and each Subsidiary has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. No legal action, suit or claim is pending or, to the Company's best knowledge, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the Company's best knowledge, no fact or event exists that could give rise to any such action, suit or claim.

     (d) Qualification of Certain Plans. Each Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

     (e) Absence of Certain Liabilities. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Company nor any Subsidiary has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such liability.

     (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance.

     (g)   Americans   with   Disabilities   Act.   Except  as  set  forth  in
Section 3.25(g) of the Disclosure Schedule, the Company and each Subsidiary are in compliance with the requirements of the Americans with Disabilities Act.

     SECTION 3.26 LABOR MATTERS. Except as set forth in Section 3.26 of the Disclosure Schedule, (a) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company or any Subsidiary; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of the Company after due inquiry, threatened between the Company or any Subsidiary and any of their respective employees, and neither the Company nor any Subsidiary has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) to the best knowledge of the Company, the Company and each Subsidiary is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or any Subsidiary and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (d the Company and each Subsidiary has paid in full to all their respective employees or adequately accrued for in accordance with U.S. GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (e) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Company or any Subsidiary;
(f) neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (g) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company or any Subsidiary; and (h) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Subsidiary has employed or currently employs any Person.

     SECTION 3.27 KEY EMPLOYEES. (a) Section 3.27(a) of the Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1995, 1996 and 1997, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of the Company or any Subsidiary whose annual compensation exceeded (or, in 1998, is expected to exceed) $75,000.

     (b) Section 3.27(b) of the Disclosure Schedule lists all directors, officers, management employees, and technical and professional employees of the Company and each Subsidiary who are under written obligation to the Company or such Subsidiary to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment.

     SECTION 3.29 TAXES. (a) Except for liens for current Taxes not yet due and payable, there are no Tax liens on any assets of the Company or any Subsidiary.

     (b) Except (i) with respect to the Excluded Assets and (ii) as disclosed with reasonable specificity in Section 3.28 of the Disclosure Schedule, there are no proposed reassessments of any property owned by the Company or any Subsidiary or other proposals that could increase the amount of any Tax to which the Company or any Subsidiary would be subject.

     (c) (i) All returns and reports in respect of Assumed Taxes required to be filed with respect to the Company and each Subsidiary have been timely filed; (ii) all Assumed Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports (insofar as they relate to the activities of the Company or any Subsidiary) are true, correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed formally or informally by any Tax authority (insofar as either relates to the activities of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) and, to the best knowledge of the Company, no basis exists for any such adjustment; and (v) there are no pending or, to the best knowledge of the Company, threatened actions or proceedings for the assessment or collection of Assumed Taxes against the Company or any Subsidiary.

     (d) Except as disclosed with reasonable specificity in Section 3.28 of the Disclosure Schedule there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Assumed Tax to which the Company or any Subsidiary may be subject;

     SECTION 3.29 INSURANCE. (a) Section 3.29(a) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) under which the Company or any Subsidiary has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three years:

     (i) the name of the insurer and the names of the principal insured and each named insured; and

     (ii) the policy number and the period of coverage.

     (b) Section 3.29(b) of the Disclosure Schedule sets forth all risks against which the Company or any Subsidiary is self-insured or which are covered under any risk retention program in which the Company or any Subsidiary participates.

     SECTION 3.30 ACCOUNTS; LOCKBOXES; SAFE DEPOSIT BOXES; POWERS OF ATTORNEY.
Section 3.30 of the Disclosure Schedule is a true and complete list of (a) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which the Company or any Subsidiary has an account, including cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto, (b) the location of all lockboxes and safe deposit boxes of the Company and each Subsidiary and the names of all Persons authorized to draw thereon or have access thereto and
(c) the names of all Persons, if any, holding powers of attorney relating to the Company, any Subsidiary or the Business, or from the Company or any Subsidiary. At the time of the Closing, other than the Purchase Price Bank Account without the prior written consent of the Purchaser, neither the Company nor any Subsidiary shall have any such account, lockbox or safe deposit box other than those listed in Section 3.30 of the Disclosure Schedule, nor shall any additional Person have been authorized, from the date of this Agreement, to draw thereon or have access thereto or to hold any such power of attorney relating to the Company, any Subsidiary or the Business or from the Company or any Subsidiary. Except as disclosed in Section 3.30 of the Disclosure Schedule, SAG has not commingled monies or accounts of the Company or any Subsidiary with other monies or accounts of SAG or relating to its other businesses nor has SAG transferred monies or accounts of the Company or any Subsidiary other than to an account of the Company or such Subsidiary. At the time of the Closing, all monies and accounts of the Company and each Subsidiary shall be held by, and be accessible only to, the Company or such Subsidiary.

     SECTION 3.31 FULL DISCLOSURE. (a) To the knowledge of the Company, there are no facts pertaining to the Company, any Subsidiary or the Business which could have a Material Adverse Effect and which have not been disclosed in this Agreement, the Disclosure Schedule or the Financial Statements or otherwise disclosed to the Purchaser by SAG in writing.

     (b) No representation or warranty of SAG in this Article III, nor any statement or certificate furnished or to be furnished to the Purchaser pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     SECTION 3.32 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SAG.

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     As an inducement to SAG to enter into this Agreement, the Purchaser hereby represents and warrants to SAG as follows:

     SECTION 4.01 ORGANIZATION AND AUTHORITY OF THE PURCHASER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary
Agreements will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by SAG, the Company or a Subsidiary, as the case may be,) this Agreement constitutes, and upon its execution the Escrow Agreement will constitute, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

     SECTION 4.02 NO CONFLICT. Assuming compliance with the notification requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to SAG or the Company, the execution, delivery and performance of this Agreement and the Escrow Agreement by the Purchaser do not and will not (aviolate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or
(c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or by the Ancillary Agreements.

     SECTION 4.03 GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a)as described in a writing given to SAG by the Purchaser on the date of this Agreement and (b) the notification requirements of the HSR Act.

     SECTION 4.04 LITIGATION. Except as disclosed in a writing given to SAG by the Purchaser on the date of this Agreement, no claim, action, proceeding or investigation is pending or, to the best knowledge of the Purchaser after due inquiry, threatened, which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect the Purchaser's ability to consummate, the transactions contemplated by this Agreement and the Ancillary Agreements.

     SECTION 4.05 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01 CONDUCT OF BUSINESS PRIOR TO THE CLOSING. (a) SAG covenants and agrees that, except as described in Section 5.01(a) of the Disclosure Schedule, between the date hereof and the Effective Time, SAG shall not instruct, and between the Effective Time and the Closing, SAG shall use all reasonable efforts not to permit, the Company or any Subsidiary to conduct its business other than in the ordinary course and consistent with the Company's and such Subsidiary's prior practice. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule, SAG shall not instruct or permit, as the case may be, the Company and each Subsidiary not to (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) use its best efforts to (A) preserve intact their business organizations and the business organization of the Business, (B)keep available to the Purchaser the services of the employees of the Company and each
Subsidiary,   (C)  continue  in  full  force  and  effect   without   material
modification all existing policies or binders of insurance currently maintained in respect of the Company, each Subsidiary and the Business and
(D) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships; and (iv) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of SAG to be untrue or result in a breach of any covenant made by SAG in this Agreement.

     (b) Except as described in Section 5.01(b) of the Disclosure Schedule, the SAG covenants and agrees that, between the date hereof and the Effective Time, SAG shall not instruct, and between the Effective Time and the Closing, SAG shall use all reasonable efforts not to permit the Company or any Subsidiary to do any of the things enumerated in the second sentence of
Section 3.13 (including, without limitation, clauses (i) through (xxiii) thereof).

     (c) Notwithstanding anything to the contrary contained in Section 5.01, SAG, the Company and the Subsidiaries shall be permitted to, and shall be permitted to cause each of their respective subsidiaries and Affiliates to take such actions necessary to enable them to, (i) incur and guarantee the Permitted Debt, (ii) perform its obligations under the Stock Purchase Agreement and (iii) consummate the Permitted Mergers.

     SECTION 5.02 ACCESS TO INFORMATION. (a)From the Effective Time until the Closing, upon reasonable notice, SAG shall cause the Company and the Subsidiaries and each of the Company's and the Subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford, in coordination with Roger Koch, the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours and without material disruption to the Business, to the offices, properties, plants, other facilities, books and records of the Company and each Subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Company and of each Subsidiary who have any knowledge relating to the Company, any Subsidiary or the Business and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company, the Subsidiaries and the Business (or legible copies thereof) as the Purchaser may from time to time reasonably request.

     (b) In order to facilitate the resolution of any claims made against or incurred by SAG, the Company or any Subsidiary or any of their respective
Affiliates prior to the Closing, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records of the Company and the Subsidiaries delivered to the Purchaser relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Company and the Subsidiaries and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of SAG reasonable access (including the right to make, at SAG s expense, photocopies), during normal business hours, to such books and records.

     (c) In  order to  facilitate  the  resolution  of any  claims  made by or against or incurred by the Purchaser after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, SAG shall (i) retain the books and records of the Company and the Subsidiaries and their operations for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access (including the right to make photocopies, at the expense of the Purchaser), during normal business hours, to such books and records.

     SECTION 5.03 CONFIDENTIALITY. SAG agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business, the Company and each Subsidiary,
(ii) in the event that SAG or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.03, (iii) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of SAG or any of its agents, representatives, Affiliates, employees, officers and directors and, except as otherwise required by Section 5.02(c), destroy any and all additional copies then in the possession of SAG or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by SAG, its agents, representatives, Affiliates, employees, officers or directors; provided further that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. SAG agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.03 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

     SECTION 5.04 REGULATORY AND OTHER AUTHORIZATIONS;  NOTICES AND CONSENTS..
(a) SAG and the Purchaser shall each use all reasonable efforts to obtain (or cause the Company and the Subsidiaries to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to supply as promptly as practicable to the appropriate Governmental Authorities any information and documentary material that may be requested pursuant to the HSR Act in addition to any filing which may have been made by either party pursuant to the HSR Act.

     (b) From the Effective Time to the Closing, SAG shall or shall cause the Company and the Subsidiaries to give promptly such notices to third parties and use all reasonable efforts to obtain such third party consents and estoppel certificates as the Purchaser may in its reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

     (c) From the Effective Time to the Closing, the Purchaser shall cooperate and use all reasonable efforts to assist SAG in giving such notices and obtaining such consents and estoppel certificates; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole and absolute discretion may deem adverse to the interests of the Purchaser, the Company, any Subsidiary or the Business; provided further that if the Purchaser shall fail to give a guarantee in order to obtain a consent that is material and required to consummate the transactions contemplated hereby (and the Purchaser shall not have waived the obtaining of such consent), then SAG may terminate this Agreement in accordance with the provisions of Article IX.

     (d) SAG and the Purchaser agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the Business or the Purchaser any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which SAG, the Company or any Subsidiary is a party is not obtained prior to the Closing, SAG will, and will cause the Company to, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable and that until such time as any such consent, approval or authorization is obtained, this Agreement shall not constitute an assignment, transfer or sublease thereof. Until such time as such consent, approval or authorization can be obtained, SAG shall, and will cause the Company to, use all reasonable efforts to provide the Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and the Purchaser shall assume the obligations and burdens thereunder.

     SECTION 5.05 NOTICE OF DEVELOPMENTS. Prior to the Closing, SAG shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of SAG in this Agreement or which could have the effect of making any representation or warranty of SAG in this Agreement untrue or incorrect in any respect; (ii) all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Company, any Subsidiary or the Business; provided, however, that in the event SAG shall disclose in writing to the Purchaser any such events, circumstances, facts, occurrences or developments prior to the Effective Time, then, if the Purchaser shall effect the Closing despite such disclosure, the Purchaser shall be deemed to have waived its right to indemnification under Section 8.02(a) for any such events, circumstances, facts, occurrences or developments so disclosed to the Purchaser, and (iii)of any notices it receives pursuant to the Stock Purchase Agreement.

     SECTION 5.06 ENVIRONMENTAL STUDY AND REMEDIAL ACTION. (a)SAG agrees that the Purchaser may perform or have performed on behalf of the Purchaser an environmental audit survey of the Real Property (the "Environmental Study"), including without limitation, scheduling site visits as necessary to complete the Environmental Study prior to the Closing. Such Environmental Study shall be disclosed to SAG promptly upon receipt.

     (b) The Purchaser shall be responsible for all costs, charges and expenses of any nature whatsoever associated with the Environmental Study.

     SECTION 5.07 NO SOLICITATION OR NEGOTIATION. SAG agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, neither SAG or the Company, nor the Subsidiaries or any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or any Subsidiary or assets of the Company or any Subsidiary (other than Inventory to be sold in the ordinary course of business consistent with past practice), (ii) to enter into any business combination with the Company or any Subsidiary or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company or any Subsidiary, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. SAG immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. SAG shall notify the Purchaser promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made or shall have been received after February 18, 1998, and shall, in any such notice to the Purchaser, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. SAG agrees not to, and to cause the Company and each Subsidiary not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which SAG, the Company or any Subsidiary is a party.

     SECTION 5.08 USE OF INTELLECTUAL PROPERTY. (a)SAG acknowledges that from and after the Closing, the names "RTE", "Aircraft Modular Products", "AMP" and all similar or related names, marks and logos (all of such names, marks and logos being the "RTE Names") shall be owned by the Purchaser or a Subsidiary, that none of the Company or any of its Affiliates, nor SAG, shall have any rights in the RTE Names, and that none of the Company or any of its Affiliates, nor SAG, will contest the ownership or validity of any rights of the Purchaser in or to the RTE Names. Promptly after the closing, SAG shall cause the corporate names of the company and the Subsidiaries to be changed so as to eliminate the RTE Names from such corporate names.

     (b) Except as set forth in Section 5.08(b) of the Disclosure Schedule, from and after the Closing, neither the Company or any of its affiliates, nor SAG, shall use any of the Owned Intellectual Property or any of the Licensed Intellectual Property.

     SECTION 5.09 RELEASE OF PERSONAL GUARANTEE. The parties hereto shall use all reasonable efforts to cause Roger Koch and/or Anthony J. Tripodo to be released from any personal guarantee of Roger Koch and/or Anthony J. Tripodo of any obligations of the Company prior to the Closing. If despite such efforts, the parties shall be unable to obtain the release of the personal guarantee of Roger Kock and/or Anthony J. Tripodo from any of the capital leases listed on Disclosure Schedule 3.18(a), then under no circumstance may Parties extend, modify, enlarge, renew, increase or in any way add to the obligation that Roger Koch and/or Anthony J. Tripodo might have under such personal guarantee at the Closing. This covenant shall survive the Closing until each such capital lease shall expire or terminate.

     SECTION 5.10 EXCLUDED LIABILITIES. SAG will cause the Company and its Subsidiaries to pay and discharge the Excluded Liabilities as and when the same become due and payable.

     SECTION 5.11 BULK SALES LAW. The Purchaser hereby waives compliance by the Company and its Subsidiaries with the requirements and provisions of any "bulk-transfer" laws of any jurisdiction that may otherwise be applicable with respect to the transactions contemplated by this Agreement.

     SECTION 5.12 FURTHER ACTION. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

     SECTION 5.13 NOTICE. SAG shall provide written notice to the Purchaser of the closing of the transactions contemplated in the Stock Purchase Agreement at least one day prior to the date thereof.

     SECTION 5.14 REPRESENTATIONS AND WARRANTS. The parties hereto agree that no representation, warranty or covenant made by SAG or the Purchaser in any Acquisition Document shall be deemed to have been breached or otherwise violated for any purpose with respect to this Agreement or any of the Acquisition Documents as a result of the consummation of the transactions contemplated by the Stock Purchase Agreement, the consummation of the Permitted Mergers and/or the incurrence of the Permitted Debt and that the consummation of the transactions contemplated by the Stock Purchase Agreement, the consummation of the Permitted Mergers and/or the incurrence of the Permitted Debt shall be deemed to be an exception to each such representation, warranty or covenant. In addition, the parties agree that notwithstanding anything in this Agreement to the contrary, SAG shall not be deemed to have made any representations or warranties with respect to any of the Excluded Assets in any Acquisition Document, unless such Excluded Asset shall subsequently be acquired by the Purchaser or any of its Affiliates, in which case the representations and warranties of SAG shall apply to such acquired Excluded Asset.

     SECTION 5.15 PURCHASER ACTION. The Purchaser agrees not to take (or omit to take) any action which would, by itself, primarily result in SAG being in breach of any of its obligations, covenants or agreements pursuant to the Stock Purchase Agreement, it being expressly understood and agreed that the termination of this Agreement by the Purchaser pursuant to Section 9.01(d) shall not result in a violation of this Section 5.15. In no event shall any action (or inaction) taken (or not taken) by SAG, the Company or any Subsidiary at the direction or request of, or with the consent of, the Purchaser or any of its officers, directors, employees, representatives or Affiliates be deemed to be a breach or violation of any representation, warranty, covenant or agreement of SAG, the Company or any Subsidiary for any purpose hereunder.

     SECTION 5.16 MAINTAIN CORPORATE EXISTENCE. Except for the Permitted Mergers, SAG (or any successor thereto) shall, for a period of not less than two years after Closing, maintain its corporate existence and, except for a conveyance, sale or transfer in accordance with the Lease, continue to own (whether directly or indirectly) the properties under the Lease.

     SECTION 5.17 CERTAIN ASSETS. Notwithstanding anything in this Agreement to the contrary, at such time as any Excluded Asset shall be acquired by the Purchaser or any of its Affiliates, all of the Liabilities relating to or arising out of any such Excluded Assets shall no longer be deemed to be Excluded Liabilities and shall instead be deemed to be Assumed Liabilities for all purposes hereunder.


                                  ARTICLE VI

                              AFFECTED EMPLOYEES

     SECTION 6.01 OFFER OF EMPLOYMENT. The Purchaser shall offer to employ (effective as of the Closing) all of the employees of the Company and its Subsidiaries (the "Affected Employees"). Consistent with the foregoing, the parties hereto shall mutually agree between the date of this Agreement and the Closing Date on appropriate mechanisms for the orderly transition from the Company to the Purchaser of Affected Employees who accept employment with the Purchaser.

     SECTION 6.02 EMPLOYEE BENEFITS. The Purchaser shall provide to each Affected Employee who accepts the Purchaser's offer, a compensation and benefits package which is generally comparable in the aggregate to the compensation and benefits package provided such Affected Employee immediately prior to the Closing Date, which compensation and benefits package shall not be changed in any manner that would cause such package to not be generally comparable at any time prior to January 1, 1999, other than in the ordinary course of the Purchaser's Business. The Purchaser shall assume sponsorship of each Plan and all liabilities in connection therewith (whether accrued or incurred prior to, on or after the Closing Date).

     SECTION 6.03 WARN. The Purchaser shall not, at any time prior to 60 days after the Closing Date, effectuate a "plant closing" or "mass layoff" as those terms are defined in the Workers Adjustment and Retraining Notification Act of 1988 ("WARN"), affecting in whole or in part any site of employment where current employees of the Company or its Subsidiaries shall be employed as of the Closing Date without first notifying SAG in advance and without complying with the obligations, if any, arising under WARN.

                                  ARTICLE VII

                             CONDITIONS TO CLOSING

     SECTION 7.01 CONDITIONS TO OBLIGATIONS OF SAG. The obligations of SAG to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

     (a) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

     (b) No Injunction. No Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; and

     (c) Closing of Stock Purchase Agreement. The transactions contemplated by the Stock Purchase Agreement shall have been consummated.

     SECTION 7.02 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

     (a) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

     (b) No Injunction. No Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

     (c) Closing of Stock Purchase Agreement. The transactions contemplated by the Stock Purchase Agreement shall have been consummated.

                                 ARTICLE VIII

                                INDEMNIFICATION

     SECTION 8.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of SAG contained in this Agreement, and all covenants (except Sections 5.02(b), 5.02(c), 5.03, 5.08, 5.09, 5.10, 5.11,
5.12, 5.14, Article VI, this Article VIII and Article X, which shall survive the Closing for the periods specified therein or, if no period is so specified, indefinitely) and statements contained in this Agreement, the Exhibits to this Agreement, the Disclosure Schedule, the Ancillary Agreements, and any certificate or document of conveyance delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the "Acquisition Documents"), shall survive the Closing until April 30, 1999; provided, however, that insofar as any claim is made by the Purchaser for the breach of any representation or warranty of SAG contained herein relating to environmental matters, such representations and warranties shall, for purposes of such claims by the Purchaser, survive the Closing Date for the seven years and six months after the Closing Date. Subject to the provisions of Section 5.05, neither the period of survival nor the liability of SAG with respect to SAG's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to SAG's Representative, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

     SECTION  8.02  INDEMNIFICATION.  (a)Subject  to the periods  specified in
Section 8.01 with respect to clauses (i) and (ii) below and the limitations specified in Section 8.03, SAG shall, and shall cause the Company and its Subsidiaries to, indemnify and hold harmless the Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (the "Purchaser Parties") from and against any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

     (i) the breach of any representation or warranty made by SAG contained in the Acquisition Documents (subject to Section 5.05(ii));

     (ii) the breach of any covenant or agreement by SAG contained in the Acquisition Documents (subject to Section 5.05(ii));

     (iii) the Excluded Liabilities; or

     (iv) Liabilities for Taxes payable in connection the transactions contemplated by this Agreement (other than Taxes contemplated by Section 2.07).

     (b) Subject to the periods specified in Section 8.01, SAG, the Company and the Subsidiaries and their respective Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Purchaser for any and all Losses arising out of or resulting from:

     (i) the breach of any representation or warranty made by the Purchaser contained in the Acquisition Documents;

     (ii) the breach of any covenant or agreement by the Purchaser contained in the Acquisition Documents;

     (iii) the Assumed Liabilities and the Assumed Taxes;

     (iv) liabilities for Taxes contemplated by Section 2.07; or

     (v) the failure of the Purchaser to obtain the release of any guarantee made by Roger Koch or Anthony J. Tripodo under any capital leases listed on
Section 3.18(a) of the Disclosure Schedule.

     (c) An indemnified party shall give the indemnifying party notice of any matter which an indemnified party has determined has given or could give rise to a right of indemnification under this Agreement, within 45 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the indemnifying party under this
Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an indemnified party shall receive notice of any Third Party Claim, the indemnified party shall give the indemnifying party notice of such Third Party Claim within 15 Business Days of the receipt by the indemnified party of such notice; provided, however, that the failure to provide such notice shall not release the indemnifying party from any of its obligations under this Article IX except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other obligation or Liability that it may have to any indemnified party otherwise than under this Article IX. If the indemnifying party acknowledges in writing the obligation of the indemnifying party to indemnify the indemnified party hereunder against any Losses that may result from such Third Party Claim, then the indemnifying party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the indemnified party within 10 days of the receipt of such notice from the indemnified party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified for the same counsel to represent both the indemnified party and the indemnifying party, then the indemnified party shall be entitled to retain its own counsel, in each jurisdiction for which the indemnified party determines counsel is required, at the expense of the indemnifying party. In the event the indemnifying party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the indemnified party shall cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party's expense, all witnesses, pertinent records, materials and information in the indemnified party's possession or under the indemnified party's control relating thereto as is reasonably required by the indemnifying party. Similarly, in the event the indemnified party is, directly or indirectly, conducting the defense against any such Third Party Claim, the indemnifying party shall cooperate with the indemnified party in such defense and make available to the indemnified party, at the indemnifying party's expense, all such witnesses, records, materials and information in the indemnifying party's possession or under the indemnifying party's control relating thereto as is reasonably required by the indemnified party. No such Third Party Claim may be settled by the indemnifying party without the prior written consent of the indemnified party nor by the indemnified party without the prior consent of the indemnifying party, in each case such consent not to be unreasonably withheld.

     SECTION 8.03 LIMITS ON INDEMNIFICATION. Notwithstanding anything to the contrary contained in this Agreement, no indemnification obligation of SAG, the Company, or any Subsidiary to indemnify the Purchaser Parties pursuant to
Section 8.02(a)(i) and 8.02(a)(ii) shall apply until the Purchaser shall have incurred a minimum aggregate threshold amount of $500,000 in Losses arising out of the causes enumerated in Section 8.02(a)(i) and 8.02(a)(ii). Once such minimum aggregate threshold amount shall have been reached, SAG shall be liable for the aggregate amount of all such Losses in excess of $250,000; provided that the maximum amount of Losses for which SAG shall be liable shall be $50,000,000. In addition, SAG shall not be obligated to indemnify the Purchaser Parties for any breach of the representations and warranties set forth in Section 3.28 to the extent of current Assumed Taxes specifically provided for or reserved on the Closing Financial Statements of the Company prepared in accordance with the Stock Purchase Agreement, and any such Losses that result from or are related to any such breach shall not be included in determining whether the $500,000 threshold amount set forth above shall have been reached. To the extent any Loss or Claim giving rise for indemnification hereunder would be tax deductible to the indemnified party, then and in that event, the amount of the tax benefit obtained from such deduction shall reduce the amount of any required indemnification payment hereunder from the indemnifying party. The tax rate used in determining the amount of such tax deduction shall be 15%.

                                  ARTICLE IX

                            TERMINATION AND WAIVER

     SECTION 9.01 TERMINATION. This Agreement may be terminated at any time prior to:

     (a) the Closing by either SAG or the Purchaser if the Effective Time shall not have occurred by May 15, 1998; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Effective Time to occur on or prior to such date; or

     (b) the Effective Time by either the Purchaser or SAG (i) in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable or (ii) in the event the Stock Purchase Agreement shall have been terminated; or

     (c) the Closing by the mutual  written  consent of SAG and the Purchaser;
or
     (d) the Effective Time by either the Purchaser or SAG if the Purchaser shall notify SAG prior to the Effective Time that the conditions to the Stock Purchase Agreement have not been satisfied and complied with.

     SECTION 9.02 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall become void and there shall be no Liability on the part of either party hereto except (a) as set forth in Sections 5.03 and 10.01 and (b) that nothing herein shall relieve either party from Liability for any breach of this Agreement.

     SECTION 9.03 WAIVER. Either the Purchaser or SAG may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE X

                              GENERAL PROVISIONS

     SECTION 10.01 EXPENSES. Except as contemplated by this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 10.02 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 10.02):

                  (a)       if to SAG:

                            Stanford Aerospace Group, Inc.
                            206 Danbury Road
                            Wilton, CT  06899
                            Telecopy:  (203) 834-6360
                            Attention:  Vice President

                            with a copy to:

                            Latham & Watkins
                            885 Third Avenue
                            Suite 1000
                            New York, NY  10022
                            Telecopy:  (212) 751-4864
                            Attention:  Richard Trobman, Esq.

                  (b)       if to the Purchaser:

                            BE Aerospace, Inc.
                            1400 Corporate Center Way
                            Wellington, FL  33414
                            Telecopy:  (561) 791-3966
                            Attention:  Thomas McCaffrey
                            with a copy to:

                            Shearman & Sterling
                            599 Lexington Avenue
                            New York, NY  10022
                            Telecopy:  (212) 848-7179
                            Attention:  Alfred A. Ross, Jr., Esq.


     SECTION 10.03 PUBLIC ANNOUNCEMENTS Except as may be required by Law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

     SECTION 10.04 HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.05 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 10.06 ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements and the letter, dated as of the date hereof, from EQ Corporation to the Purchaser constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between SAG and the Purchaser with respect to the subject matter hereof and thereof.

     SECTION 10.07 ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise without the express written consent of SAG and the Purchaser (which consent may be granted or withheld in the sole discretion of SAG or the Purchaser). Notwithstanding the preceding sentence, the Purchaser may assign all or any portion of its rights pursuant to this Agreement, in whole or in part, (a) to any Affiliate or Subsidiary of the Purchaser, or (b) to any lender as collateral security, provided that the Purchaser shall not be released from its obligations hereunder in the event of any such assignment. No further assignment shall be permitted without the consent contemplated by the first sentence of this paragraph. Notwithstanding anything in this Section 10.07 to the contrary, this Section 10.07 shall not preclude and the Purchaser's consent shall not be required for (a) the Permitted Mergers and the transfer of SAG's, the Company's and Holdings', as the case may be, rights and liabilities hereunder caused thereby; provided that SAG shall not be released from its obligations hereunder in such event or
(b) the assignment of SAG's rights hereunder to any lender of Permitted Debt as collateral security for such Permitted Debt and the Purchaser agrees to execute any customary agreements or instruments to effect such assignment that SAG or such lender shall reasonably request.

     SECTION 10.08 NO THIRD PARTY BENEFICIARIES.  Except for the provisions of
Article VIII relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.09 AMENDMENT. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, SAG and the Purchaser or (b) by a waiver in accordance with Section 9.03.

     SECTION 10.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, applicable to contracts executed in and to be performed entirely within that state.

     SECTION 10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 10.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 10.13 ARBITRATION. (a)Any controversy, claim or dispute arising
out  of  or  relating   to  this   Agreement   or  the  breach,   termination,
enforceability   or  validity  hereof,   including   without   limitation  the
determination of the scope or applicability of the agreement to arbitrate set forth in this Section 10.13, shall be determined exclusively by binding arbitration in the City of Miami, before three arbitrators. The arbitration shall be governed by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules and its Supplementary Procedures for Large, Complex Disputes, provided that Persons eligible to be selected as arbitrators shall be limited to attorneys-at-law each of whom (i) is on the AAA's Large, Complex Case panel or a Center for Public Resources ("CPR") Panel of Distinguished Neutrals, or has professional credentials comparable to those of the attorneys listed on such AAA and CPR Panels, and (ii) has actively practiced law (in private or corporate practice or as a member of the judiciary) for at least 15 years in Miami - Dade County concentrating in either general commercial litigation or general corporate and commercial matters.

     (b) No provision of, nor the exercise of any rights  under,  this Section
10.13 shall limit the right of any party to request and obtain from a court of competent jurisdiction in the City of Miami (which shall have exclusive jurisdiction for purposes of this Section 10.13(b)) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the exclusive jurisdiction of the state and federal courts located in Miami- Dade County for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 10.13(b) in the same manner as provided for the giving of notice hereunder.

     (c) Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in Miami - Dade County for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

     (d) Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees. The arbitrators shall have the power to award recovery of all costs (including attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party.

     SECTION 10.14 TAX COOPERATION. The parties hereto and their respective Affiliates shall cooperate in the preparation of all Returns relating in whole or in part to taxable periods ending on or before or including the Closing Date ("Straddle Periods") that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Returns, providing reasonable access to employees with knowledge of such Returns during regular business hours and furnishing such other information within such party's possession requested by the party filing such Returns as is relevant to their preparation. Additionally, the Purchaser agrees to prepare the initial draft of any such Straddle Period Return relating to the Business.

     IN WITNESS WHEREOF, SAG and the Purchaser have caused their respective officers thereunto duly authorized to execute this Agreement as of the date first written above.

                                             BE AEROSPACE, INC.


                                             By:
                                             Name:
                                             Title:



                                             STANFORD AEROSPACE GROUP, INC.


                                            By:
                                            Name:
                                            Title:

                                EXHIBIT 1.01(a)

                             ASSUMPTION AGREEMENT

     ASSUMPTION AGREEMENT dated as of April __, 1998 between Aircraft Modular Products, Inc. (the "Company"), KP Property Management Corporation, Aircraft Modular Products International, Inc., Prototype Express, Inc., RTE Aviation Designs Studio, Inc. (collectively, the "Subsidiaries"), and BE Aerospace, Inc., a Delaware Corporation (the "Purchaser").

                              W I T N E S S E T H

     WHEREAS, Stanford Aerospace Group, Inc., a Florida corporation ("SAG") and the Purchaser have entered into an Asset Purchase Agreement dated as of April 16, 1998 (the "Purchase Agreement"; capitalized terms used and not otherwise defined herein being used herein as defined in the Purchase Agreement);

     WHEREAS, on April 1998, (i) SAG merged with and into RTE Acquisition Corporation ("Acquisition"), with Acquisition as the surviving corporation,
(ii) Acquisition merged with and into RTE Holdings, Inc. ("Holdings," and together with SAG and Acquisition, the "Merged Parties"), with Holdings as the surviving corporation, and (iii) Holdings merged with and into Aircraft Modular Products, Inc. ("AMP"), with AMP as the surviving corporation (accordingly, and for avoidance of doubt, references herein to the Company shall include the Merged Parties).

     WHEREAS, pursuant to the Purchase Agreement the Purchaser has agreed to assume certain liabilities and obligations of the Company and the Subsidiaries with respect to the Business; and

     WHEREAS, the execution and delivery of this Agreement by the Purchaser is a condition to the obligations of the Company to consummate the transactions contemplated by the Purchase Agreement;

     NOW,  THEREFORE,   in  consideration  of  the  premises  and  the  mutual
agreements and covenants set forth in the Purchase Agreement and hereinafter set forth, the Purchaser, the Company and the Subsidiaries hereby agree as follows:

     1. Assumption of Liabilities. Subject to Section 2 hereof, the Purchaser hereby undertakes, assumes and agrees to pay, perform and discharge when due all Assumed Liabilities.

     2. Excluded Liabilities. Notwithstanding the provisions of Section 1 hereof, the Company and its Subsidiaries shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser does not assume and shall not have any responsibility for, any Excluded Liabilities.

     3. No Rights in Third Parties. Nothing expressed or implied in this Assumption Agreement is intended to confer upon any person, other than the Purchaser, the Company and the Subsidiaries and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Assumption Agreement.

     4. Successors and Assigns. This Assumption Agreement shall bind and inure to the benefit of the Company and the Subsidiaries and the Purchaser and their respective successors and assigns.

     5. Counterparts. This Assumption Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     6. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts executed and to be performed entirely within that State.

     IN WITNESS WHEREOF, the Purchaser, the Company and the Subsidiaries have caused this Assumption Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              AIRCRAFT MODULAR PRODUCTS, INC.


                              By_______________________________________
                              Name:
                              Title:


                              KP PROPERTY MANAGEMENT CORPORATION


                              By_______________________________________
                              Name:
                              Title:



                              AIRCRAFT MODULAR PRODUCTS INTERNATIONAL, INC.


                              By_______________________________________
                              Name:
                              Title:


                              PROTOTYPE EXPRESS, INC.


                              By_______________________________________
                              Name:
                              Title:


                              RTE AVIATION DESIGNS STUDIO, INC.


                              By_______________________________________
                              Name:
                              Title:


                              BE AEROSPACE, INC.

                              By
                              Name:
                              Title:

                                EXHIBIT 1.01(b)

                          BILL OF SALE AND ASSIGNMENT

     BILL OF SALE AND ASSIGNMENT, dated as of April ___, 1998, from Aircraft Modular Products, Inc. (the"Company"), KP Property Management Corporation, Aircraft Modular Products International, Inc., Prototype Express, Inc. and RTE Aviation Designs Studio, Inc. (collectively, the "Subsidiaries") to BE Aerospace, Inc., (the "Purchaser"). For good and valuable consideration to the Company and the Subsidiaries paid, receipt of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement dated as of April 16, 1998 between Stanford Aerospace Group, Inc. ("SAG") and the Purchaser (the "Asset Purchase Agreement"; capitalized terms used and not otherwise defined herein being used herein as defined in the Asset Purchase Agreement), the Company and the Subsidiaries by these presents do hereby agree as follows:

     1. Sale and Assignment of Assets and Properties. The Company and the Subsidiaries do hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver and confirm unto the Purchaser, its successors and assigns, forever, the entire right, title and interest in all the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Company or any Subsidiary or to which any of them is directly or indirectly entitled and, in any case, belonging to or used or intended to be used in the Business, other than the Excluded Assets (such assets and properties being referred to as the "Assets"), including, without limitation, the following:

     (i) the Business as a going concern;

     (ii) all the Real Property (except as described in Section 2(iii) below);

     (iii) all furniture, fixtures, equipment, machinery and other tangible personal property used or held for use by the Company and its Subsidiaries at the locations at which the Business is conducted, or otherwise owned or held by the Company and its Subsidiaries at the Closing Date for use in the conduct of the Business and not otherwise included in clause (ii) above;

     (iv) all vehicles and rolling stock;

     (v) all cash, cash equivalents and bank accounts (other than the Purchase Price Bank Account and the amount specified in Section 2(ii) below) owned by the Company and its Subsidiaries at the Closing Date;

     (vi) all Inventories;

     (vii) all Receivables;

     (viii) except for the Excluded Assets, all books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto owned, associated with or employed by the Company and its Subsidiaries or used in, or relating to, the Business at the Closing Date;

     (ix) the goodwill of the Company and its Subsidiaries relating to the Business;

     (x) all the Company's and its Subsidiaries' right, title and interest in, to and under the Owned Intellectual Property and the Licensed Intellectual Property;

     (xi) except for the Excluded Assets, all claims, causes of action, chooses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and enuring to the benefit of the Company and its Subsidiaries;

     (xii) all sales and promotional literature, customer lists and other sales-related materials owned, used, associated with or employed by the Company and its Subsidiaries at the Closing Date;

     (xiii) except for the Excluded Assets, all rights of the Company and its Subsidiaries under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable);

     (xiv) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Company and its Subsidiaries in connection with, or required for, the Business, to the extent transferable; and

     (xv) except for the Excluded Assets, all the Company's and its Subsidiaries' right, title and interest on the Closing Date in, to and under all other assets, rights and claims of every kind and nature used or intended to be used in the operation of, or residing with, the Business.

     The Company and its Subsidiaries warrant that upon delivery to the Purchaser of the Assets sold, assigned, transferred, conveyed, granted, bargained, set over, released, delivered and confirmed from the Company and its Subsidiaries to the Purchaser pursuant to this Bill of Sale and Assignment, the Purchaser will have good, marketable and indefeasible title to and ownership of such assets, free and clear of all Encumbrances, except as expressly contemplated by the Asset Purchase Agreement, and the Company and its Subsidiaries will warrant and defend, at their expense, such title against the claims of all persons whatsoever.

     2. Assets and Properties Not Sold and Assigned. The following are specifically excepted from the Assets sold and assigned to the Purchaser pursuant to Section 1 of this Bill of Sale and Assignment (the "Excluded Assets"):

     (i) the Purchase Price Bank Account;

     (ii) cash in the amount of $1,500,000;

     (iii) the Real Property located at 4000 NW 36th Avenue, Miami, Florida 33142, 4010 NW 36th Avenue, Miami, Florida 33142 and 4001 NW 37th Avenue, Miami, Florida 33142, respectively;

     (iv) all of the outstanding capital stock of the Company and the Subsidiaries;

     (v) the organization documents, minute and stock record books and the corporate seal of the Company and its Subsidiaries;

     (vi) the real property located at 2137 Hibiscus Circle, North Miami, Florida and the 28 Foot Pro-Line boat with twin outboard gasoline engines;

     (vii) all rights of SAG, the Company and the Subsidiaries under the Asset Purchase Agreement and the Ancillary Agreements;

     (viii) all warranties and rights to indemnification and similar rights in favor of SAG, the Company and the Subsidiaries under the Stock Purchase Agreement and all rights in favor of SAG under the Escrow Agreement (as defined in the Stock Purchase Agreement), including, without limitation, the right to receive and retain any and all amounts disbursed pursuant thereto;

     (ix) all rights to insurance, whether arising by contract, operation of law or otherwise, in favor of SAG, the Company or any Subsidiary to the extent related to any Loss for which indemnification is provided pursuant to Section 8.02(a) of the Asset Purchase Agreement; and

     (x) all assets acquired by the Company or any of its Subsidiaries after the Effective Time (A) that are unrelated to, and are not acquired by or with funds of, the Business and (B) the acquisition of which is funded by SAG or any of its Affiliates.

     3. Further Assurances. In addition to the obligations required to be performed by SAG, the Company and the Subsidiaries at the Closing under the Asset Purchase Agreement, the Company and the Subsidiaries agree to perform such other acts and to execute, acknowledge and/or deliver subsequent to the Closing, such other instruments, documents and other materials, all at the Purchaser's expense, which the Purchaser, its successors or assigns, may deem proper for the collection or reduction to possession of any of the Assets transferred hereunder or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred, assigned and delivered, or intended so to be. In addition, the Company or a Subsidiary, as the case may be, shall from time to time pay to the Purchaser, when received, any amounts which shall be received directly or indirectly by the Company or a Subsidiary, as the case may be (including amounts received as interest) in respect of any Assets sold, assigned or transferred to the Purchaser pursuant hereto.

     4. Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Purchaser of any Liabilities of the Company or any Subsidiary. The terms and provisions of the assumption of Liabilities by the Purchaser are set forth in the Assumption Agreement dated as of the date hereof between the Purchaser, the Company, the Subsidiaries and SAG.

     5. No Rights in Third Parties. Nothing expressed or implied in this Bill of Sale and Assignment is intended to confer upon any person, other than the Purchaser, the Company, the Subsidiaries and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Bill of Sale and Assignment.

     6. Successors and Assigns. This Bill of Sale and Assignment shall bind and inure to the benefit of the Company, the Subsidiaries and the Purchaser and their respective successors and assigns.

     7. Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts executed and to be performed within that State.

     8. Consent of Third Parties. Notwithstanding anything to the contrary herein, this Bill of Sale and Assignment is subject to the provisions of
Section 5.04(d) of the Asset Purchase Agreement.

     IN WITNESS WHEREOF, the Company and each Subsidiary have caused this Bill of Sale and Assignment to be executed as of te date first written above by their respective officers thereunto duly authorized.

AIRCRAFT MODULAR PRODUCTS, INC.


By_______________________________________
Name:
Title:


KP PROPERTY MANAGEMENT CORPORATION

By_______________________________________
Name:
Title:

AIRCRAFT MODULAR PRODUCTS INTERNATIONAL, INC.


By_______________________________________
Name:
Title:


PROTOTYPE EXPRESS, INC.

By_______________________________________
Name:
Title:


RTE AVIATION DESIGNS STUDIO, INC.

By_______________________________________
Name:
Title:


BE AEROSPACE, INC.

By_______________________________________
Name:
Title:

                                EXHIBIT 1.01(c)

                                     DEED

     This DEED, made this 21st day of April, 1998, by and between KP Property Management Corporation, a Florida corporation (the "Grantor"), and BE Aerospace, Inc., a Delaware corporation (the "Grantee"), the Grantee having a mailing address at 1400 Corporate Center Way, Wellington, Florida 33414, whose taxpayer identification number is 061209796.

                             W I T N E S S E T H:

     That the Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, in hand paid by the
Grantee, the receipt, sufficiency and adequacy whereof are hereby acknowledged, has granted, bargained and sold and hereby grants, bargains and sells to the Grantee, its successors and assigns forever, that certain parcel of land which is located in the County of Dade, State of Florida, and more particularly described on Exhibit A attached hereto and made a part hereof (the "Real Property"), together with all the buildings, structures, improvements, fixtures, machinery and equipment situated therein or thereon and together with all and singular the easements, tenements, hereditaments, appurtenances and other rights and privileges thereunto belonging or otherwise now or hereafter appertaining thereto, including all strips and gores of land lying adjacent to the Real Property and owned by the Grantor.

     SUBJECT TO THE  FOLLOWING:

     1. Taxes for the year 1998 and all subsequent years, which are not yet due and payable.

     2. Those certain matters set forth on Exhibit B attached hereto and made a part hereof.

     3.  Applicable  zoning  ordinances  and  regulations  affecting  the Real
Property.

     TO HAVE AND TO HOLD the same in fee simple forever.

     AND the Grantor hereby covenants to the Grantee that the Grantor has not done or suffered anything whereby the said Real Property has been encumbered in any way, except as aforesaid.

     IN WITNESS WHEREOF, the Grantor has executed this Deed on the date and year first above written.

                                            GRANTOR:

Signed, sealed and delivered            KP Property Management Corporation,
in the presence of:                     a Florida corporation

__________________________              By:
Name:_____________________              Name:
                                        Title:
__________________________
Name:_____________________              Grantor's Address:



STATE OF _______)
COUNTY OF _____)


     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared _______________________, the _____________________ of KP
Property Management Corporation, a Florida corporation, who executed the foregoing instrument on behalf of said corporation and who acknowledged to and before me that he did so voluntarily and for the purposes set forth herein, and who is personally known to me or produced ___________ as identification.


     WITNESS my hand and official seal in the County and State last aforesaid this __________ day of April, 1998.


                                            Notary Public, State of
                                            Name:
                                            Commission No.
                                                     (Seal)

My commission expires:

                                   EXHIBIT A

                              LEGAL DESCRIPTION

     The West 165 feet of the North 271.45 feet of the Northwest 1/4 of the Southwest 1/4 of the Southwest 1/4 of Section 21, Township 53 South, Range 41 East, Dade County, Florida, less the South 130 feet thereof and less the North 25 feet thereof, and less the West 35 feet thereof.

                                   EXHIBIT B

                             PERMITTED EXCEPTIONS

                                     DEED


     This DEED, made this 21st day of April, 1998, by and between KP Property Management Corporation, a Florida corporation (the "Grantor"), and BE Aerospace, Inc., a Delaware corporation (the "Grantee"), the Grantee having a mailing address at 1400 Corporate Center Way, Wellington, Florida 33414, whose taxpayer identification number is 061209796.

                             W I T N E S S E T H:

     That the Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, in hand paid by the
Grantee, the receipt, sufficiency and adequacy whereof are hereby acknowledged, has granted, bargained and sold and hereby grants, bargains and sells to the Grantee, its successors and assigns forever, that certain parcel of land which is located in the County of Dade, State of Florida, and more particularly described on Exhibit A attached hereto and made a part hereof (the "Real Property"), together with all the buildings, structures, improvements, fixtures, machinery and equipment situated therein or thereon and together with all and singular the easements, tenements, hereditaments, appurtenances and other rights and privileges thereunto belonging or otherwise now or hereafter appertaining thereto, including all strips and gores of land lying adjacent to the Real Property and owned by the Grantor.

     SUBJECT TO THE FOLLOWING:

     1. Taxes for the year 1998 and all subsequent years, which are not yet due and payable.

     2. Those certain matters set forth on Exhibit B attached hereto and made a part hereof.

     3.  Applicable  zoning  ordinances  and  regulations  affecting  the Real
Property.

     TO HAVE AND TO HOLD the same in fee simple forever.

     AND the Grantor hereby covenants to the Grantee that the Grantor has not done or suffered anything whereby the said Real Property has been encumbered in any way, except as aforesaid.

     IN WITNESS WHEREOF, the Grantor has executed this Deed on the date and year first above written.

                                            GRANTOR:

Signed, sealed and delivered                KP Property Management Corporation,
in the presence of:                         a Florida corporation

__________________________                  By:
Name:_____________________                  Name:
                                            Title:
__________________________
Name:_____________________                  Grantor's Address:



STATE OF _______)
COUNTY OF _____)

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared _______________________, the _____________________ of KP
Property Management Corporation, a Florida corporation, who executed the foregoing instrument on behalf of said corporation and who acknowledged to and before me that he did so voluntarily and for the purposes set forth herein, and who is personally known to me or produced ___________ as identification.


     WITNESS my hand and official seal in the County and State last aforesaid this __________ day of April, 1998.

                                            Notary Public, State of
                                            Name:
                                            Commission No.
                                                     (Seal)

My commission expires:

                                   EXHIBIT A

                               LEGAL DESCRIPTION


     The West 110 feet of the East 260 feet of the North 271.45 feet of the Northwest 1/4 of the Southwest 1/4 of the Southwest 1/4, less the North 25 feet and the South 96 feet thereof, in Section 21, Township 53 South, Range 41 East, all being and lying in Dade County, Florida.

                                   EXHIBIT B

                             PERMITTED EXCEPTIONS

                                     DEED


     This DEED, made this 21st day of April, 1998, by and between KP Property Management Corporation, a Florida corporation (the "Grantor"), and BE Aerospace, Inc., a Delaware corporation (the "Grantee"), the Grantee having a mailing address at 1400 Corporate Center Way, Wellington, Florida 33414, whose taxpayer identification number is 061209796.


                             W I T N E S S E T H:

     That the Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, in hand paid by the
Grantee, the receipt, sufficiency and adequacy whereof are hereby acknowledged, has granted, bargained and sold and hereby grants, bargains and sells to the Grantee, its successors and assigns forever, that certain parcel of land which is located in the County of Dade, State of Florida, and more particularly described on Exhibit A attached hereto and made a part hereof (the "Real Property"), together with all the buildings, structures, improvements, fixtures, machinery and equipment situated therein or thereon and together with all and singular the easements, tenements, hereditaments, appurtenances and other rights and privileges thereunto belonging or otherwise now or hereafter appertaining thereto, including all strips and gores of land lying adjacent to the Real Property and owned by the Grantor.


     SUBJECT TO THE FOLLOWING:

     1. Taxes for the year 1998 and all subsequent years, which are not yet due and payable.

     2. Those certain matters set forth on Exhibit B attached hereto and made a part hereof.

     3.  Applicable  zoning  ordinances  and  regulations  affecting  the Real
Property.

     TO HAVE AND TO HOLD the same in fee simple forever.

     AND the Grantor hereby covenants to the Grantee that the Grantor has not done or suffered anything whereby the said Real Property has been encumbered in any way, except as aforesaid.

     IN WITNESS WHEREOF, the Grantor has executed this Deed on the date and year first above written.
                                          GRANTOR:

Signed, sealed and delivered              KP Property Management Corporation,
in the presence of:                       a Florida corporation

__________________________                By:
Name:_____________________                Name:
                                          Title:
__________________________
Name:_____________________          Grantor's Address:



STATE OF _______)
COUNTY OF _____)

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared _______________________, the _____________________ of KP
Property Management Corporation, a Florida corporation, who executed the foregoing instrument on behalf of said corporation and who acknowledged to and before me that he did so voluntarily and for the purposes set forth herein, and who is personally known to me or produced ___________ as identification.

     WITNESS my hand and official seal in the County and State last aforesaid this __________ day of April, 1998.


                                            Notary Public, State of
                                            Name:
                                            Commission No.
                                                     (Seal)

My commission expires:

                                   EXHIBIT A

                               LEGAL DESCRIPTION


     The West 125 feet of the East 150 feet of the North 271.45 feet of the Northwest 1/4 of the Southwest 1/4, of the Southwest 1/4, less the North 25 feet and the South 96 feet thereof, in Section 21, Township 53 South, Range 41 East, all being and lying in Dade County, Florida.

                                   EXHIBIT B

                             PERMITTED EXCEPTIONS

                                     DEED

      This DEED, made this 21st day of April,  1998, by and between KP Property
Management  Corporation,   a  Florida  corporation  (the  "Grantor"),  and  BE
Aerospace, Inc., a Delaware corporation (the "Grantee"), the Grantee having a mailing address at 1400 Corporate Center Way, Wellington, Florida 33414, whose taxpayer identification number is 061209796.


                             W I T N E S S E T H:

     That the Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, in hand paid by the
Grantee, the receipt, sufficiency and adequacy whereof are hereby acknowledged, has granted, bargained and sold and hereby grants, bargains and sells to the Grantee, its successors and assigns forever, that certain parcel of land which is located in the County of Dade, State of Florida, and more particularly described on Exhibit A attached hereto and made a part hereof (the "Real Property"), together with all the buildings, structures, improvements, fixtures, machinery and equipment situated therein or thereon and together with all and singular the easements, tenements, hereditaments, appurtenances and other rights and privileges thereunto belonging or otherwise now or hereafter appertaining thereto, including all strips and gores of land lying adjacent to the Real Property and owned by the Grantor.

     SUBJECT TO THE FOLLOWING:

     1. Taxes for the year 1998 and all subsequent years, which are not yet due and payable.

     2. Those certain matters set forth on Exhibit B attached hereto and made a part hereof.

     3.  Applicable  zoning  ordinances  and  regulations  affecting  the Real
Property.

     TO HAVE AND TO HOLD the same in fee simple forever.

     AND the Grantor hereby covenants to the Grantee that the Grantor has not done or suffered anything whereby the said Real Property has been encumbered in any way, except as aforesaid.

     IN WITNESS WHEREOF, the Grantor has executed this Deed on the date and year first above written.
                                            GRANTOR:

Signed, sealed and delivered                KP Property Management Corporation,
in the presence of:                         a Florida corporation

__________________________                  By:
Name:_____________________                  Name:
                                            Title:
__________________________
Name:_____________________                  Grantor's Address:



STATE OF _______)
COUNTY OF _____)

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared _______________________, the _____________________ of KP
Property Management Corporation, a Florida corporation, who executed the foregoing instrument on behalf of said corporation and who acknowledged to and before me that he did so voluntarily and for the purposes set forth herein, and who is personally known to me or produced ___________ as identification.

     WITNESS my hand and official seal in the County and State last aforesaid this __________ day of April, 1998.


                                            Notary Public, State of
                                            Name:
                                            Commission No.
                                                     (Seal)

My commission expires:

                                   EXHIBIT A

                               LEGAL DESCRIPTION

     The West 78.07 feet of the East 338.07 feet of the North 271.45 feet of the Northwest 1/4 of the Southwest 1/4 of the Southwest 1/4 less the North 25 feet and less the South 96 feet thereof, in Section 21, Township 53 South, Range 41 East, Dade County, Florida.

                                   EXHIBIT B

                             PERMITTED EXCEPTIONS

                                     DEED

     This DEED, made this 21st day of April, 1998, by and between KP Property Management Corporation, a Florida corporation (the "Grantor"), and BE Aerospace, Inc., a Delaware corporation (the "Grantee"), the Grantee having a mailing address at 1400 Corporate Center Way, Wellington, Florida 33414, whose taxpayer identification number is 061209796.

                             W I T N E S S E T H:

     That the Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, in hand paid by the
Grantee, the receipt, sufficiency and adequacy whereof are hereby acknowledged, has granted, bargained and sold and hereby grants, bargains and sells to the Grantee, its successors and assigns forever, that certain parcel of land which is located in the County of Dade, State of Florida, and more particularly described on Exhibit A attached hereto and made a part hereof (the "Real Property"), together with all the buildings, structures, improvements, fixtures, machinery and equipment situated therein or thereon and together with all and singular the easements, tenements, hereditaments, appurtenances and other rights and privileges thereunto belonging or otherwise now or hereafter appertaining thereto, including all strips and gores of land lying adjacent to the Real Property and owned by the Grantor.

     SUBJECT TO THE FOLLOWING:

     1. Taxes for the year 1998 and all subsequent years, which are not yet due and payable.

     2. Those certain matters set forth on Exhibit B attached hereto and made a part hereof.

     3.  Applicable  zoning  ordinances  and  regulations  affecting  the Real
Property.

     TO HAVE AND TO HOLD the same in fee simple forever.

     AND the Grantor hereby covenants to the Grantee that the Grantor has not done or suffered anything whereby the said Real Property has been encumbered in any way, except as aforesaid.

     IN WITNESS WHEREOF, the Grantor has executed this Deed on the date and year first above written.

                                            GRANTOR:

Signed, sealed and delivered                KP Property Management Corporation,
in the presence of:                         a Florida corporation

__________________________                  By:
Name:_____________________                  Name:
                                            Title:
__________________________
Name:_____________________                  Grantor's Address:



STATE OF _______)
COUNTY OF _____)


     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared _______________________, the _____________________ of KP
Property Management Corporation, a Florida corporation, who executed the foregoing instrument on behalf of said corporation and who acknowledged to and before me that he did so voluntarily and for the purposes set forth herein, and who is personally known to me or produced ___________ as identification.

     WITNESS my hand and official seal in the County and State last aforesaid this __________ day of April, 1998.


                                            Notary Public, State of
                                            Name:
                                            Commission No.
                                                     (Seal)

My commission expires:

                                   EXHIBIT A

                               LEGAL DESCRIPTION


     The East 165 feet of the West 330 feet of the North 271.45 feet of the Northwest 1/4 of the Southwest 1/4 of the Southwest 1/4 of Section 21, Township 53 South, Range 41 East, Dade County, Florida, less the North 25 feet thereof to Dade County, Florida for road purposes, as recorded on July 30th, 1946, in Deed Book 2728, at Page 432, of the Public Records of Dade County, Florida.

                                   EXHIBIT B

                             PERMITTED EXCEPTIONS

                               EXHIBIT 1.01(d)

                     EMPLOYMENT AGREEMENT WITH ROGER KOCH

                                [SEE ATTACHED]

     This Employment Agreement (the "Agreement") is made as of April __, 1998 by and between RTE Acquisition Corporation, a Florida corporation (the "Company"), and Roger Koch (the "Employee").

                                   Recitals

     WHEREAS, the Company has entered into a Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), pursuant to which The Stanford Aerospace Group, Inc. will acquire (the "Acquisition") all of the issued and outstanding capital stock of the Company; and

     WHEREAS, this Agreement is being entered into between the Employee and the Company as a condition to closing of the Stock Purchase Agreement; and

     WHEREAS, the parties understand that this Agreement is being entered into in connection with the Acquisition and the parties desire to enter into this Agreement, to be effective upon the Effective Date; and

     WHEREAS, the Company wishes to employ the Employee and the Employee wishes to accept such employment on the terms and conditions hereafter set forth; and

     WHEREAS, subject to the terms and conditions hereinafter set forth, the Company wishes to make secure for itself the experience, abilities and services of the Employee and to prevent the loss of such experience, services and abilities; and

     WHEREAS, the Employee has successfully completed drug/substance abuse testing and the Company has received the results of such testing.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, each intending to be legally bound to hereby agree as follows:

                                   AGREEMENT

     1. Effective Date of the Agreement. This Agreement shall become effective as of the Closing Date (as defined in the Stock Purchase Agreement the "Effective Date"). In the event that the closing is not consummated, this Agreement shall be null and void.

     2. Employment. The Company shall employ the Employee, and the Employee shall perform services for and continue in the employment of the Company, for an initial period of two (2) years commencing on the Effective Date. For purposes of this Agreement (i) the term "Employment Period" shall mean the two
(2) year period, as aforesaid.

     3. Position and Duties. During his employment with the Company, the Employee shall serve as the Group Vice President and General Manager of the General Aviation/VIP Products Group of the Company or in such other capacity as may be determined by the President of the Company. In such capacity, the Employee will be accountable to, and will also have such powers, duties and responsibilities as may from time to time be prescribed by, the Board of Directors of the Company or the President of the Company. He will perform and discharge his duties and responsibilities faithfully, diligently and to the best of his ability. He will devote all of his working time and efforts to the business and affairs of the Company.

     4. Compensation.

     a. Base Salary. During the Employment Period, the Employee will receive a base salary (the "Base Salary") at a rate of $150,000 per annum. Such Base Salary rate may be adjusted from time to time by the President or his designee, each in his sole discretion; provided, however, that the Base Salary shall at no time be adjusted to below $150,000 per annum. All payments under this paragraph or any other paragraph of this Agreement will be made in accordance with the regular payroll practices of the Company, reduced by applicable withholding. Subject to paragraph 4 below, the Base Salary payable to the Employee for any period of service less than one full year shall be prorated.

     b. Incentive Bonus. The Employee may receive a performance bonus under the Company's General Management Incentive Plan of up to one hundred (100%) percent of his Base Salary, as determined by the President after the end of the 1999 fiscal year and is to be paid as soon as practicable after the close of the fiscal year. Any subsequent changes to the executive bonus plan after fiscal year 1999 shall apply to this Agreement.

     c. Automobile. Without limiting the generality of the foregoing, during the Employment Period, the Company shall continue to make lease payments as currently in effect through the lease expiration date. Subsequent to the expiration of the existing lease, the Company will increase the Employee's Base Salary in an amount consistent with its then current automobile allowance.

     d. Benefits. During the Employment Period, the Employee will be eligible to participate in or receive benefits under all benefit and welfare plans made generally available to employees of the Company, as in effect from time to time, all subject to plan terms and generally applicable policies. During the Employment Period, the Employee shall also be entitled to paid vacation in accordance with Company policy as well as all paid holidays given by the Company to its employees. Full credit will be given for prior service as it relates to employee benefits.

     e. Vacation. All unused accrued vacation will be paid as soon as practicable.

     f. Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by him on behalf of the Company, provided that such expenses are reported and recorded in accordance with Company policy.

     5. Termination by the Company Without Cause or by Employee for Good Reason. The Company may terminate the Employee during the Employment Period at any time without Cause (as defined in paragraph 6(b) below). If the Company terminates the Employee without Cause or if the Employee terminates his employment hereunder for Good Reason under paragraph 8 the Company shall pay to the Employee (i) earned and unpaid compensation under paragraph 4 owed to the Employee to the effective date of such termination and (ii) a one-time severance payment equal to the Base Salary in effect on such effective date and prorated for the balance of the Employment Period. In the event the Employee is not offered continued employment beyond the initial Employment Period, the Company shall pay to the Employee earned and unpaid compensation owed to the Employee through the last day of the initial Employment Period.

     6. Termination of Employee's Employment by Reason of Cause.

     (a) The Company may terminate the Employee during the Employment Period at any time for Cause (as hereinafter defined). Upon any such termination, the Company shall have no obligation hereunder to the Employee other than the payment of the Employee's earned and unpaid compensation under paragraph 4 owed to the employee to the effective date of such termination.

     (b) For purposes of this Agreement the term "Cause" shall mean any of the following:

     (i) A failure of the Employee to perform his employment-related duties in any material respect (other than any such failure resulting from a Permanent Disability (as hereinafter defined) of the Employee;

     (ii) Any misconduct by the Employee relating, directly or indirectly, to the Company or any knowing breach by the Employee of any policy of the Company applicable to the Employee;

     (iii) Any breach by the Employee of any of the restrictive covenants set forth in this Agreement;

     (iv) Any violation by the Employee of any federal or state law or regulation applicable to the business of the Company, or the Employee's commission of a common law fraud or conviction of a felony or crime involving moral turpitude; or

     (v) Any negligence of the Employee that has a significant adverse impact on the Company;

provided, however, if the action or failure to act on the part of the Employee that would otherwise constitute Cause is susceptible to cure, in order to constitute Cause, the Company must notify the Employee in writing of its intent to terminate the Employee for Cause and the reason therefore, and provide the Employee twenty calendar days to effect a cure.

     7. Permanent Disability; Death.

     (a) If during the Employment Period (i) The Employee shall become ill, mentally or physically disabled, or otherwise incapacitated so as to be unable regularly to perform the duties of his position for a period in excess of 90 consecutive days or more than 120 days in any consecutive 12-month period or
(ii) a duly licensed physician selected by the Company with the reasonable approval of the Employee determines that the Employee is mentally or physically disabled so as to be unable to perform regularly the duties of his position and such condition is expected to be of a permanent duration (a "Permanent Disability"), then the Company shall have the right to terminate employment upon twenty days' prior written notice to the Employee. Upon a request by the Company, the Employee will submit to a medical examination to determine whether the Employee has sustained a Permanent Disability. Upon such a termination, the Company shall have no obligation to the Employee or to the Employee's executors, administrators, heirs, or permitted assigns hereunder other than the payment of the Employee's earned and unpaid compensation under paragraph 4 to the effective date of such termination.

     (b) The Employment Period shall be deemed terminated by the Company upon the death of the Employee and the Company shall have no obligation hereunder to the Employee or the Employee's estate other than the payment of the Employee's earned and unpaid compensation to the effective date of such termination.

     8. Resignation by Employee. The Employee may terminate his employment hereunder during the Employment Period for any reason. If the Employee terminates his employment during the Employment Period for any reason, other than Good Reason (as hereinafter defined), the Company shall have no obligation hereunder to the Employee other than the payment of the Employee's earned and unpaid compensation under paragraph 4 to the effective date of such termination.

     "Good Reason" shall mean termination of the Employee's employment with the Company by reason of the Employee's resignation within thirty days following: (i) a reduction in the level of the Employee's Base Salary as set forth in paragraph 4 above if such reduction is not retracted by the Company within ten days of notice by the Employee of his intent to terminate his employment hereunder for Good Reason as a consequence of such reduction, (ii) a material breach by the Company of its obligations to the Employee under this Agreement, which material breach, if susceptible to cure, remains uncured for twenty calendar days, (iii) the Employee's responsibilities with the Company are materially diminished, if such material diminishment is not retracted by the Company within ten days of notice by the Employee of his intent to terminate his employment hereunder for Good Reason as a consequence of such material diminishment, (iv) a demand by the Company that the Employee relocate from his present residence if such demand is not retracted by the Company within ten days of notice by the Employee of his intent to terminate his employment hereunder for Good Reason as a consequence of such demand or (v) a demand by the Company that the Employee violate any law, regulation, code or ordinance or commit any crime, if such demand is not retracted by the Company within ten days of notice by the Employee of his intent to terminate his employment hereunder for Good Reason as a consequence of such demand.

     9. Confidentiality; Proprietary Rights. Without the written consent of the Board of Directors of the Company, the Employee will not during or after his employment with the Company, disclose to any person or entity (other than a person or entity to which disclosure is in his reasonable judgment necessary or appropriate in connection with the performance of his duties as an employee of the Company), any information obtained by him while in the employ of the Company the disclosure of which may be adverse to the interests of the Company, or use any such information to the detriment of the Company; provided, however, that such restriction shall not apply to information generally known to the public other than as a result of unauthorized disclosure by the Employee.

     All inventions, developments, methods, processes and ideas conceived, developed or reduced to practice by the Employee during his Employment Period, and for one year thereafter, which are directly or indirectly useful in, or relate to, the business of or products manufactured or sold by the Company or any of its subsidiaries shall be promptly and fully disclosed by him to an appropriate executive officer of the Company (accompanied by all papers, drawings, data and other materials relating thereto) and shall be the Company's exclusive property as against him. The Employee will, upon the Company's request and at its expense (but without any additional compensation to him), execute all documents reasonably necessary to assign his right, title and interest in any such invention, development, method or idea (and to direct issuance to the Company of all patents or copyrights with respect thereto).

     The Employee understands and acknowledges that in the course of his employment, he will have access to and will learn information proprietary to the Company, including, without limitation, business plans, financial
information,   protocols,   proposals,   manuals,   clinical   procedures  and
guidelines, computer source codes, programs, software, know-how and specifications, copyrights, trade secrets, market information, data and customer information (collectively, "Proprietary Information"). The Employee agrees that during the period beginning on the Closing Date and ending on the fifth anniversary of the Employment Period (the "Confidentiality Period"), he will keep confidential and will not disclose, directly or indirectly, any such Proprietary Information to any third party, except as required to fulfill his duties hereunder, and will not misuse, misappropriate or exploit such Proprietary Information in any way; provided, however, that with respect to any Proprietary Information that constitutes a trade secret or trade secrets the Company has taken reasonable measures to protect and keep absolutely confidential in order to preserve the value thereof, the Confidentiality Period will extend in perpetuity. The restrictions contained herein shall not apply to any information which (a) was already available to the public at the time of disclosure, or subsequently became available to the public, otherwise than by breach of this Agreement, (b) was the subject of an administrative, judicial, quasi-judicial or governmental subpoena or order to disclose or (c) is or becomes available to the Employee after the termination of employment on a non-confidential basis from a third-party source; provided that such third-party source is not bound by a confidentiality agreement or any other obligation to the Company. Furthermore, "Proprietary Information" shall not include the general skills, knowledge of the trade, judgment, training, experience, or expertise that the Employee learns or develops while an employee of the company, but is intended to and shall relate only to trade secrets and proprietary and confidential information of value in the possession of the Company. Upon any termination of employment, the Employee shall immediately return to the Company all copies of any Proprietary Information in his possession.

     10. Inventions.

     10.1.Definition of Inventions. As used in this Agreement, the term "Invention" means any new or useful art, discovery, contribution, finding or improvement, whether or not patentable, and all related know-how. Inventions include, but are not limited to, all designs, discoveries, formulas, processes, manufacturing techniques, semiconductor designs, computer software, inventions, improvements and ideas.

     10.2.Disclosure and Assignment of Inventions.

     (a) The Employee will promptly disclose and describe to the Company all Inventions which the Employee may solely or jointly conceive, develop, or reduce to practice during the Employment Period (i) which relate, at the time of conception, development, or reduction to practice of the Invention, to the Company's business or actual or demonstrably anticipated research or development, (ii) which were developed, in whole or in part, on the Company's time or with the use of any of the Company's equipment, supplies, facilities or trade secret information, or (iii) which resulted from any work the Employee performed for the Company (the "Company Inventions"). The Employee assigns all his right, title, and interest worldwide in the Company Inventions and in all intellectual property rights based upon the Company Inventions. However, the Employee does not assign or agree to assign any Inventions relating in any way to the Company business or demonstrably anticipated research and development which were made by the Employee prior to his employment with the Company, which Inventions, if any, are identified on Schedule "A" attached hereto and made a part hereof. Schedule "A" contains no confidential information. The Employee has no rights in any Inventions other than the inventions specified in Schedule "A". If no such list is attached, the Employee has no such Inventions or the Employee grants an irrevocable, nonexclusive, royalty-free, worldwide license to the Company to make, use and sell Inventions developed by the Employee prior to his employment with the Company.

     (b) The Employee recognizes that Inventions relating to his activities while working for the Company and conceived or made by the Employee, alone or with others, within one (1) year after termination of the Employment Period may have been conceived in significant part while the Employee was retained by the Company. Accordingly, the Employee agrees that such Inventions shall be presumed to have been conceived during my employment or consultancy with the Company and are to be assigned to the Company as a Company Invention unless and until the Employee has established the contrary. The Employee agrees to disclose promptly in writing to the Company all Inventions made or conceived by him for one (1) year after the Employment Period, whether or not the Employee believes such Inventions are subject to this Agreement, to permit a determination by the Company as to whether or not the Inventions should be the property of the Company. Any such information will be received in confidence by the Company.

     11. Documents and Material. Upon termination of the Employee's employment with the Company or at any other time upon the Company's request, the Employee will promptly deliver to the Company, without retaining any copies, all documents and other materials furnished to the Employee by the Company, prepared by the Employee for the Company or otherwise relating to the Company's business, including without limitation all written and tangible material in his possession incorporating any Proprietary Information.

     12. Restrictive Activities. During the period beginning on the Closing Date and ending on the fifth anniversary of the Employment Period (the "Restricted Period"), the Employee shall not (as principal, agent, employee, consultant or otherwise), directly or indirectly, without the prior written approval of the Company engage in activities for, or render services to any firm or business (i) that conducts a business or engages in any activities conducted or engaged in by the Company (or contemplated by the Company's business plan) at the time of termination, which business or activities could be reasonably construed to be in competition with the Company, (ii) that develops or offers products or services substantially similar to those products or services developed or offered by the Company or (iii) that conducts any other business in which the Company is then engaged if the Employee has engaged in such business activities for the Company or obtained Proprietary Information with respect thereto. During the Restricted Period, the Employee shall not, directly or indirectly, solicit or contact any customer or any prospective customer of the Company.

     It is understood and agreed that ownership of not more than five percent of the stock or other equity interests of a public company shall not constitute a violation of this Agreement. The Employee agrees that the restrictions contained in this Section 12 and Sections 9, 10 and 11 above are reasonably necessary for the protection of the Company and that a violation of such provisions will cause damage that may be irreparable or impossible to ascertain and, accordingly, that the Company will be entitled (subject to meeting the appropriate evidentiary standard for injunctive relict) without posting a bond to injunctive or other similar relief in equity from a court of competent jurisdiction to enforce or restrain a violation of these restrictions.

     The Employee agrees that The Stanford Aerospace Group, Inc. would not have acquired the Company but for the provisions contained in this Section 12 and Sections 9, 10 and 11 above.

     13. Acts to Secure Proprietary Rights.

     13.1.Further Acts. The Employee agrees to perform, during and after the Restricted Period, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Inventions. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents and copyrights or other legal proceedings.

     13.2.Appointment of Attorney-In-Fact. In the event that the Company is unable for any reason whatsoever to secure my signature to any lawful and necessary document required to apply for or execute any patent, copyright or other applications with respect to any Company Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), I hereby irrevocably appoint the Company and its duly authorized officers and agents as my agents and attorneys-in-fact to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by me.

     14. No Conflicting Obligations. The Employee's performance of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee prior to his employment with the Company. The Employee will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or other person or entity. The Employee is not a party to any other agreement which will interfere with his full compliance with this Agreement. The Employee will not enter into any agreement, whether written or oral, conflicting with the provisions of this Agreement.

     15. Assignment: Binding Effect. Neither the Company nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Employee in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any other person or transfer all or substantially all of its properties or assets to any other person, in which event such other person shall be deemed the "Company" hereunder for all purposes. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, and their respective successors, executors, administrators, heirs and permitted assigns.

     16. Enforceability; Severability. The invalidity and unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect, it shall be construed by limiting it so as to be enforceable to the maximum extent compatible with applicable law.

     17. Entire Agreement; Headings Counterparts. This Agreement constitutes the entire agreement between the Company and the Employee with respect to the subject matter hereof, and supersedes any prior communications, agreements and understandings, written or oral among the Company and the Employee, with respect to his employment and compensation and all matters pertaining thereto. The headings in this Agreement are for convenience only and shall not affect the meaning hereof, This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     18. Waiver; Amendment. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term of obligation of this Agreement, or the wavier by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may be amended or modified only by a written instrument signed by the Employee and the Company.

     19. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Florida without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by the Employee as of the date and year first above written.




                                            RTE Acquisition Corporation


                                            By:


                                            Employee


                                            Roger Koch

-------------------------------------------------------------------------------



















                                    LEASE

                                   between

                      KP PROPERTY MANAGEMENT CORPORATION

                                  as Lessor

                                     AND

                              BE AEROSPACE, INC.

                                  as Lessee


                         Dated as of April ___, 1998



















------------------------------------------------------------------------------

THIS LEASE ("Lease') is dated as of the ____ day of April, 1998, and is between KP PROPERTY MANAGEMENT CORPORATION, a Florida corporation ("Lessor") and BE AEROSPACE INC., a Delaware corporation ("Lessee").


                                  ARTICLE I.

1.      Leased Property: Term

     Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee leases from Lessor all of Lessor's rights, title and interests in and to the following (collectively the "Leased Property"):

     (a) the real property described in Exhibit A attached hereto (collectively, the 'Land') designated and known as 4000 NW 36th Avenue, Miami, Florida 33142, 4010 NW 36th Avenue. Miami, Florida 33142, and 4001 NW 37th Avenue, Miami. Florida 33142;

     (b) all buildings, structures, Fixtures and other improvements of every kind and nature now or hereafter located on the Land, including alleyways and connecting tunnels, sidewalks, utility pipes. conduits and lines (on-site and off-site to the extent Lessor has obtained any interest in the same). parking areas and roadways appurtenant to such buildings and structures and Capital Additions funded by Lessor (collectively, the "Leased Improvements"):

     (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively, the "Related Rights");

     (d) all equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Leased Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting. ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures").

     SUBJECT, HOWEVER, to the easements, encumbrances, covenants, conditions and restrictions and other matters which affect the Leased Property as of the date hereof or the Commencement Date or created thereafter as permitted hereunder to have and to hold for a term (the "Term") commencing on the Commencement Date, as defined below, and ending at 11:59 p.m. on the expiration of the fifth (5th) Lease Year, unless this Lease is earlier terminated as hereinafter provided.

                                  ARITLCE II

     2. DEFINITIONS. For all purposes of this Lease, except as otherv~'ise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable; (iii) all references in this Lease to designated "Articles," "Sections", Paragraphs, Exhibits, Schedules and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease; (iv) the word "including" shall have the same meaning as the phrase "including, without limitation," and (v) the words "herein," "hereof' and "hereunder" and other similar words refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

                ADDITIONAL CHARGES: As defined in Article III.

     Affiliate: Any Person which, directly or indirectly (including through one or more intermediaries), controls or is controlled by or is under common control with any other Person, including an~' Subsidiary of a Person. For purposes of this definition, the definition of "Controlling Person" below, and
Article XXIV below, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"). as used with respect to any Person, shall mean the possession, directly or indirectly (including through one or more intermediaries), of the power to direct or cause the direction of the management and policies of such Person, through the ownership or control of voting securities, partnership interests or other equity interests or otherwise. Without limiting the generality of the foregoing. when used with respect to any corporation, the term "Affiliate" shall also include (i) any Person which owns, directly or indirectly (including through one or more intermediaries). Fifty Percent (50%) or more of any class of voting security or equity interests of such corporation. (ii) any Subsidiary of such corporation and (iii) any Subsidiary of a Person described in clause (i).

     Allocated Value: As defined in the definition of Transfer Consideration in this Article 11 and as further determined in accordance with the appraisal procedures set forth in Article XXXIV.

     Asset Purchase Agreement: The Asset Purchase Agreement. dated of even date herewith, between Lessor, as seller, and Lessee, as buyer.

     Appraiser: As defined in Article XXXIV.

     Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

     Bankruptcy Code: The United Stated Bankruptcy Code (11 U.S.C. (0) 101 ~j and any successor statute or legislation thereto.

     Base Period: The period commencing on that date which is eighteen (18) months prior to the date any appraisal of the Facility is made pursuant to the provisions of Article XXXIV and ending on the date which is six (6) months prior to the date any such appraisal of the Facility is made.

     BLS: Bureau of Labor Statistics, U.S. Department of Labor.

     Business Day: Each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

     Capital Additions: One or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements, or the material expansion of existing improvements, which are constructed on any parcel or portion of the Land, during the Term, including construction of a new wing or new story, or the renovation of existing improvements on the Leased Property in order to provide a functionally new facility needed to provide services not previously' offered.

     Commencement Date: _________________, 1998.

     Condemnation: The exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntarv sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

     Condemnor: Any public or quasi-public authority, having the power of Condemnation.

     Controlling Person: Any (i) Person(s) which, directly or indirectly (including through one or more intermediaries), controls Lessee and would be deemed an Affiliate of Lessee, including any partners, shareholders, principals, members, trustees andlor beneficiaries of any such Person(s) to the extent the same control Lessee and would be deemed an Affiliate of Lessee, and (ii) Person(s) which controls, directly or indirectly (including through one or more intermediaries), any other Controlling Person(s) and which would be deemed an Affiliate of any such Controlling Person(s).

     Date of Taking: The date the Condemnor has the right to possession of the property being condemned.

     Environmental Costs: As defined in Article XXXVII.

     Environmental Laws: Environmental Laws shall mean any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, guidances, policies, orders, decrees, judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, clean-up, transportation or regulation of any Hazardous Substance, including the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide,
Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

     Event of Default: As defined in Article XVI.

     Facility: The manufacturing facility being operated or proposed to be operated on the Leased Property and any' Capital Additions.

     Facility Mortgage: As defined in Article XIII.

     Fair Market Rental: The fair market rental value of the Leased Property and all Capital Additions, or applicable portion(s) thereof, assuming the same is exposed on the open market at the time of the appraisal and taking into account, among other relevant factors, the income generated from the Leased Property' and all Capital Additions, or applicable portion(s) thereof, but specifically excluding brokerage commissions and other Lessor payments that do not directly inure to the benefit of lessees, all as determined in accordance with the appraisal procedures set forth in Article XXXIV.

     Fair Market Value: The fair market value of the Leased Property and all Capital Additions, determined in accordance with the appraisal procedures set forth in Article XXXIV and this definition. Fair Market Value shall be the higher value obtained by assuming that the Leased Property and all Capital Additions is either unencumbered by this Lease or encumbered by this Lease. Fair Market Value shall also be the higher value obtained by' valuing the Leased Property and all Capital Additions for their highest and best use or as a manufacturing Facility operated in accordance with the provisions of this Lease.

     Fixtures: As defined in Article I.

     GAAP: Generally accepted accounting principles, consistently applied.

     Handling: As defined in Article XXXVII.

     Hazardous Substances: Collectively. any petroleum, petroleum product or byproduct or any substance, material or waste regulated or listed pursuant to any Environmental Law.

     Impositions: Collectively, all taxes, including ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes; assessments including assessments for public improvements or benefits; water. se~xer and other utility levies and charges; excise tax levies; fees including license, permit. inspection, authorization and similar fees; and all other governmental charges, in each case whether general or special. ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property', an~' Capital Additions and/or the Rent and all interest and penalties thereon attributable to any failure in pay'ment by Lessee which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Lessor or Lessor's interest in the Leased Property or any Capital Additions, (ii) the Leased Property', any Capital Additions or any parts thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property, any Capital Additions or the leasing or use of the Leased Property, any Capital Additions or any parts thereof, provided, however, that nothing contained in this Lease shall be construed to require Lessee to pay (a) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person, (b) any transfer, or net revenue tax of Lessor or any other Person except Lessee and its successors, (c) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property, any

     Capital Additions or the proceeds thereof, or (d) except as expressly provided elsewhere in this Lease, any principal or interest on any indebtedness on the Leased Property for which Lessor is the obligor, except to the extent that any tax, assessment, tax levy or charge, of the type described in any of clauses (a), (b), (c) or (d) above is levied, assessed or imposed in lieu of or as or as a substitute for any tax, assessment, levy or charge which is otherwise included in this definition of an "Imposition."

     Insurance Requirements: The terms of any insurance policy required by' this Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.

     Land: As defined in Article I.

     Lease: As defined in the preamble.

     Lease Year: Each period of twelve (12) full calendar months from and after the Commencement Date, unless the Commencement Date is a day other than the first (1st) day of a calendar month, in which case the first Lease Year shall be the period commencing on the Commencement Date and ending on the last day of the eleventh (11th) month following the month in which the Commencement Date occurs and each subsequent Lease Year shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year; provided, however, that the last Lease Year during the Term may be a period of less than twelve (12) full calendar months and shall end on the last day of the Term.

     Leased Improvements: Leased Property: Each as defined in Article I.

     Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws (including common law and Environmental Laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions affecting either the Leased Property, Personal Property' and all Capital Additions or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property, Personal Property' and all Capital Additions. (ii) in any way adversely affect the use and enjoyment thereof, or (iii) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance.

     Lessee: As defined in the preamble.

     Lessor: As defined in the preamble.

     Minimum Rent: As defined in Article III.

     Occupancy Arrangement: Any sublease, license or other arrangement with a Person for the right to use, occupy' or possess any' portion of the Leased Property and/or any' Capital Additions.

Occupant:       Any Person under an Occupancy Arrangement.

     Officer's Certificate: A certificate of Lessee signed by an officer authorized to so sign by' its board of directors or by-laws.

     Overdue Rate: On any date, a rate equal to Eighteen Percent (18%) per annum, but in no event greater than the maximum rate then permitted under applicable law.

     Payment Date: Any due date for the payment of the installments of Minimum Rent, Additional Rent or any other sums payable under this Lease.

     Person: Any' individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability' partnership, limited liability' company', unincorporated organization, government or any' agency or political subdivision thereof or any' other form of entity.

     Personal Propeit': All machinery, furniture and equipment, including phone systems and computers, trade fixtures, inventory, supplies and other personal property used or useful in the use of the Leased Property' and any' Capital Additions for their Primary Intended Use, other than Fixtures.

     Primary Intended Use: Manufacturing facility and such other uses necessary or incidental to such use.

     Prime Rate: On any date, a rate equal to the annual rate on such date announced by the Bank of New York to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If the Bank of New York discontinues its use of such prime, base or reference rate or ceases to exist, Lessor shall designate the prime, base or reference rate of another state or federally chartered bank based in New York to be used for the purpose of calculating the Prime Rate hereunder.

     Rating Agencies: Any one or more of Moody's Investors Service. Inc. and Standard and Poor's Ratings Services.

     Rent:  Collectively,  the Minimum Rent,  Additional  Rent and  Additional
Charges.

     SEC: Securities and Exchange Commission.

     State: The State in which the Leased Property' is located.

     Stock Purchase Agreement: As defined in the Asset Purchase Agreement.

     Subsidiaries: Corporations, partnerships, limited liability' companies, business trusts or other legal entities with respect to which a Person owns, directly or indirectly' (including through one or more intermediaries), more than 50% of the voting stock or partnership, membership or other equity' interest, respectively.

     Term: As defined in Article I.

     Transfer: As defined in Article XXIV.

     Unsuitable for Its Primarv Intended Use: A state or condition of the Facility such that by' reason of damage or destruction or Condemnation, in the good faith judgment of Lessor, the Facility cannot be operated on a commercially' practicable basis for its Primary Intended Use.

                                 ARTICLE III.

     3.1 RENT. Lessee will pay' to Lessor in lawful money of the United States of America which shall be legal tender for the pay'ment of public and private debts, without offset or deduction, except as otherwise specified herein, the amounts set forth hereinafter as Minimum Rent and

     Additional Rent during the Term. Payments of Minimum Rent and Additional Rent shall be made on the first day of each calendar month at Lessor's address set forth in Article XXXIII or at such other place or to such other Person as Lessor from time to time may designate in writing at least 15 days prior to a Payment Date.

     3.1.1 Minimum Rent. (a) For the period from the Commencement Date through the expiration of the fifth Lease Year, Lessee shall pay to Lessor "Minimum Rent" monthly, in advance on or before the first day' of each calendar month, an amount equal to $17,443. The first monthly' payment of Minimum Rent shall be payable on the Commencement Date (prorated as to any' partial calendar month at the beginning of the Term).

     (b) During the Term, Lessee shall pay' as additional rent, monthly, in advance on or before the Payment Date, an amount equal to $8,326 ("Additional Rent"). Upon the expiration of the Term or upon the sale of the Leased
Property to Lessee pursuant to the terms hereof, the aggregate of all Additional Rent pay' by Lessee hereunder shall be retumed to Lessee or credited against the purchase price of the Leased Property and Capital Additions, as the case may' be, less all amounts expended (and not otherwise reimbursed to Lessor through insurance proceeds or otherwise) by' Lessor during the Term for any' Environmental Costs resulting from the handling of any' Hazardous Substances in, on or under the Leased Property' or any' Capital Additions, the presence of Hazardous Substances in, on, under or about the Leased Property or any Capital Additions, and the ~'iolation of any'
Environmental Laws with respect to the Leased Property and any Capital Additions. In addition, if at any' time during the Term, Lessee elects or is required to purchase the Leased Property' pursuant to the terms hereof and the aggregate amount of Additional Rent paid by Lessee during the Term as of the date of such purchase is less than the aggregate amount expended by Lessor (and not otherwise reimbursed through insurance proceeds or otherwise or reimbursable from insurance or under the Stock Purchase Agreement solely' as a result of one or more breaches of the environmental representations, warranties and covenants of the sellers thereunder, but only' to the extent that the claims of the purchaser thereunder with respect to such breaches exceed, in aggregate, $500,000 and in no event shall more than the amount equal to the difference between the aggregate amount of such claims less $250,000 be deemed reimbursable) as of such date for any' Environmental Costs resulting from the handling of any Hazardous Substances in, on or under the Leased Property' or any' Capital Additions prior to the commencement date of this Lease, the presence of Hazardous Substances in, on, under or about the Leased Property' or any' Capital Additions which presence relates to a period prior to the commencement date of this Lease, or the violation of any'
Environmental Laws with respect to the Leased Property' and any' Capital Additions prior to the commencement date of this Lease (the "Deficiency' Amount"), then, in addition to all other amounts required to be paid by' Lessee hereunder in connection with the purchase of the Leased Premises,

Lessee agrees to pay Lessor an amount equal to the Deficiency' Amount on the date of such purchase. The parties hereto agree that, from and after the date of purchase by' Lessee, Lessor shall have no liability or obligation with respect to any of the matters described in the foregoing sentence and that all such matters shall be the sole responsibility of Lessee.

     3.2 Additional Charges. In addition to the Minimum Rent and Additional Rent, (i) Lessee shall also pay' and discharge as and when due and pay'able all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease; and (ii) in the event of any failure on the part of Lessee to pay any of those items referred to in clause
(i) above, Lessee shall also promptly pay and discharge every fine, penalty, interest and cost which may be added for nonpayment or late payment of such items (the items referred to in clauses (i) and (ii) above being referred to herein collectively' as the "Additional Charges").

     3.3 Late Payment of Rent. LESSEE HEREBY ACKNOWLEDGES THAT LATE PAYMENT BY LESSEE TO LESSOR OF RENT WILL CAUSE LESSOR TO INCUR COSTS NOT CONTEMPLATED HEREUNDER, THE EXACT AMOUNT OF WHICH IS PRESENTLY ANTICIPATED TO BE EXTREMELY DIFFICULT TO ASCERTAIN. SUCH COSTS MAY INCLUDE PROCESSING AND ACCOUNTING CHARGES AND LATE CHARGES WHICH MAY BE IMPOSED ON LESSOR BY THE TERMS OF ANY LOAN AGREEMENT AND OTHER EXPENSES OF A SIMILAR OR DISSIMILAR NATURE. ACCORDINGLY, IF ANY INSTALLMENT OF RENT OTHER THAN ADDITIONAL CHARGES PAYABLE TO A PERSON OTHER THAN LESSOR SHALL NOT BE PAID WITI-ll'N THREE (3) BUSINESS DAYS AFTER ITS DUE DATE, LESSEE WILL PAY LESSOR ON DEMAND A LATE CHARGE EQUAL TO THE LESSER OF (I) FIVE PERCENT (5%) OF THE AMOUNT OF SUCH INSTALLMENT OR
(II) THE MAXIMUM AMOUNT PERMITFITED BY LAW. THE PARTIES AGREE THAT THIS LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS THAT LESSOR WILL INCUR BY REASON OF LATE PAYMENT BY LESSEE. THE PARTIES FURTHER AGREE THAT SUCH LATE CHARGE IS RENT AND NOT INTEREST AND SUCH ASSESSMENT DOES NOT CONSTITUTE A LENDER OR BORROWER/CREDITOR RELATIONSHIP BETWEEN LESSOR AND LESSEE. IN ADDITION, THE AMOUNT UNPAID, INCLUDING ANY LATE CHARGES, SHALL BEAR INTEREST AT THE OVERDUE RATE COMPOUNDED MONTHLY FROM THE DUE DATE OF SUCH INSTALLMENT TO THE DATE OF PAYMENT THEREOF, AND LESSEE SHALL PAY SUCH INTEREST TO LESSOR ON DEMAND. THE PAYMENT OF SUCH LATE CHARGE OR SUCH INTEREST SHALL NOT CONSTITUTE WAIVER OF. NOR EXCUSE OR CURE, ANY DEFAULT UNDER THIS LEASE, NOR PREVENT LESSOR FROM EXERCISING ANY OTHER RIGHTS AND REMEDIES AVAILABLE TO LESSOR.

     3.4 Net Lease. This Lease is and is intended to be what is commonly' referred to as a "net. net. net" or "triple net" lease. The Rent shall be paid absolutely' net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Minimum Rent, Additional Rent and Additional Charges throughout the Term.

                                 ARTICLE IV.

4.1     IMPOSITIONS.

     4.1.1. Subject to Article XII relating to permitted contests, Lessee shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for nonpayment. Lessee shall make such payments directly to the taxing authorities where feasible, and promptly furnish to

Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay Impositions shall be absolutely fixed upon the date such Impositions become a lien upon the Leased Property, any Capital Additions or any part(s) thereof. If any' Imposition may', at the option of the taxpayer or agreement with the taxing authorities, lawfully' be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Lessee may pay' the same, and any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any' fine, penalty, premium, further interest or cost may' be added thereto.

     4.1.2 Lessor shall prepare and file all tax returns and reports as may be required by' Legal Requirements with respect to Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee shall prepare and file all other tax returns and reports related to the Leased Property' as may be required by' Legal Requirements.

     4.1.3 Any refund due from any taxing authority in respect of any Imposition paid by Lessee shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. Any' other refund shall be paid over to or retained by Lessor.

     4.1.4 Lessor and Lessee shall, upon request of the other, provide such data as is maintained by' the party' to whom the request is made with respect to the Leased Property and all Capital Additions as may be necessary' to prepare any required returns and reports at the requesting party's cost and expense. If any property covered by this Lease is classified as personal property' for tax purposes, Lessee shall file all personal property' tax returns in such jurisdictions where it must legally' so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, shall provide the other party', upon request, with cost and depreciation records necessary' for filing returns for any' properr'5' so classified as personal property'. 'Where Lessor is legally required to file personal property tax returns and to the extent practicable, Lessee shall be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest.

     4.1.5 Lessee may', upon notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property' assessments and Lessor, at Lessee's expense as aforesaid, shall reasonably' cooperate with Lessee in such protest, appeal, or other action but at no cost or expense to Lessor. Billings for reimbursement by' Lessee to Lessor of personal property' or real property taxes shall be accompanied by' copies of a bill therefor and payments thereof which identify' the personal property' or real property' with respect to which such pay'ments are made.

     4.1.6 Lessor shall give prompt notice to Lessee of all Impositions pay'able by' Lessee hereunder of which Lessor has knowledge, but Lessor's failure to give any' such notice shall in no x~'av diminish Lessee's obligations hereunder to pay' such Impositions.

     4.1.7 Impositions imposed in respect of the tax-fiscal period during which the Term commences or terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such commencement or termination, as the case may be.

     4.2 Utilities. Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property and all Capital Additions. Lessee shall also pay' or reimburse Lessor for all costs and expenses of any kind whatsoever which at any time with respect to the Term hereof may' be imposed against Lessor by reason of any of the covenants, conditions and/or restrictions affecting the Leased Property', any Capital Additions and/or any part(s) thereof, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property' which benefits the Leased Property' and/or any' Capital Additions, including any and all costs and expenses associated with any utility, drainage and parking easements.

     4.3 Insurance. Lessee shall pay or cause to be paid all premiums for the insurance coverage required to be maintained by Lessee hereunder.

     5. NO TERMINATION,ABATEMENT. ETC. Except as otherwise specifically' provided in this Lease, Lessee shall remain bound by this Lease in accordance with its terms and shall not seek or be entitled to any' abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. The respective obligations of Lessor and Lessee shall not be affected by reason of (i) any damage to or destruction of the Leased Property, any Capital Additions and/or any part(s) thereof from whatever cause and/or any Condemnation of the Leased Property, any Capital Additions and/or any part(s) thereof, (ii) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property', any Capital Additions and/or any part(s) thereof, or the interference with such use by any Person, other than such unlawful prohibition, restriction or interference by Lessor or anyone claiming by, through or under Lessor; (iii) any claim that Lessee has or might have against Lessor by reason of any' default or breach of any warranty by Lessor hereunder (other than with respect to Article XXXII hereof) or under any other agreement between Lessor and Lessee or to which Lessor and Lessee are parties; or (iv) any' bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor. Lessee hereby' specifically' waives all rights arising from any' occurrence whatsoever which may' now or hereafter be conferred upon it by' law (a) to modify, surrender or terminate this Lease or quit or surrender the Leased Property, any' Capital Additions and/or any part(s) thereof, or (b) which may' entitle Lessee to any' abatement, reduction, suspension or deferment of the Rent or other sums payable by' Lessee hereunder, except as otherwise specifically' provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events except in the event of a breach of Article XXXII hereof or unless the obligations to pay' the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by' reason of an Event of Default.

                                 ARTICLE VI.

     6.1 OWNERSHIP OF THE LEASED PROPERTY. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property' upon the terms and conditions of this Lease. Upon the expiration or earlier termination of this Lease Lessee shall, at its expense, repair and restore the Leased Property' to the condition required by Section 9.1.4.

     6.2 Transfer of Capital Additions to Lessor. Upon the expiration or earlier termination of this Lease, all fixtures shall become the property of Lessor, free of any encumbrance and Lessee shall execute all documents and take any actions reasonably necessary to evidence such ownership and discharge any' encumbrance created by' Lessee.

                                 ARTICLE VII.

     7.1 CONDITION OF THE LEASED PROPERTY. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, OR AS TO THE CONDITION OF TITLE THERETO, EXCEPT AS PROVIDED IN THE ASSET PURCHASE AGREEMENT.

     7.2 Use of the Leased Property.

     7.2.1 Lessee covenants that it will obtain and maintain all authorization and approvals needed to use and operate the Leased Property, all Capital Additions and the Facility for the Primary Intended Use and any' other use conducted on the Leased Property' and any' Capital Additions as may' be permitted from time to time hereunder in accordance with Legal Requirements.

     7.2.2 Lessee shall use or cause to be used the Leased Property, all Capital Additions and the improvements thereon for the Primary Intended Use. Lessee shall not use the Leased Property, any' Capital Additions or any part(s) thereof for any other use without the prior written consent of Lessor, which consent shall not be unreasonably' withheld, conditioned or delay'ed.

     7.2.5 Lessee shall not commit or suffer to be committed any waste on the Leased Property' and/or on or to any: Capital Additions or cause or permit any' nuisance to exist thereon or with respect thereto.

     7.2.6 Lessee shall neither suffer nor permit the Leased Property, any Capital Additions, or any part(s) thereof to be used in such a manner as (i) will impair Lessor's title thereto or to any' portion thereof or (ii) permit a claim of adverse use or possession, or an implied dedication of the Leased Property', any Capital Additions or any' part(s) thereof.

     7.3 Lessor to Grant Easements. etc. Lessor shall, from time to time so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense. but subject to the approval of Lessor, which approval shall not be unreasonably' withheld, conditioned, or delayed (i) grant easements and other rights in the nature of easements; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property'; (iii) dedicate or transfer unimproved portions of the Leased Property' for road, highway', railroad or other public purposes; (iv) execute petitions to have the Leased Property' annexed to an~' municipal corporation or utility' district; (v) execute amendments to any covenants, conditions and restrictions affecting the Leased Property'; and (vi) execute and deliver to any' Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers to the extent of its interest in the Leased Property', but only' upon delivery to Lessor of an Officer's Certificate stating that such grant release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property' and does not materially reduce the value of the Leased Property'.

                                ARTICLE VIII.

     8. COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS INSTRUMENTS, ETC. Subject to Article XII regarding permitted contests, Lessee, at its expense, shall promptly (i) comply with all Legal Requirements and Insurance Requirements regarding the use, operation, maintenance, repair and restoration of the Leased Property, Personal Property and all Capital Additions whether or not compliance therewith may' require changes in any of the Leased Improvements or any Capital Additions or interfere with the use and enjoyment of the Leased Property and (ii) procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations required for the use of the Leased Property', Personal Property and all Capital Additions for the Primary Intended Use and any' other use of the Leased Propei'ty', Personal Property and all Capital Additions then being made, and for the proper erection, installation, operation and maintenance of the Leased Property, Personal Property' and all Capital Additions. Lessor may, but shall not be obligated to, enter upon the Leased Property' and all Capital Additions and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Leased Property' and all Capital Additions, and Lessee shall reimburse Lessor for all costs and expenses incurred by Lessor in connection with such actions. Lessee covenants and agrees that the Leased Property, Personal Property and all Capital Additions shall not be used for any unlawful purpose.

                                 ARTICLE IX.

     9.1 MAINTENANCE AND REPAIR

     9.1.1 Lessee, at its expense, shall maintain the Leased Property, and every portion thereof, and all Capital Additions, and all private roadways, sidewalks and curbs appurtenant to the Leased Property', and which are under Lessee's control in good order and repair whether or not the need for such repairs occurs as a result of Lessee's use, any' prior use, the elements or the age of the Leased Property and all Capital Additions, and, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, including those necessary to comply with changes in any' Legal Requirements, whether interior or exterior, structural or nonstructural, ordinary or extraordinarv, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date. All repairs shall be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially' impair the value or the usefulness of the Leased Property', any' Capital Additions, or any part(s) thereof for the Primary' Intended Use.

     9.1.2 Lessor shall not under any' circumstances be required to (i) build or rebuild any improvements on the Leased Property or any' Capital Additions; (ii) make any repairs, replacements, alterations, restorations or renewals of any' nature to the Leased Property', whether ordinary or extraordinarv, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever ~~'ith respect thereto; or (iii) maintain the Leased Property' or any' Capital Additions in any way. Lessee hereby' waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

     9.1.3 Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any' contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property, any Capital Additions or any part(s) thereof; or (ii) giving Lessee any' right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any' claim against Lessor in respect thereof or to make any' agreement that may create, or in any way' be the basis for, any' right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property', any' Capital Additions or any part(s) thereof.


     9.1 .4 Unless Lessor shall convey any of the Leased Property to Lessee pursuant to the provisions of this Lease, Lessee shall, upon the expiration or earlier termination of the Term, vacate and surrender the Leased Property' and all Capital Additions to Lessor in the condition in which the Leased Property' was originally' received from Lessor and any Capital Additions were originally introduced to the Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear, and except as otherwise provided herein.

     9.2 Encroachments. Restrictions. Mineral Leases. etc. If any of the Leased Improvements or Capital Additions shall, at any' time, encroach upon any' property, street or right-of-way', or shall violate any restrictive covenant or other agreement affecting the Leased Property, any' Capital Additions or any parts thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property or any Capital Additions is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals, then promptly' upon the request of Lessor or any Person affected by any such encroachment, violation or impairment, Lessee, at its sole cost and expense, but subject to its right to contest the existence of any such encroachment, violation or impairment, shall protect, indemnify', save harmless and defend Lessor from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys', consultants' and experts' fees and expenses) based on or arising by reason of any' such encroachment, violation or impairment. In the event of an adverse final determination with respect to any such encroachment, violation or impairment, Lessee shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee' or (ii) make such changes in the Leased Improvements and any' Capital Addition, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment or to end such violation or impairment, including, if necessary, the alteration of any' of the Leased Improvements or any Capital Addition, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements and any' Capital Addition for the Primary' Intended Use substantially in the manner and to the extent the Leased Improvements and Capital Additions were operated prior to the assertion of such encroachment, violation or impairment. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any' policy of title or other insurance and, to the extent the recovery' thereof is not necessary to compensate Lessor for any damages incurred by' any' such encroachment. violation or impairment, Lessee shall be entitled to a credit for any sums recovered by Lessor under any' such policy of title or other insurance.

                                  ARTICLE X.

     10. ALTERATIONS. Without the prior written consent of Lessor, which consent shall not be unreasonably' withheld, Lessee shall make no Capital Additions on or structural alterations to the Leased Property' and shall not enlarge or reduce the size of the Facility. Notwithstanding the foregoing, Lessee may' make non-structural alterations to the Facility provided same do not cost, individually' or in aggregate, in excess of $125,000 (any such alteration, a "Minor Alteration"). Lessee acknowledges that it shall not be unreasonable for Lessor to withhold its consent to any proposed Capital Addition, alteration, removal or substitution that is not a Minor Alteration (any of the foregoing, an "Major Alteration") unless Lessee shall demonstrate to the reasonable satisfaction of Lessor that (a) the Fair Market Value (prior to such Major Alteration) shall not be lessened by reason of such Major Alteration, and (b) all such Major Alterations shall be completed in compliance with all Legal Requirements and Insurance Requirements. Lessee shall (a) promptly' pay' all costs and expenses incurred in connection with each such Minor Alteration or Major Alteration, and (b) discharge any and all liens filed against the Leased Premises arising out of each thereof in accordance with Article XI hereof Lessee shall procure and pay for all permits and licenses required in connection with any such Minor Alteration or Major Alteration. Notwithstanding the foregoing, Lessee shall have the right to place fixtures and equipment on the Leased Property, and such property shall remain the property of Lessee. At anytime during the Term Tenant shall have the right to, and at the expiration or earlier termination of the Lease (unless Lessor shall convey the Leased Property to Lessee pursuant to the provisions of this Lease) Lessee shall, remove its fixtures and equipment from the Leased Property, subject to Section 9.1.4 hereof.

                                 ARTICLE XI.
     II. LIENS. Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain
and  will  promptly'   discharge  at  its  expense  any  lien,   encumbrance,
attachment, title retention agreement or claim upon the Leased Property or any Capital Additions or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this Lease; (ii) the matters that existed as of the Commencement Date; (iii) restrictions, liens and other encumbrances which are consented to in writing by' Lessor, or any' easements granted pursuant to the provisions of Section 7.3; (iv) liens for Impositions which Lessee is not required to pay' hereunder; (v) subleases permitted by Article XXIV; (vi) liens for Impositions not yet delinquent; (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for amounts not yet due; and (viii) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXVI.

                                 ARTICLE XII.
     12. PERMITTED CONTESTS. Lessee, upon prior written notice to Lessor, on its own or in Lessor's name. at Lessee's expense, may contest, by' appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any' licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim; subject, however, to the further requirement that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property or any' Capital Additions; (ii) neither the Leased Property nor any Capital Additions, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, neither Lessor nor Lessee would be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) in the case of a Legal Requirement, Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be required by Lessor to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or any Capital Additions or the Rent by reason of such nonpayment or noncompliance; and (v) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained. If any such contest is finally resolved against Lessor or Lessee, Lessee shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Lessor, at Lessee's expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party' therein. The provisions of this Article XII shall not be construed to permit Lessee to contest the payment of Rent or any other amount payable by Lessee to Lessor hereunder. Lessee shall indemnify, defend, protect and save Lessor harmless from and against any liability, cost or expense of any kind that may' be imposed upon Lessor in connection with any' such contest and any loss resulting therefrom.

                                 ARTICLE XIII.
     13.1 GENERAL INSURANCE RECIUIREMENTS. During the Term, Lessee shall at all times keep the Leased Property, and all property' located in or on the Leased Property, including all Capital Additions, the Fixtures and the Personal Property, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property is located. All liability type policies must name Lessor as an "additional insured." All property, loss of rental and business interruption type policies shall name Lessor as "loss payee." Losses shall be payable to Lessor and/or Lessee as provided in Article
XIV. In addition, the policies, as appropriate, shall name as an "additional insured" or "loss payee" the holder of any mortgage, deed of trust or other security' agreement ("Facility Mortgagee") securing any indebtedness or any other Encumbrance placed on the Leased Property' in accordance with the provisions of Article XXXVI ("Facility' Mortgage") by way' of a standard form of mortgagee's loss payable endorsement. Any' loss adjustment over $250,000 shall require the written consent of Lessor, Lessee, and each Facility Mortgagee. Evidence of insurance shall be deposited with Lessor and, if requested, with any' Facility Mortgagee(s). If any' provision of any Facility' Mortgage requires deposits of insurance to be made with such Facility Mortgagee, Lessee shall either pay' to Lessor monthly' the amounts required and Lessor shall transfer such amounts to each Facility Mortgagee, or, pursuant to written direction by Lessor, Lessee shall make such deposits directly' with such Facility' Mortgagee. The policies shall insure against the following risks:

     13.1.1 Loss or damage by' fire, vandalism and malicious mischief, extended coverage perils commonly known as special form perils, sinkhole and windstorm in an amount not less than the insurable value on a replacement cost basis (as defined belov~' in Section 13.2) and including a building ordinance coverage endorsement:

     13.1.2 Loss or damage by' explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility', in such limits with respect to any' one accident as max' be reasonably requested by' Lessor from time to time:

     13.1.3 Flood (when the Leased Property' is located in whole or in part within a designated 100-year flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area;

     13.1.4 Claims for bodily injury or property damage under a policy of commercial general liability insurance with amounts not less than Three Million and No/100 Dollars ($3,000,000.00) combined single limit and Five Million No/100 Dollars ($5,000,000.00) in the annual aggregate.


     13.2 Replacement Cost. The term "replacement cost" shall mean the actual replacement cost of the insured property' from time to time with new materials and workmanship of like kind and quality'. If either party' believes that the replacement cost has increased or decreased at any time during the Term, it shall have the right to have such replacement cost redetermined by an impartial national insurance company reasonably' acceptable to both parties (the "impartial appraiser"). The party desiring to have the replacement cost so redetermined shall forthwith, on receipt of such determination by' the impartial appraiser, give written notice thereof to the other party' hereto. The determination of the impartial appraiser shall be final and binding on the parties hereto, and Lessee shall forthwith increase or decrease the amount of the insurance carried pursuant to this Article to the amount so determined by' the impartial appraiser. Each party shall pay one-half (1/2) of the fee, if any, of the impartial appraiser. If Lessee has made improvements to the Leased Property', including any Capital Additions, Lessor may' at Lessee's expense have the replacement cost redetermined at any time after such improvements are made, regardless of when the replacement cost was last determined.

     13.3 Addilonal Insurance. In addition to the insurance described above, Lessee shall maintain such additional insurance as may' be reasonably required from time to time by any Facility Mortgagee and shall further at all times maintain adequate workers' compensation coverage and any' other coverage required by Legal Requirements with respect to the Leased Property' and any Capital Additions.

     13.4 Waiver of Subrogation. All insurance policies carried by either party' covering the Leased Property' and any Capital Additions and Personal Property' including contents, fire and casualty insurance, shall expressly' waive any' right of subrogation on the part of the insurer against the other partx'. Each party' waives any' claims it has against the other party to the extent such claim is insurable in accordance with the insurance required to be maintained hereunder.

     13.5 Policy Reciuirements. All of the policies of insurance referred to in this Article shall be written in form satisfactory to Lessor and by insurance companies with a policyholder rating of "A" and a financial rating of "X" in the most recent version of Best's Key Rating Guide. Lessee shall pay' all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and with respect to any' renewal policy, at least thirty' (30) days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance in the names herein called for or to pay' the premiums therefor, or to deliver such policies or certificates thereof to Lessor. at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay' the premiums therefor, in which event the cost thereof, together with interest thereon at the Oxerdue Rate, shall be repayable to Lessor upon demand therefor. Each insurer shall agree, by' endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor thirty (30) day's' written notice before the policy or policies in question shall be altered or cancelled. Each policy shall have a deductible or deductibles, if any, which are no greater than those normally maintained for similar facilities in the State.

     13.6 Increase in Limits. If either party shall at any time believe the limits of the insurance required hereunder to be either excessive or insufficient, the parties shall endeavor to agree in writing on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by' submission to arbitration in accordance with
Section 44.1. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts required by' any' of the Facility' Mortgagees.

     13.7 Blanket Policies and Policies Covering Multiple Locations. Notwithstanding anything to the contrary' contained in this Article, Lessee's obligations to carry' the casualty' insurance provided for herein may' be brought within the coverage of a blanket policy or policies of insurance carried and maintained by Lessee; provided, however,that the coverage afforded

Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied. For any liability' policies covering facilities in addition to the Leased Property', Lessor may require excess limits as Lessor reasonably determines.

     13.8 No Separate Insurance. Lessee shall not, on Lessee's own initiative or pursuant to the request or requirement of any' third party, (i) take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by', Lessee or (ii) increase the amounts of any then existing insurance by' securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility' Mortgagees, are included therein as additional insured and the loss is payable under such insurance in the same manner as losses are pay'able under this Lease. Lessee shall immediately' notify Lessor of the taking out of any' such separate insurance or of the increasing of any' of the amounts of the then existing insurance by securing an additional policy or additional policies.

                                 ARTICLE XIV.

14.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Leased Property', any Capital Additions or any part(s) or portion(s) thereof, under any policy' of insurance required to be carried hereunder shall be paid to Lessor and made available by' Lessor to Lessee from time to time for the reasonable costs of reconstruction or repair, as the case may' be, of any' damage to or destruction of the Leased Property', any Capital Additions or any part(s) or portion(s) thereof. Any' excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property' and any' Capital Additions (or in the event neither Lessor nor Lessee is required or elects to repair and restore, all such insurance proceeds) shall be paid to Tenant except as othena~'ise specifically provided belo'v in this Article XIV. All salvage resulting from any' risk covered by' insurance shall belong to Tenant.

     14.2 Insured Casualty.

     14.2.1 If the Leased Property' and/or any Capital Additions are damaged or destroyed from a risk covered by insurance carried by Lessee such that the Facility thereby is rendered Unsuitable for its Primary' Intended Use, Lessee shall either (i) restore the Leased Property and such Capital Additions to substantially the same condition as existed immediately before such damage or destruction, or (ii) offer to acquire the Leased Property from Lessor for a purchase price equal to Fair Market Value. If Lessor does not accept Lessee's offer to so purchase the Leased Property, Lessee may either withdraw such offer and proceed to restore the Leased Property to substantially the same condition as existed immediately' before such damage or destruction or terminate the Lease in which event Lessor shall be entitled to retain the insurance proceeds.

     14.2.2 If the Leased Property and/or any Capital Additions are damaged from a risk covered by' insurance carried by' Lessee, but the Facility is not thereby rendered Unsuitable for its Primary' Intended Use, Lessee shall restore the Leased Property' and such Capital Additions to substantially' the same condition as existed immediately' before such damage. Such damage shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time after diligent efforts obtain the necessary' government approvals needed to restore and operate the Facility for its Primary Intended Use, Lessee may' offer to purchase the Leased Property for a purchase price equal to Fair Market Value. If Lessee shall make such offer and Lessor does not accept the same, Lessee may either withdraw such offer and proceed to restore the Leased Property' to substantially' the same condition as existed immediately before such damage or destruction, or terminate the Lease, in which event Lessor shall be entitled to retain the insurance proceeds.

     14.2.3 If the cost of the repair or restoration exceeds the amount of proceeds received by Lessor from the insurance required to be carried hereunder, Lessee shall contribute any' excess amounts needed to restore the Facility.

     14.2.4 If Lessor accepts Lessee's offer to purchase the Leased Property', this Lease shall terminate as to the Leased Property' upon payment of the purchase price and Lessor shall remit to Lessee all insurance proceeds pertaining to the Leased Property' then held or thereafter received by Lessor.

     14.3 Uninsured Casualty. If the Leased Property' and/or any' Capital Additions are damaged or destroyed from a risk not covered by' insurance carried by' Lessee, whether or not such damage or destruction renders the Facility' Unsuitable for the Primary Intended Use, Lessee at its expense shall restore the Leased Property' and such Capital Additions to substantially' the same condition it was in immediately' before such damage or destruction and such damage or destruction shall not terminate this Lease.

     14.4 No Abatement of Rent. This Lease shall remain in full force and effect and Lesse&s obligation to pay' the Rent and all other charges required by this Lease shall remain unabated during the period required for adjusting insurance, satisfy'ing Legal Requirements, repair and restoration.

     14.5 Waiver. Lessee ~vaives any' statutory' rights of termination which may' arise by reason of any damage or destruction of the Leased Property' and/or any' Capital Additions.

                                 ARTICLE XV.

15.     Condemnation

     15.1 Total Taking. If the Leased Property and any Capital Additions are totally and permanently' taken by Condemnation, this Lease shall terminate as of the day before the Date of Taking.

     15.2 Partial Taking. If a portion not in excess of twenty percent (20%) of the Leased Property' and any' Capital Additions is taken by Condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable for Its Primary Intended Use, but if the Facility' is thereby' rendered Unsuitable for its Primary Intended Use, this Lease shall terminate as of the day before the Date of Taking.

     15.3 Restoration. If there is a partial taking of the Leased Property and any Capital Additions and this Lease remains in full force and effect pursuant to Section 15.2, Lessor shall make available to Lessee the portion of the Award necessary and specifically identified for restoration of the Leased Property' and any' such Capital Additions and Lessee shall accomplish all necessary' restoration whether or not the amount provided by the Condemnor for restoration is sufficient.

     15.4 Award-Distribution. The entire Award shall belong to and be paid to Lessor, except that, subject to the rights of the Facility Mortgagees, Lessee shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, lost profits, value and moving expenses.

     15.5 Temporary Taking. The taking of the Leased Property, any Capital Additions and/or any' part(s) thereof, shall constitute a taking by Condemnation only when the use and occupancy by the taking authority' has continued for longer than 180 consecutive days. During any' shorter period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect and the Award allocable to the Term shall be paid to Lessee.

     15.6 Sale Under Threat of Condemnation. A sale by' Lessor to any' Condemnor, either under threat of Condemnation or while Condemnation proceedings are pending. shall be deemed a Condemnation for purposes of this Lease. Lessor may, without any' obligation to Lessee, agree to sell and/or convey' to any' Condemnor all or any portion of the Leased Property free from this Lease and the rights of Lessee hereunder without first requiring that any action or proceeding be instituted or pursued to judgment.

                                 ARTICLE XVI.

     16.1 Events of Default. Any one or more of the following shall constitute an "Event of Default":

     (a) a default shall occur under any other lease or other agreement or instrument now or hereafter with or in favor of Lessor or any' Affiliate of Lessor and made by' or with Lessee or any' Affiliate of Lessee where the default is not cured within any' applicable grace period set forth therein:

     (b) Lessee shall fail to pay any' installment of Rent when the same becomes due and payable and such failure is not cured by' Lessee within a period of five (5) day's after notice thereof from Lessor.

     (c) except as otherwise specifically' provided for in this Section 16.1, if Lessee shall fail to observe or perform any' other term, covenant or condition of this Lease and such failure is not cured by' Lessee within thirty
(30) day's after notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty' (30) days, in which case such failure shall not be deemed to be an Event of Default if Lessee proceeds promptly' and with due diligence to cure the failure and diligently' completes the curing thereof,

     (d) Lessee shall:

     (i) admit in writing its inability to pay its debts generally as they become due,

     (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

(iii) make an assignment for the benefit of its creditors,

     (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its Property, or

     (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any' other applicable law or statute of the United States of America or any' state thereof,

     (e) Lessee shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver of Lessee or of the whole or substantially all of its properrx', or approving a petition filed against it seeking reorganization or arrangement of Lessee under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any' state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty' (60) day's from the date of the entry thereof;

     (f) Except as permitted in Section 24.1, Lessee shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially' all its assets, or

     (g) the estate or interest of Lessee in the Leased Property', any' Capital Additions or any' part(s) thereof shall be le~'ied upon or attached in any' proceeding and the same shall not be vacated or discharged within the later of ninety' (90) days after commencement thereof or thirtx' (30) days after receipt by Lessee of notice thereof from Lessor.

     1 6.2 Certain Remedies. If an Event of Default shall have occurred, Lessor may' terminate this Lease by' giving Lessee notice of such termination and the Term shall terminate and all rights of Lessee under this Lease shall cease. Lessor shall have all rights at law and in equity available to Lessor as a result of any' Event of Default. Lessee shall pay as Additional Charges all costs and expenses incurred by' or on behalf of Lessor, including reasonable attorneys' fees and expenses, as a result of any' Event of Default hereunder. If an Event of Default shall have occurred and be continuing, whether or not this Lease has been terminated pursuant to this Section 16.2, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor possession of the Leased Property' and any Capital Additions and quit the same and Lessor may enter upon and repossess the Leased Property and any Capital Additions by summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any of the Personal Property from the Leased Property and any' Capital Additions.

     16.3 Damages. (i) The termination of this Lease; (ii) the repossession of the Leased Property' and any Capital Additions; (iii) the reletting of all or any portion of the Leased Property; or (iv) the failure or inability' of Lessor to collect or receive any' rentals due upon any such reletting, shall not relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any such termination occurs, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination. Thereafter, following any' such termination, Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for an Event of Default by Lessee, the sum of:

     (I) the worth at the time of award of the unpaid Rent which had been earned at the time of termination,

     (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination for the balance of the Term exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided by Landlord, plus

     (3) any' other amount necessary' to compensate Lessor for all actual detriment proximately' caused by' Lessee's failure to perform its obligations under this Lease or which in the ordinary' course of things would be likely' to result therefrom.

     As used in clauses (1) and (2) above, the "worth at the time of award" shall be computed by allox~'ing interest at the Overdue Rate

     Alternatively', if Lessor does not elect to terminate this Lease, then Lessee shall pay' to Lessor, at Lessor's option, as and for agreed damages for such Event of Default without termination of Lessee's right to possession of the Leased Property' and any' Capital Additions, each installment of said Rent and other sums payable by' Lessee to Lessor under the Lease as the same becomes due and payable, together with interest at the Overdue Rate from the date when due until paid, and Lessor may' enforce, by action or otherwise, any' other term or covenant of this Lease.

     16.4 Receiver. Upon the occurrence of an Event of Default, and upon commencement of proceedings to enforce the rights of Lessor hereunder, Lessor shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Lessor of the Leased Property and any Capital Additions of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer.

     16.5 Lessee's Obligation to Purchase. Upon the occurrence of an Event of Default hereunder, Lessor shall be entitled to require Lessee to purchase the Leased Property' on the first Minimum Rent Payment Date occurring not less than thirty (30) days after the date specified in a notice from Lessor requiring such purchase for an amount equal to the sum of Fair Market Value plus all Rent then due and payable (excluding the installment of Minimum Rent due on the purchase date). If Lessor exercises such right, Lessor shall convey the Leased Property to Lessee on the date fixed therefor in accordance with the provisions of Article XVIII upon receipt of the purchase price therefor and this Lease shall thereupon terminate. Any' purchase by Lessee of the Leased Property pursuant to this Section shall be in lieu of the damages specified in Section 16.3.

     16.6 Waiver. If Lessor initiates judicial proceedings or if this Lease is terminated by' Lessor pursuant to this Article, Lessee waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession; and (ii) the benefit of any laws now or hereafter in force exempting property' from liability' for rent or for debt.

     16.7 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default which are made to Lessor rather than Lessee due to the existence of an Event of Default shall be applied to Lessee's obligations in the order which Lessor may determine or as may be prescribed by the laws of the State.

     16.8 Lessor's Right of Appraisal. Without limiting any' other right or remedy of Lessor hereunder, upon the expiration or earlier termination of this Lease, and whether or not Lessor has ever declared or given notice to Lessee of an Event of Default, Lessor shall have the right to conduct an appraisal of the Leased Property and all Capital Additions in accordance with the appraisal procedures set forth in Article XXXIV in order to determine the negative value, if any, upon the Fair Market Value by reason of any' of the following (the "Negative FMV"): (a) any deferred maintenance or other items of repair or replacement of the Leased Property which Lessee has failed to perform or observe in accordance with the terms of this Lease; and/or (b) any other breach or failure of Lessee to perform or observe its obligations under this Lease. In the event of any such Negative FMV, the cash value thereof, together with the costs and expenses incurred by' Lessor in connection with the appraisal procedures pursuant to Article XXXIV, shall be paid by' Lessee to Lessor upon demand as an Additional Charge hereunder. The obligation of Lessee to pay' such amount, if any, shall survive the expiration or earlier termination of this Lease.

                                ARTICLE XVII.

     17. LESSOR'S RIGHT TO CURE LESSEE'S DEFAULT. If Lessee shall fail to make any' payment or to perform any' act required to be made or performed hereunder and such failure continues after the applicable cure period, if any, provided herein, Lessor, without waiving or releasing any' obligation or default, may', but shall be under no obligation to, make such payment or perform such act for the account and at the expense of Lessee, and may', to the extent permitted by law, enter upon the Leased Property and any' Capital Additions for such purpose and take all such action thereon as, in Lessor's opinion, may' be necessary' or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by' Lessor and all costs and expenses, including reasonable attorneys' fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by' Lessor, shall be paid by Lessee to Lessor on within ten
(10) days of demand.

                                ARTICLE XVIII.

     18. PURCHASE OF THE LEASED PROPERTY. If Lessee purchases the Leased Property from Lessor, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any' unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee a "bargain and sale" deed conveying the entire interest of Lessor in and to the Leased Property' to Lessee free and clear of all encumbrances other than (i) those that Lessee has agreed hereunder to pay' or discharge; (ii) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to; (iii) those liens and encumbrances which were created by Lessor after the date of this Lease; and
(iv) any other encumbrances permitted hereunder to be imposed on the Leased Property which are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee. The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid to Lessor or as Lessor may' direct in immediately' available funds. All expenses of such conveyance, including the cost of title insurance, transfer taxes and recording and escrow fees (but excluding the attorneys' fees incurred by Lessor in connection with such conveyance and release), shall be paid by Lessee.

                                 ARTICLE XIX.

                                   RESERVED


                                 ARTICLE XX.

     20. HOLDING OVER. If Lessee shall for any reason remain in possession of the Leased Property' and/or any' Capital Additions after the expiration or earlier termination of the Term, such possession shall be as a month-to-month tenant during which time Lessee shall pay as Rent each month twice the monthly Minimum Rent applicable to the prior Lease Year, together with all Additional Charges and all other sums pay'able by Lessee pursuant to this Lease. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy' and use of the Leased Property and/or any' Capital Additions. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                 ARTICLE XXI.

                                   RESERVED


                                ARTICLE XXII.

     22. RISK OF LOSS. The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property' and any' Capital Additions as a consequence of the damage or destruction thereof by' fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by' Lessor and Persons claiming from, through or under Lessor) is assumed by Lessee, and no such event shall entitle Lessee to any abatement of Rent.


                                ARTICLE XXIII.

     23. GENERAL INDEMNIFICATION. In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Lessor or Lessee, and without regard to the policy limits of any such insurance, Lessee shall protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable attorneys', consultants' and experts' fees and expenses, imposed upon or incurred by or asserted against Lessor by reason of: (i) any accident, injury' to or death of Persons or loss of or damage to property occurring on or about the Leased Property, or any' Capital Additions or adjoining sidewalks thereto during the Term; (ii) any use, misuse, non-use, condition, maintenance or repair by' Lessee of the Leased Property or any Capital Additions; (iii) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; (iv) the non-performance of any' of the terms and provisions of any' and all existing and future subleases of the Leased Property' or any' Capital Additions to be performed by any' party thereunder; and (v) the violation of any' Legal Requirement by Lessee. Any' amounts which become payable by Lessee under this Article shall be paid within ten (10) days after liability' therefor is determined by litigation or otherwise, and if not timely' paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Lessee, at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit; provided, however, that any legal counsel selected by Lessee to defend Lessor shall be reasonably satisfactory to Lessor. All indemnification covenants are intended to apply to losses, damages, injuries and claims incurred directly' by the indemnified parties and their property, as well as by the indemnifying party or third party', and their property. For purposes of this Article XXIII, any acts or omissions of Lessee, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Lessee. It is understood and agreed that payment shall not be a condition precedent to enforcement of the foregoing indemnification obligations.

                                ARTICLE XXIV.

24.     TRANSFERS.

     24.1 Prohibition. Lessee shall not, without Lessor's prior written consent, which may' not be unreasonably' with held, delayed, or conditioned by Lessor, either directly or indirectly' or through one or more step transactions or tiered transactions, voluntarily' or by operation of law, (i) assign, convey', sell, pledge, mortgage, hy'pothecate or otherwise encumber, transfer or dispose of all or any' part of this Lease or Lessee's leasehold estate hereunder, (ii) sublease all or any' part of the Leased Property and/or any' Capital Additions, or (iii) engage the services of any' Person for the management or operation of all or any' part of the Leased Property and/or any Capital Additions (each of the aforesaid acts referred to in clauses (i) through (iii) being referred to herein as a "Transfer"). Notwithstanding the foregoing, provided that the rating of the debt of Lessee by' the Rating Agencies shall not be adversely' affected as a result of such transaction or event (or, in the event of a dissolution, consolidation or merger of Lessee or any' Controlling Person with another Person, the rating of the debt of such Person by' the Rating Agencies is at least equal to that of Lessee or such Controlling Person, as applicable, immediately prior to such transaction), Lessee may undertake or effect any' of the following without the consent of
Lessor: (a) convey, sell, assign, transfer or dispose of any' stock or partnership, membership or other interests (whether equity or otherwise) in

Lessee (which shall include any' convey'ance, sale, assignment, transfer or disposition of any stock or partnership, membership or other interests (whether equity or otherwise) in any Controlling Person(s)), (b) dissolve, merge or consolidate Lessee (which shall include any dissolution, merger or consolidation of any Controlling Person) with any other Person, (c) sell, convey, assign, or otherwise transfer all or substantially all of the assets of Lessee (which shall include any sale, conveyance, assignment, or other transfer of all or substantially' all of the assets of any Controlling Person(s)), (d) sell, convey, assign, or otherwise transfer any' of the assets of Lessee (which shall include any sale, conveyance, assignment, or other transfer of any' of the assets of any' Controlling Person), or (e) enter into or permit to be entered into any' agreement or arrangement to do any of the foregoing or to grant any option or other right to any Person to do any of the foregoing (each of the aforesaid acts referred to in clauses (a) through (e), subject to the initial proviso, being referred to herein as a "Permitted Transfer").

     24.2.1 Prior to any Transfer, Lessee shall first notify' Lessor of its desire to do so and shall submit in writing to Lessor: (i) the name of the proposed Occupant, assignee, manager or other transferee; (ii) the terms and provisions of the Transfer, including any agreements in connection therewith; and (iii) such financial information as Lessor reasonably may request concerning the proposed Occupant, assignee, manager or other transferee. Lessor may', as a condition to granting such consent, which consent may be given or withheld in Lessor's sole and absolute discretion, and in addition to any' other conditions imposed by' Lessor, require that the obligations of any Occupant, assignee, manager or other transferee which is an Affiliate of another Person be guaranteed by its parent or Controlling Person.

     24.2.2 The consent by' Lessor to any Transfer shall not constitute a consent to any' subsequent Transfer or to any subsequent or successive Transfer. Any purported or attempted Transfer or Permitted Transfer contrary to the provisions of this Article XXIV shall be void and, at the option of Lessor, shall terminate this Lease.

     24.3 Attornment and Related Matters. Any Occupancy Arrangement shall be expressly subject and subordinate to all applicable terms and conditions of this Lease and provide that Lessor, at its option and without any' obligation to do so, may' require any' Occupant to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee, as sublessor, licensor or otherwise under such Occupancy Arrangement from the time of the exercise of such option to the termination of such Occupancy' Arrangement and in such case Lessor shall not be liable for any prepaid rents, fees or other charges or for any' prepaid security' deposits paid by' such Occupant to Lessee or for any' other prior defaults of Lessee under such Occupancy' Arrangement. In the event that Lessor shall not require such attornment with respect to any Occupancy' Arrangement, then such Occupancy' Arraiigement shall automatically' terminate upon the expiration or earlier termination of this Lease, including any' early termination by' mutual agreement of Lessor and Lessee. Furthermore, any' Occupancy Arrangement or other agreement regarding a Transfer shall expressly' provide that the Occupant, assignee, manager or other transferee shall furnish Lessor with such financial, operational and other information about the physical condition of the Facility', including the information required by'
Section 25.2 herein, as Lessor may' request from time to time.

     24.4 Costs. Lessee shall reimburse Lessor for Lessor's reasonable costs and expenses incurred in conjunction with the processing and documentation of any request to Transfer, including attorney's', architects', engineers' or other consultants' fees whether or not such Transfer is actually consummated.

     24.5 No Release of Lessee's Obligations. No Transfer or Permitted Transfer shall relieve Lessee of its obligation to pay the Rent and to perform all of the other obligations to be performed by Lessee hereunder. The liability of Lessee named herein and any immediate and remote successor in interest of Lessee ~ by means of any Transfer or Permitted Transfer), and the due performance of the obligations of this Lease on Lessee's part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Lease, (ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease. If any Occupant, assignee, manager or other transferee defaults in any performance due hereunder, Lessor may proceed directly' against the Lessee named herein and/or any immediate and remote successor in interest of Lessee without exhausting its remedies against such Occupant, assignee, manager or other transferee.

     24.6 Transfers In Bankruptcy. In the event of a Transfer pursuant to the provisions of the Bankruptcy' Code, all consideration payable or otherwise to be delivered in connection with such Transfer shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property' of Lessee or of the estate of Lessee within the meaning of the Bankruptcy' Code. Any consideration constituting Lessor's property' pursuant to the immediately preceding sentence and not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly' paid or delivered to Lessor. For purposes of this Section 24.8. the term "consideration" shall mean and include money, services, property and any other thing of value such as payment of costs, cancellation or forgiveness of indebtedness, discounts, rebates, barter and the like. If any such consideration is in a form other than cash (such as in kind, equity' interests, indebtedness earn-outs, or other deferred pay'ments, consulting or management fees, etc.), Lessor shall be entitled to receive in cash the then present fair market value of such consideration.

     24.7 Public Offering/Public Trading. Notwithstanding anything to the contrarv in this Article XXIV, Lessor's consent shall not be required in connection with an~' Permitted Transfer of any' stock of Lessee or any' Controlling Person(s) as a result of a public offering of Lessee's or such Controlling Person's stock which (a) constitutes a bona fide public distribution of such stock pursuant to a firm commitment underwriting or a plan of distribution registered under the Securities Act of 1933 and (b) results in such stock being listed for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market immediately' upon the completion of such public offering. In addition, so long as such stock of Lessee or any' such Controlling Person(s) is listed for trading on any' such exchange or authorized for quotation on such market, the transfer or exchange of such stock over such exchange or market shall not be deemed a Permitted Transfer hereunder unless the same (whether in one transaction or in any step or series of transactions) results, directly' or indirectly, in a change in control of Lessee or such Controlling Person(s) (including pursuant to a tender or similar offer to acquire the outstanding and issued securities of Lessee or such Controlling Person(s)).

                                 ARTICLE XXV.

25.     OFFICER'S CERTIFICATES AND FINANCIAL STATEMENTS

     25.1 Officer's Certificate. At any time and from time to time upon Lessee's receipt of not less than ten (10) business days' prior written request by Lessor, Lessee shall fumish to Lessor an Officer's Certificate certifying (i) that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect as modified and setting forth the modifications; (ii) the dates to which the Rent has been paid; (iii) whether or not, to the best knowledge of Lessee, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Lessee may have knowledge; and (iv) responses to such other questions or statements of fact as Lessor, any ground or underlying lessor, any purchaser or any current or prospective Facility Mortgagee shall reasonably request. Lessee's failure to deliver such statement within such time shall constitute an acknowledgement by Lessee that
(x) this Lease is unmodified and in full force and effect except as may be represented to the contrary by Lessor; (y) Lessor is not in default in the performance of any' covenant, agreement or condition contained in this Lease; and (z) the other matters set forth in such request, if any, are true and correct. Any' such certificate furnished pursuant to this Article may be relied upon by' Lessor and any current or prospective Facility' Mortgagee, ground or underlying lessor or purchaser of the Leased Property'.

                                ARTICLE XXVI.

     26. LESSOR'S RIGHT TO INSPECT AND SHOW THE LEASED PROPERTY AND CAPITAL ADDITIONS. Lessee shall permit Lessor and its authorized representatives to
(i) inspect the Leased Property and any Capital Additions during business hours on business day's and, where practicable, upon not less than five (5) days advance notice and accompanied by a representative of Tenant, and (ii) exhibit the same to prospective purchasers and lenders, and during the last twelve (12) months of the Term, to prospective lessees or managers, in each instance during usual business hours and subject to any reasonable security', health, safety' or confidentiality' requirements of Lessee or any' Legal
Requirement or Insurance Requirement. Lessee shall cooperate with Lessor in exhibiting the Leased Property and any Capital Additions to prospective purchasers, lenders, lessees and managers.

                                ARTICLE XXVII.

     27. NO WAIVER. No failure by' Lessor to insist upon the strict performance of any' term hereof or to exercise any right, power or remedy' hereunder and no acceptance of full or partial payment of Rent during the continuance of any' default or Event of Default shall constitute a waiver of any such breach or of any such term. No waiver of any' breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any' other then existing or subsequent breach.

                               ARTICLE XXVIII.

     28. REMEDIES CUMULATIVE. Each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by' statute or otherwise shall be cumulative and concurrent and shall be in addition to every' other right, power and remedy' and the exercise or beginning of the exercise by Lessor of any' one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by' Lessor of any or all of such other rights. powers and remedies.

                                ARTICLE XXIX.

     29. ACCEPTANCE OF SURRENDER. No surrender to Lessor of this Lease or of the Leased Property' or any' Capital Additions or any' part(s) thereof or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                 ARTICLE XXX.

     30. NO MERGER. There shall be no merger of this Lease or of the leasehold estate created hereby' by' reason of the fact that the same Person may acquire, own or hold, directly or indirectly', (i) this Lease or the leasehold estate created hereby' or any' interest in this Lease or such leasehold estate and (ii) the fee estate in the Leased Property.

                                ARTICLE XXXI.

     31. CONVEYANCE BY LESSOR. If Lessor or any successor owner of the Leased Property shall convey the Leased Property' other than as security' for a debt, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                ARTICLE XXXII.

     32. QUIET ENJOYMENT. So Iong as Lessee shall not be in default beyond the expiration of any' grace or cure periods provided herein, Lessee shall peaceably and quietly have, hold and enjoy' the Leased Property' for the Term, free of any claim, hindrance or other action by Lessor or anyone claiming by', through or under Lessor, but subject to the terms of this Lease.

                               ARTICLE XXXIII.

     33.   NOTICES.   Any  notice,   consent,   approval,   demand  or  other
communication required or permitted to be given hereunder (a "notice") must be in writing and may' be served personally or by U.S. Mail. If served by U.S. Mail, it shall be addressed as follows:


If to Lessor:           Kp Property Management Corporation
                        206 Danbury Road
                        Wilton, CT  06899
                        ATTN:  Vice President
                        Fax: 203-834-6360


with a copy to:         Latham & Watkins
                        885 Third Avenue
                        New York, New York  10804
                        Attn:  Richard Trobman, Esq.
                        Fax: 212-751-4864

If to Lessee:           Shearman & Sterling
                        599 Lexington Avenue
                        New York, NY  10804
                        ATTN:  Real state Notices
                        Fax:  212-848-7300

      Any notice which is personally served shall be effective upon the date of service; any notice given by' U.S. Mail shall be deemed effectively' given, if deposited in the United States Mail, registered or certified with return receipt requested, postage prepaid and addressed as provided above, on the date of receipt, refusal or non-delivery indicated on the return receipt. In addition, either party may' send notices by facsimile or by' a nationally' recognized o~'emight courier service which provides written proof of delivery' (such as U.P.S. or Federal Express). Any notice sent by facsimile shall be effective upon confirmation of receipt in legible form, and any notice sent by a nationally' recognized overnight courier shall be effective on the date of delivery to the party at its address specified above as set forth in the courier's delivery' receipt. Either party may, by notice to the other from time to time in the manner herein provided, specify a different address for notice purposes

                                ARTICLE XXXIV.

     34. Appraiser. If it becomes necessary to determine the Fair Market Value or Fair Market Rental for any' purpose of this Lease or the Negative FMV for purposes of Section 16.8, the same shall be determined by an independent appraisal firm as may' be reasonably selected by Lessor and Lessee (the "Appraiser"), (and if the parties cannot agree, the matter shall be submitted to arbitration pursuant to the rules of the American Arbitration Association or its successor organization). Lessor shall cause such Appraiser to make such determination as of the relevant date (giving effect to the impact, if any', of inflation from the date of the Appraiser's decision to the relevant date) and the determination of such Appraiser shall be final and binding upon the parties. A written report of such Appraiser shall be delivered and addressed to each of Lessor and Lessee. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, an appraisal of Fair Market Value for purposes of this Lease shall take into account and shall give appropriate consideration to all three customary' methods of appraisal (i.e., the cost approach, the sales comparison approach and the income approach). and no one method or approach shall be deemed conclusive simply by reason of the nature of Lessor's business or because such approach may' have been used for purposes of determining the fair market value of the Facility' at the time of acquisition thereof by' Lessor. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any' determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay one-half of the fees and expenses of the Appraiser and one-half of all other costs and expenses incurred in connection with such appraisal.

                                ARTICLE XXXV.

     35.1 LESSEE'S OPTION TO PURCHASE THE LEASED PROPERTY. Lessee shall have the option to purchase the Leased Property' free and clear of (a) the mortgage encumbering the Leased Property' as of the date hereof and (b) any' encumbrance created by Lessor after the date hereof, from and after the expiration of the second (2nd) Lease Year on the date of such expiration, or on any date that is a sixmonth "anniversary"' of the date of such expiration, for a purchase price equal to Fair Market Value. Lessee may exercise such option to purchase the Leased Property by giving written notice of its exercise to Lessor not less than two (2) months prior to the expiration of the second Lease Year or such date that is a six-month "anniversary" of the expiration of the second Lease Year, as applicable.

     36.1 LESSOR MAY GRANT LIENS. Without the consent of Lessee, Lessor may', from time to time, directly' or indirectly', create or otherwise cause to exist any' ground lease, mortgage, trust deed, lien, encumbrance or title retention agreement (collectively, an "encumbrance") upon the Leased Property and any' Capital Additions or any part(s) or portion(s) thereof or interests therein. This Lease is and at all times shall be subject and subordinate to any such encumbrance which may' now or hereafter affect the Leased Property' and/or any' such Capital Additions and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required; provided, however, that in confirmation of such subordination, Lessee shall execute promptly' any certificate or document that Lessor or any ground or underlying lessor, mortgagee or beneficiary may' request for such purposes. If, in connection with obtaining financing or refinancing for the Leased Property and/or any such Capital Additior~s, a Facility' Mortgagee or prospective Facility Mortgagee shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Lessee shall not withhold or delay' its consent thereto.

     36.2 Attomment. If Lessor's interest in the Leased Property' and/or any' Capital Additions is sold or conveyed upon the exercise of any' remedy' provided for in any' Facility' Mortgage, or otherwise by' operation of law:
(i) at the new owner's option, Lessee shall attom to and recognize the new owner as Lessee's Lessor under this Lease or enter into a new lease substantially' in the form of this Lease with the new owner, and Lessee shall take such actions to confirm the foregoing within ten (10) day's after request; and (ii) the new owner shall not be (a) liable for any' act or omission of Lessor under this Lease occurring prior to such sale or conveyance, or (b) subject to any offset, abatement or reduction of rent because of any default of Lessor under this Lease occurring prior to such sale or conveyance.

                               ARTICLE XXXVII.

     37.1 HAZARDOUS SUBSTANCES. Lessee shall not allow any Hazardous Substance to be located in, on. under or about the Leased Property' or incorporated in the Facility'; provided, however, that Hazardous Substances may' be brought, kept, used or disposed of in, on or about the Leased Property or any' Capital Additions in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use and which are brought, kept, used and disposed of in strict compliance with Legal Requirements. Lessee shall not allow the Leased Property' or any' Capital Additions to be used as a waste disposal site or, except as permitted in the immediately' preceding sentence, for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance.

     37.2 Notices. Lessee shall provide to Lessor promptly, and in any event within ten (10) days upon Lessee's receipt thereof, a copy of any notice, or notification with respect to, (i) any violation of a Legal Requirement relating to Hazardous Substances located in, on, or under the Leased Property or any' Capital Additions or any adjacent property thereto; (ii) any enforcement, cleanup, removal, or other governmental or regulatory' action instituted, completed or threatened with respect to the Leased Property' or any Capital Additions; (iii) any claim made or threatened by any Person against Lessee or the Leased Property or any Capital Additions relating to damage, contribution, cost recovery, compensation, loss, or injury' resulting from or claimed to result from any Hazardous Substance; and (iv) any' reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Substance in, on, under or removed from the Leased Property' or any' Capital Additions, including any' complaints, notices, warnings or asserted violations in connection therewith.

     37.3 Remediation. If Lessee becomes aware of a violation of any' Legal Requirement relating to any' Hazardous Substance in, on, under or about the Leased Property or any Capital Additions or any' adjacent property thereto, or if Lessee, Lessor or the Leased Property or any Capital Additions becomes subject to any' order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Leased Property and any Capital Additions, Lessee shall immediately' notify Lessor of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation (any one or more of the foregoing actions, a "Remediation"). If Lessee fails to implement and diligently pursue any such Remediation for which it is obligated hereunder, Lessor shall have the right, but not the obligation, to carry out such Remediation and to recover from Lessee all of Lessor's costs and expenses incurred in connection therewith. Notwithstanding anything in this Section
37.3 to the  contrary,  during  the Term and  prior to the sale of the  Leased
Property' to Lessee, Lessee's obligation to effect Remediation, and to reimburse to Lessor Lessor's costs in connection with Remediation undertaken by Lessor as a result of Lessee's failure to comply' with its obligations under this Section 37.3, shall pertain only to environmental conditions arising from or related to the Handling or presence of Hazardous Substances occurring or appearing during the Term; it being understood and agreed that, from and after a sale of the Leased Property' to Lessee, Lessee shall be responsible for all Remediation of the Leased Property' and any Capital Additions regardless of when the triggering environmental condition arose.

     37.4 Indemnitx. Lessee shall indemnify, defend, protect, save, hold harmless, and reimburse Lessor for, from and against any' and all costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, "Environmental Costs") (whether or not arising Out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Lessor) incurred in connection with, arising out of, resulting from or incident to, directly' or indirectly, events occurring during the Term (it being understood and agreed that, from and after a sale of the Leased Property' to Lessee, Lessee's indemnity' shall cover all Environmental Costs associated with the Leased Property' regardless of when they arose) (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, release or other handling or disposition of any' Hazardous Substances from, in, on or about the Leased Property' or any' Capital Additions (collectively', "Handling"), including the effects of such Handling of any' Hazardous Substances on any' Person or property' within or outside the boundaries of the Leased Property or any' Capital Additions, (ii) the presence of any Hazardous Substances in, on, under or about the Leased Property' or any' Capital Additions and (iii) the violation of any Legal Requirements (including Environmental Laws). "Environmental Costs" include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual, consequential and punitive damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, reasonable attomey's fees, expert fees, consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing.

     Without limiting the scope or generality of the foregoing, Lessee expressly agrees to reimburse Lessor for any and all costs and expenses incurred by Lessor (to the extent arising from or related to the Handling or presence of any Hazardous Substance occurring or first appearing during the Term, it being understood and agreed that, from and after a sale of the Leased Property to Lessee, Lessee shall reimburse Lessor for any and all of the following costs and expenses regardless of when the triggering environmental condition arose):

     (a) In investigating any and all matters relating to the Handling of any Hazardous Substances, in, on, from, under or about the Leased Property' or any Capital Additions;

     (b) In bringing the Leased Property or any' Capital Additions into compliance with all Legal Requirements; and

     (c) Removing, treating, storing, transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Leased Property' or any' Capital Additions or offsite.

     If any' claim is made hereunder, Lessee agrees to pay such claim promptly, and in any' event to pay such claim within thirty (30) calendar days after receipt by Lessee of notice thereof. If any such claim is not so paid and Lessor is ultimately found or agrees to be responsible therefore, Lessee agrees also to pa~' interest on the amount paid from the date of the first notice of such claim, at the Overdue Rate.

     37.5 Environmental Inspection. Lessor shall have the right, from time to time, and upon not less than five (5) business day's' written notice to Lessee, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of the Leased Property and all Capital Additions to determine the existence or presence of Hazardous Substances on or about the Leased Property' or any' such Capital Additions. Lessor shall have the right to enter and inspect the Leased Property' and all Capital Additions, conduct any testing, sampling and analyses it deems necessary' and shall have the right to inspect materials brought into the Leased Property or any such Capital Additions. Lessor may', in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith. All costs and expenses incurred by' Lessor under this Section shall be paid on demand as Additional Charges by'

Lessee to Lessor. Failure to conduct an environmental inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion be intended as a release of any' liability' for environmental conditions subsequently' determined to be associated with or to have occurred during Lessee's tenancy. Lessee shall remain liable for any' environmental condition related to or having occurred during its tenancy regardless of when such conditions are discovered and regardless of whether or not Lessor conducts an environmental inspection at the termination of the Lease. The obligations set forth in this Article shall survive the expiration or earlier termination of the Lease.

                               ARTICLE XXXVIII.

     38. Memorandum Of Lease. Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State. Lessee shall pay' all costs and expenses of recording any such memorandum and shall fully cooperate with Lessor in removing from record any' such memorandum upon the expiration or earlier termination of the Term.

                                 ARTICLE XLI.

     41. Authority. If Lessee is a corporation, trust, or partnership, Lessee, and each individual executing this Lease on behalf of Lessee, represent and warrant that each is duly authorized to execute and deliver this Lease on behalf of Lessee and shall within thirty (30) days after execution of this Lease and if requested by' Lessor deliver to Lessor evidence of such authority reasonably satisfactory' to Lessor. Lessor represents and warrants that it is duly authorized to execute and deliver this Lease and shall within thirty'
(30) day's after execution of this Lease and if requested by Lessee deliver to Lessee evidence of such authority' reasonably satisfactory' to Lessee.

                                ARTICLE XLII.

     42. ATTORNEYS' FEES. If Lessor or Lessee brings an action or other proceeding (including an arbitration pursuant to Article XLIV) against the other to enforce any' of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by' reason of any' breach or default hereunder or thereunder, the party' prevailing in any' such action or proceeding and any' appeal thereupon shall be paid all of its costs and reasonable attorney's' fees incurred therein. In addition to the foregoing and other provisions of this Lease that specifically require Lessee to reimburse, pay or indemnify' against Lessor's attorney's' fees, Lessee shall pay', as Additional Charges, all of Lessor's reasonable attorneys' fees incurred in connection with the administration or enforcement of this Lease. including attorney's' fees incurred in connection with Lessee's exercise of its option to purchase the Leased Property' pursuant to Section 16.5.2, the review, negotiation or documentation of any subletting. assignment, or management arrangement or any' consent requested in connection there~vith, and the collection of past due Rent.

                                ARTICLE XLIII.

     43. BROKERS. Lessee warrants that it has not had any contact or dealings with any' Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessee shall indemnify, protect, hold harmless and defend Lessor from and against any' liability with respect to any fee or brokerage commission arising out of any act or omission of Lessee. Lessor warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any' fee or brokerage commission in connection with this Lease, and Lessor shall indemnify, protect, hold harmless and defend Lessee from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessor.

44.     SUBMISSION TO ARBITRATION.

     44.1 Except as provided in Section 44.2 below, any' controversy, dispute or claim of whatsoever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort or statute, shall be determined by' final and binding, confidential arbitration in accordance with the then current American Arbitration Association ("AAA") in accordance with its then-existing Commercial Arbitration Rules, with a sole arbitrator selected in accordance with such AAA rules. Any arbitration hereunder shall be governed by' the United States Arbitration Act, 9 U.S.C. 1-16 (or any successor legislation thereto), and judgment upon the award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Neither Lessor, Lessee nor the arbitrator shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of all parties; provided, however, that either party may disclose the existence, content or results of any such arbitration to its partners, officers, directors, employees, agents, attorneys and accountants and to any other Person to whom disclosure is required by applicable Legal Requirements, including pursuant to an order of a court of competent jurisdiction. Unless otherwise agreed by' the parties, any' arbitration hereunder shall be held at a neutral location selected by' the arbitrator in the major metropolitan area in the State closest in proximity' to the Leased Property'. The cost of the arbitrator and the expenses relating to the arbitration (exclusive of legal fees) shall be borne equally' by Lessor and Lessee unless otherwise specified in the award of the arbitrator. Such fees and costs paid or payable to the arbitrator shall be included in "costs and reasonable attorney's' fees" for purposes of Article XLII and the arbitrator shall specifically' ha~'e the power to award to the prevailing party' pursuant to such Article XLII such party's costs and expenses incurred in such arbitration, including fees and costs paid to the arbitrator.

44.2 The provisions of this Article XLIV shall not apply' to:

     (a) Any' unlawful detainer or other similar summary or expedited proceeding for ejectment or recovery' of possession of the Leased Property' and Capital Additions instituted by Lessor in accordance with applicable Legal Requirements as the result of an Event of Default or alleged Event of Default by' Lessee pursuant to this Lease. In addition, if permitted by' applicable Legal Requirements, Lessor shall be entitled in connection with any' such proceeding to seek any' damages to which it is entitled at law, including those set forth in Article XVI.

     (b) Any' specific controversy, dispute, question or issue as to which this Lease specifically' provides another method of determining such controversy', dispute, question or issue and provides that a determination pursuant to such method is final and binding, unless both Lessor and Lessee agree in writing to waive such procedure and proceed instead pursuant to this
Article XLIV.

     (c) Any request or application for an order or decree granting any provisional or ancillary remedy (such as a temporary restraining order or injunction) with respect to any right or obligation of either party to this Lease, and any preliminary determination of the underlying controversy', dispute, question or issue as is required to determine whether or not to grant such relief. A final and binding determination of such underlying controversy, dispute, question or issue shall be made by an arbitration conducted pursuant to this Article XLIV after an appropriate transfer or reference to the arbitrator selected pursuant to this Article XLIV upon motion or application of either party hereto.

     Any ancillary or provisional relief which is granted pursuant to this clause (c) shall continue in effect pending an arbitration determination and entry' of judgment thereon pursuant to this Article XLIV.

                                 ARTICLE XLV.

45. MISCELLANEOUS

     45.1 Survival. Anything contained in this Lease to the contrary' notwithstanding, all claims against, and liabilities and indemnities of, Lessee or Lessor arising prior to the expiration or earlier termination of the Term shall survive such expiration or termination. In addition, all claims against, and all liabilities and indemnities hereunder of Lessee shall continue in full force and effect and in favor of the Lessor named herein and its successors and assigns, notwithstanding any conveyance of the Leased Property to Lessee.

     45.2 Severability. If any term or provision of this Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

     45.3 Non-Recourse. Lessee specifically agrees to look solely to the Leased Property' for recovery' of any' judgment from Lessor. It is specifically' agreed that no constituent partner in Lessor or officer, director or employee of Lessor shall ever be personally liable for any' such judgment or for the pa~ment of any monetary' obligation to Lessee. The provision contained in the foregoing sentence is not intended to, and shall not, limit any' right that Lessee might otherwise have to obtain injunctive relief against Lessor, or any' action not involving the personal liability of Lessor. Furthermore, except as otherwise expressly' provided herein, in no event shall Lessor ever be liable to Lessee for any' indirect or consequential damages suffered by' Lessee from whatever cause.

     45.4 Successors and Assigns. This Lease shall be binding upon Lessor and its successors and assigns and, subject to the provisions of Article XXIV, upon Lessee and its successors and assigns.

     45.5 Termination Date. If this Lease is terminated by' Lessor or Lessee under any' provision hereof, and upon the expiration of the Term (collectively', the "termination date"), in each case without Lessee having previously' exercised its right under Article XXXV to purchase the Leased Property', the following shall pertain:

     (i) Lessee shall vacate and surrender the Leased Property, and all Capital Additions to Lessor in the condition required by Section 9.1.4. Prior to such vacation and surrender, Lessee shall remove any items which Lessee is permitted or required to remove hereunder. Lessee shall, at Lessee's cost, repair any damage to the Leased Property and any Capital Additions caused by such vacation and/or removal of any items which Lessee is required or permitted hereunder to remove. Any items which Lessee is permitted to remove but fails to remove prior to the surrender to Lessor of the Leased Property and any Capital Additions shall be deemed abandoned by Lessee, and Lessor may' retain or dispose of the same as Lessor sees fit without claim by Lessee thereto or to any' proceeds thereof. If Lessor elects to remove and dispose of any such items abandoned by Lessee, the cost of such removal and disposal shall be an Additional Charge payable by Lessee to Lessor upon demand. Lessee shall pay all amounts payable by it through the termination date and any costs charged pursuant to the immediately' preceding sentence, each of the parties shall bear their own costs and fees incurred (including all costs incurred in performing their respective obligations hereunder) through the termination date and from and after the termination date neither party shall have any' further obligations to the other, except for those obligations set forth in this clause (i), those obligations hereunder which are intended to survive the expiration or earlier termination of this Lease and those specific obligations set forth in clause (ii) below.

     (ii) Notwithstanding the provisions of clause (i), upon any' termination or expiration of this Lease (including, with respect to clauses (a) through (c) and (I) following below, as a result of Lessee's exercise of its right under Article XXXV to purchase the Leased Property'), the following shall pertain:

     (a) Lessee agrees to defend, protect, indemnify, defend and hold harmless Lessor from and against any' and all claims, costs, losses, expenses, damages, actions, and causes of action for which Lessee is responsible under this Lease (including Lessee's indemnification obligations under Articles XXIII and XXXVII) and which accrue or have accrued on or before the termination date

     (b) Lessee shall remain liable for the cost of all utilities used in or at the Leased Property' and any Capital Additions through the termination date and accrued and unpaid, whether or not then billed, as of the termination date until full payment thereof by Lessee. Lessee shall obtain directly' from the companies providing such services closing statements for all services rendered through the termination date and shall promptly pay the same. If any utility statement with respect to the Leased Property' and any Capital Additions includes charges for a period partially' prior to and partially' subsequent to the termination date, such charges shall be prorated as between Lessor and Lessee, with Lessee responsible for the portion thereof (based upon a fraction the numerator of which is the number of day's of service on such statement through the termination date and the denominator of which is the total number of days of service on such statement) through the termination date and Lessor shall be responsible for the balance, unless Lessee shall have exercised its right to purchase the Leased Property' in which event Lessee shall be responsible for all such charges. The party' receiving any such statement which requires proration hereunder shall promptly' pay' such statement and the other party' shall, within ten (10) day's after receipt of a copy of such statement, remit to the party' pa~'ing the statement any' amount for which such other party is responsible hereunder.

     (c) Lessee shall remain responsible for any' and all Impositions imposed against the Leased Property, the Personal Property and any Capital Additions with a lien date prior to the termination date (irrespective of the date of billing therefor) and for its pro rata share of any' Impositions imposed in respect of the tax-fiscal period during which the Term terminates as provided in Section 4.1.7, and Lessee shall indemnify and hold Lessor harmless with respect to any' claims for such Impositions or resulting from nonpayment thereof.

     (d) Lessee shall deliver the Leased Property together with the fixtures and equipment (which is not Personal Property) thereon and therein, and any Capital Additions, to Lessor free and clear of all liens and encumbrances, other than liens and encumbrances created by' Lessor after the date of this Lease.

     (e) Lessee shall execute all documents and take any' actions reasonably necessary' to remove this Lease and/or any' memorandum hereof as a matter affecting title to the Leased Property' as provided in Article XXXVIII.

     (f) Lessee shall remain responsible for and shall promptly pay' to Lessee any' Additional Charge owed to Lessor pursuant to Section 16.8.

     45.6 Governing Law. THIS LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     45.7 Waiver of Trial by Jury. EACH OF LESSOR AND LESSEE ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES AND THE STATE. EACH OF LESSOR AND LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LESSOR AND LESSEE WITH RESPECT TO THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE: EACH OF LESSOR AND LESSEE HEREBY AGREES AND CONSENTS THAT, SUBJECT TO ARTICLE XLIV, ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A TRIAL COURT WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     45.8 Lessee Counterclaim and Equitable Remedies. Lessee hereby' waives the right to interpose counterclaim in any' summary proceeding instituted by' Lessor against Lessee or in any' action instituted by Lessor for unpaid Rent under this Lease. In the event that Lessee claims or asserts that Lessor has violated or failed to perform a covenant of Lessor not to unreasonably' withhold or delay' Lessor's consent or approval hereunder, or in any case where Lessor's reasonableness in exercising its judgment is in issue, Lessee's sole remedy shall be an action for specific performance, declaratory judgment or injunction, and in no event shall Lessee be entitled to any monetary damages for a breach of such covenant, and in no event shall Lessee claim or assert any claims for monetary damages in any action or by' way' of set-off defense or counterclaim, and Lessee hereby specifically waives the right to any' monetary' damages or other remedies in connection with any such claim or assertion.

     45.9 Entire Agreement. This Lease, the Exhibits hereto, the Asset Purchase Agreement and such other documents as are contemplated hereunder, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by' an agreement in writing signed by' the parties. Other than the Asset Purchase Agreement, Lessor and Lessee hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property' are merged into and revoked by' this Lease.

     45.10 Headings. All titles and headings to sections, subsections, paragraphs or other divisions of this Lease are only' for the convenience of the parties and shall not be construed to have any' effect or meaning with respect to the other contents of such sections, subsections, paragraphs or other divisions, such other content being controlling as to the agreement among the parties hereto.

     45.11 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

     45.12 Joint and Several. If more than one Person is the Lessee under this Lease, the liability' of such Persons under this Lease shall be joint and several.

     45.13 Interpretation. Both Lessor and Lessee have been represented by' counsel and this Lease and every' provision hereof has been freely' and fairly' negotiated. Consequently', all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly' construed against any party'.

     45.14 Time of Essence. Time is of the essence of this Lease and each provision hereof in which time of performance is established.

     45.15 Force Maieure. In the event that either Lessor or Lessee is delay'ed in performing its respective obligations pursuant to this Lease by' any' cause beyond the reasonable control of the party' required to perform such obligation, the time period for performing such obligation shall be extended by' a period of time equal to the period of the delay. For purposes of this Lease:

     (a) A cause shall be bey'ond the reasonable control of a party to this Lease when such cause would affect any person similarly situated (such as power outage, labor strike, lockout, civil commotion, riot, Act of God or trucker's strike or any other cause outside the control of the party' that could not be avoided by' the exercise of due cause) but shall not be beyond the reasonable control of such party' when peculiar to such party' (such as financial inability or failure to order long lead time material sufficiently in advance).

     (b) This Section shall not apply to any' obligation to pay money' or otherwise perform any' financial obligation hereunder.

     (c) In the event of any occurrence which a party believes constitutes a cause beyond the reasonable control of such party and which will delay any performance by such party', such party shall promptly in writing notify the other party of the occurrence and nature of such cause, the anticipated period of delay and the steps being taken by such party to mitigate the effects of such delay.

     45.16 Further Assurances. The parties agree to promptly sign all documents reasonably' requested to give effect to the provisions of this Lease.

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed and attested by' their respective officers thereunto duly authorized.



KP PROPERTY CORPORATION MANAGEMENT

By:______________________________

Its:_____________________________



BE AEROSPACE INC.

By:______________________________

Its:_____________________________